SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the registrant ☒ Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, For Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

DEVCON INTERNATIONAL CORP.

(Name of Registrant as Specified in Its Charter)

DEVCON INTERNATIONAL CORP.

(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date Filed:

DEVCON INTERNATIONAL CORP.

1350 EAST NEWPORT CENTER DRIVE, SUITE 201

DEERFIELD BEACH, FLORIDA 33442

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 30, 2004

To our shareholders:

A special meeting of our shareholders will be held at the Deerfield Beach Hilton, Hillsboro Executive Center North, 100 Fairway Drive, Deerfield Beach, Florida on Friday, July 30, 2004 at 11:30 a.m., local time. At this special meeting, our shareholders will act on the following matters:

(1)	Approval and authorization of the issuance and sale by Devcon International Corp. to Coconut Palm Capital Investors I, Ltd. of up to 2,000,000 units, including the shares of common stock underlying these units, for a purchase price of nine dollars ($9.00) per unit, each unit consisting of 1 share of common stock and warrants to purchase an aggregate of 2 shares of common stock at various exercise prices set forth in the accompanying proxy statement;

(2)	Approval of amendments to our Articles of Incorporation to increase the number of authorized shares of our common stock to 50,000,000 shares, increase the size of our board of directors from seven to nine members and allow our board of directors to set the size of the board in the future (Proposals (1) and (2) are referred to in this notice, collectively, as the Transaction);

(3)	Election of nine (9) members to our board of directors to serve until the 2005 annual meeting or until their successors have been duly elected and qualified; and

(4)	Any other matters that properly come before the special meeting and any and all adjournments or postponements of the special meeting.

While the proposals are being listed separately for purposes of voting, they are all interdependent. Accordingly, the obtaining of shareholder approval for each proposal is a condition precedent to the effectiveness of the other proposals set forth in this proxy statement. If each of the proposals is adopted by our shareholders, the special meeting will be deemed to be a special meeting in lieu of our 2004 annual meeting, and we will not hold a separate annual meeting. The election of the board is contingent upon the closing of the Transaction; and if the Transaction does not close the election of the board will not become effective.

We have fixed the close of business on June 14, 2004 as the record date for determining those shareholders entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

By Order of the Board of Directors

Donald L. Smith, Jr. President

Deerfield Beach, FL

July 12, 2004

This is an important meeting and you are invited to attend the meeting in person. Whether or not you expect to be present at the special meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed return envelope. No postage is required if mailed in the United States. Shareholders who execute a proxy card may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

DEVCON INTERNATIONAL CORP.

1350 East Newport Center Drive, Suite 201

Deerfield Beach, Florida 33442

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

This proxy statement contains information relating to a special meeting of our shareholders to be held on Friday, July 30, 2004, beginning at 11:30 a.m. local time, at the Deerfield Beach Hilton, Hillsboro Executive Center North, 100 Fairway Drive, Deerfield Beach, Florida, and to any adjournments or postponements. Our board of directors is soliciting your proxy with respect to the matters to be voted upon at this meeting. The approximate date that this proxy statement and the enclosed form of proxy are first being sent to shareholders is July 12, 2004.

You should review the information provided in this proxy statement together with our 2004 Annual Report, which accompanies this proxy statement. Our telephone number is (954) 429-1500.

PURPOSES OF THE MEETING

At the special meeting, our shareholders will consider and vote upon the following matters:

(1)	Approval and authorization of the issuance and sale by Devcon International Corp. to Coconut Palm Capital Investors I, Ltd. of up to 2,000,000 units, including the shares of common stock underlying these units, for a purchase price of nine dollars ($9.00) per unit, each unit consisting of 1 share of common stock and a warrant to purchase 1 share of common stock at an exercise price of $10.00 per share, a warrant to purchase 1/2 share of common stock at an exercise price of $11.00 per share and a warrant to purchase 1/2 share of common stock at an exercise price of $15.00 per share;

(2)	Approval of amendments to our Articles of Incorporation to increase the number of authorized shares of our common stock to 50,000,000 shares, increase the size of our board of directors from seven to nine members and allow our board of directors to set the size of the board in the future (Proposals (1) and (2) are referred to in this proxy statement collectively as the Transaction);

(3)	Election of nine (9) members to our board of directors to serve until the 2005 annual meeting or until their successors have been duly elected and qualified; and

(4)	Any other matters that properly come before the special meeting and any and all adjournments or postponements of the special meeting.

While the proposals are being listed separately for purposes of voting, they are all interdependent. Accordingly, the obtaining of shareholder approval for each proposal is a condition precedent to the effectiveness of the other proposals set forth in this proxy statement. The election of the board is contingent upon the closing of the Transaction; and if the Transaction does not close the election of the board will not become effective.

Our board of directors considered and evaluated the Transaction mentioned above. In connection with its evaluation, our board of directors engaged Capitalink, L.C. to act as its financial advisor. Capitalink has rendered its opinion, dated as of April 1, 2004, to the effect that, as of that date and based upon and subject to the assumptions, limitations and qualifications set forth in its opinion, the issuance of the units at the price stated in this proxy statement is fair, from a financial point of view, to our shareholders. A copy of this opinion is attached to the accompanying proxy statement as Annex A.

Our board of directors has determined that the Transaction and the election of the nominees to our Board of Directors are in our best interests and the best interests of our shareholders. Our board of directors has approved, and recommends that you vote in favor of, the Transaction. Our board of directors has approved the nomination of and recommends that you vote to elect the nine nominees to our board of directors.

SUMMARY TERM SHEET

This term sheet is a summary of the material terms of our proposed issuance of shares of our common stock to Coconut Palm Capital Investors I, Ltd. This term sheet does not contain all of the information regarding the stock issuance that you may consider important.

•	Devcon has been investigating strategic alternatives since 2002 and has determined to pursue entering into the security services business.

•	Coconut Palm Capital Investors I, Ltd. was formed as a special-purpose entity by Richard C. Rochon and Mario B. Ferrari to acquire equity interests in Devcon. Coconut Palm Capital Investors I, Ltd. is an affiliate of Royal Palm Capital Partners, Ltd. Royal Palm is a private equity investment and management firm whose Chairman and Chief Executive Officer, Richard. C. Rochon, served for 14 years as President of Huizenga Holdings, Inc., a management and holding company owned by H. Wayne Huizenga. (See “Summary” on page 3).

•	We intend to enter the security services business by targeting potential acquisitions, or initial platform acquisitions, of security services businesses in the United States and its territories from which we may form the Security Services Division. The growth of this new Security Services Division will be financed with the funds received by us in the proposed transaction as well as by accessing the equity and debt capital markets to the extent access to such markets is deemed to be favorable by our board of directors. (See “Description of the Purchase Agreement” on page 36).

•	We are proposing to issue and sell to Coconut Palm up to a total of 2,000,000 units for a purchase price of $9.00 per unit. Each unit will consist of (a) 1 share of common stock; (b) a warrant to purchase 1 share of common stock at an exercise price of $10.00 per share and a term of 3 years; (c) a warrant to purchase 1/2 share of common stock at an exercise price of $11.00 per share and a term of 4 years; and (d) a warrant to purchase 1/2 share of common stock at an exercise price of $15.00 per share and a term of 5 years. (See “Summary” on page 3).

•	Under the governing purchase agreement, Coconut Palm has the right, but not the obligation, to purchase 333,333 out of the 2,000,000 units at the same purchase price if they so elect within 5 days prior to the closing of this transaction. (See “Description of Purchase Agreement” on page 36).

•	Ultimately, we anticipate that with the sale of the units and the formation of the Security Services Division, Devcon will no longer operate solely through its traditional two segments—the Materials Division and the Construction Division. In the long term, we will work to make the Security Services Division the dominant operation of Devcon. (See “The Transaction – Shift in the Focus of Business” on page 17).

•	In connection with this transaction, our board of directors has approved the nominations of Richard C. Rochon and Mario B. Ferrari, affiliates of Coconut Palm to our board of directors. In addition, Stephen J. Ruzika will join our current international management team with oversight of the Security Services Division to be implemented after the closing of the Transaction. (See “Nominations of Specified Directors to the Board of Directors and Additions to the Management Team of Devcon” on page 33).

•	Coconut Palm and Donald Smith, Jr. and specified affiliates of Mr. Smith have entered into a voting agreement under the terms of which Mr. Smith and his affiliates will agree to vote all shares of common stock beneficially owned by them in favor of the Transaction, subject to termination of the voting agreement in the event our board of directors withdraws its approval of the Transaction because it is so obligated under its fiduciary duties to our shareholders. (See “Description of the Voting Agreement” on page 42).

•	We have entered into a Letter of Intent to acquire a company managed and controlled by Stephen J. Ruzika to ensure Mr. Ruzika’s interests are aligned with ours. We anticipate the total purchase price will be equal to $4,370,000, subject to specified adjustments, and the assumption of specified operating liabilities, with $2,500,000 being paid in cash and the remainder paid in shares of our common stock valued at a price of nine dollars per share. (See “Acquisition of and Information about Security Equipment” on page 44).

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the transaction fully and for a more complete description of the terms of the transaction, you should read carefully this entire document, including the annexes, and the documents to which we have referred you.

The Companies

Devcon International Corp.

1350 East Newport Center Drive, Suite 201

Deerfield Beach, Florida 33442

(954) 429-1500

Devcon is a large producer and distributor of ready-mix concrete and quarry products in the Caribbean region. We produce and distribute ready-mix concrete, crushed stone, concrete block, and asphalt and distribute bagged cement. We also perform site preparation work as a land development contractor. We have established a significant market share in most locations where we have facilities. Our construction division performs earthmoving, excavating, and filling operations, builds golf courses, roads and utility infrastructures, dredges waterways and constructs deep-water piers and marinas in the Caribbean. We have historically provided these land development services to both private enterprises and governments in the Caribbean. Except where the context otherwise requires, the terms “we,” “us,” “our” or “Devcon” refer to the business of Devcon International Corp. and its consolidated subsidiaries.

Coconut Palm Capital Investors I, Ltd.

595 South Federal Highway

Boca Raton, Florida 33342

(561) 955-7300

Coconut Palm Capital Investors I, Ltd. was formed as a special-purpose entity by Richard C. Rochon and Mario B. Ferrari to acquire equity interests in Devcon. Coconut Palm Capital Investors I, Ltd. is an affiliate of Royal Palm Capital Partners, Ltd. Royal Palm is a private equity investment and management firm whose Chairman and Chief Executive Officer, Richard. C. Rochon, served for 14 years as President of Huizenga Holdings, Inc., a management and holding company owned by H. Wayne Huizenga. Huizenga Holdings’ investments included several publicly-held companies that became market leaders in their respective industries, including Blockbuster Entertainment Corporation, Republic Waste Industries, Inc., AutoNation, Inc., and Boca Resorts, Inc.

Security Equipment Company, Inc.

798 Airport Road

Panama City, Florida 32405

(850) 785-3547

Security Equipment Company, Inc. is a company that is managed and controlled by Stephen J. Ruzika, a former President and Chief Executive Officer of ADT Security Services, who we anticipate will become our new Executive Vice President and President of our new security services division. Security Equipment is principally engaged in the service business of providing electronic security services to commercial and residential customers in the Panhandle of Florida and the Greater Tampa Bay Area. Security Equipment operates within the electronic security services business and engages in the electronic monitoring of its installed base of security systems, as well as the installation of new monitored security systems to add to its installed base, both in residential and commercial buildings. We have entered into a letter of intent with Security Equipment under the terms of which we have agreed to purchase this company. We anticipate completing this acquisition simultaneously with or shortly after the completion of the Transaction.

The Transaction (page 12)

If the proposals set forth in this proxy statement are approved, subject to specified conditions, we will issue and sell to Coconut Palm up to a total of 2,000,000 units for a purchase price of $9.00 per unit. Each unit will consist of the following:

•	1 share of common stock;

•	a warrant to purchase 1 share of common stock at an exercise price of $10.00 per share and a term of 3 years;

•	a warrant to purchase 1/2 share of common stock at an exercise price of $11.00 per share and a term of 4 years; and

•	a warrant to purchase 1/2 share of common stock at an exercise price of $15.00 per share and a term of 5 years.

The units will be purchased by Coconut Palm. Coconut Palm has advised us that, at some time after the closing of the Transaction and from time to time, it may separate the shares of common stock and warrants comprising the units into the securities that comprise them. There are no prohibitions against this separation in the governing agreements so long as the separation and subsequent distribution is in compliance with applicable securities laws.

Under the purchase agreement, Coconut Palm is obligated to purchase only 1,666,667 units at the closing, subject to the satisfaction of specified conditions. Coconut Palm has the right, but not the obligation, to purchase the remaining 333,333 units at the same purchase price of $9.00 per unit if they so elect within 5 days prior to the closing of the Transaction. This right is referred to in this proxy statement as the Overallotment Option.

The Security Equipment Transaction (page 44)

Under the terms of the letter of intent governing our acquisition of Security Equipment, the term of which has been extended to September 1, 2004, we, Security Equipment and Security Equipment’s sole shareholder, Congress Security Services, Inc., express our intent to have us purchase either 100% of the assets or 100% of the capital stock of Security Equipment. We will be assuming none of the liabilities of Security Equipment, except for specified operating liabilities. The letter of intent provides for a total purchase price equal to $4,370,000, which will be paid with a combination of cash and shares of our common stock. The parties intend that $2,500,000 will be paid in cash to be used by Security Equipment to apply towards the satisfaction of all of its outstanding obligations and liabilities. The remainder of the purchase price is intended to be paid in the form of shares of our common stock valued for these purposes at a price of nine dollars per share. The purchase price is subject to specified adjustments set forth in the Letter of Intent, which are based on the level of recurring monthly revenue and working capital that Security Equipment has achieved at the date of closing. The parties intend that Security Equipment will be granted the one-time right to demand to have us register our shares of common stock received in the sale under the Securities Act of 1933, as amended. The transactions contemplated in the letter of intent are conditioned upon us closing the Transaction. However, until September 1, 2004, Security Equipment has agreed not to solicit nor negotiate with any competing proposals. If Security Equipment fails to comply with this obligation and consummates a competing proposal, Security Equipment will be obligated to pay us a breakup fee equal to $200,000.

We are not seeking shareholder approval with respect to this acquisition as this approval is not required by applicable corporate law or the rules and regulations of Nasdaq.

Amendments to Articles of Incorporation (page 17)

The Transaction will require us to issue or reserve for issuance up to 6,000,000 shares of our common stock, subject to specified adjustments set forth in the warrants. In addition, our proposed strategy for entering into the security services business (as described in this proxy statement) may require us to enter into acquisitions, the consideration for which may be shares of our common stock. Accordingly, we are asking our shareholders to approve an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock from 15,000,000 to 50,000,000. In addition, in connection with the Transaction, Coconut Palm has designated two individuals to be nominated to our board of directors. This will require an increase in the size of our board of directors from 7 to 9 members. Under our bylaws, this requires an amendment to our Articles of Incorporation. We are also amending our Articles of Incorporation to allow our board of directors to set its size without shareholder approval in the future.

Recommendation of the Board of Directors and Reasons for the Transaction (page 19)

Devcon has been investigating strategic alternatives since 2002. We believe that, notwithstanding the fact that we have enjoyed the benefits of experienced and qualified employees and executives as well as periods of positive cash flow, our business has not been growing at a rate we believe it could achieve, has experienced net losses during some years and is generally in need of a new or additional industry focus as a catalyst for growth. When Devcon was approached by Coconut Palm, we believed the best interests of our shareholders required us to pursue an opportunity for investment from Coconut Palm and to use the cash resources, as well as the experience and other resources Coconut Palm could offer, to pursue this strategic alternative. In making this determination, we considered that Richard C. Rochon had, in our opinion, a positive history of investing in and improving companies. Although we cannot assure you pursuing the strategic alternative in the security services business will ultimately benefit us and lead to increased profitability, we believe undertaking this aggressive growth strategy is in our best interests at this point in Devcon’s life.

In formulating its decision to pursue the security services business, our board reviewed the characteristics of the alarm security sector with respect to its key operating characteristics, competitive landscape, comparable transactions, and comparable companies. Based on this review, our board made the following observations:

•	there are only a few participants in the sector that make up 38% of the market;

•	the remainder consists of relatively small players;

•	we believe the marketplace is headed towards consolidation which will be beneficial;

•	the key valuation multiple has decreased since the late 1990s to more reasonable levels where we believe it would become profitable for a company to make certain strategic acquisitions and then grow the business through internal organic growth;

•	we believe there are significant economies of scale advantages through the consolidation of security alarm monitoring companies;

•	we expect the industry outlook to entail annual growth in the 12-16 percent range;

•	there are few publicly listed U.S. alarm security monitoring companies, which would lead to more interest for us if we are successful in executing our strategic plans to enter the industry;

•	we believe the industry is in a state that is favorable for change; and

•	we believe that a crucial criteria to implement this change is disciplined management and sufficient capital, both of which Mr. Ruzika and Coconut Palm would bring.

We believe Coconut Palm will bring to Devcon increased investment and, as a result of this investment, rapid growth. We also believe the experience, skills and resources contributed by the Coconut Palm principals as well as Stephen Ruzika who has been selected to head the new Security Services Division will offer significant benefits towards implementing this strategic alternative.

Our board of directors has evaluated the Transaction and conducted negotiations with Coconut Palm regarding the terms of the Transaction and has considered whether to approve the issuance and sale of the units and whether the Transaction would be in our best interests.

These and other factors led the board of directors to determine that the Transaction is in our best interests and in the best interests of our shareholders and to recommend that our shareholders approve the Transaction. We intend to complete the Transaction as soon as possible after the special meeting.

Each member of our board of directors individually stated for the record his/her vote in favor of and approval of the board of director’s determination that the Transaction was in the best interest of Devcon and its shareholders.

Recommendation of the Board of Directors and Reasons for the Acquisition of Security Equipment (page 46)

Security Equipment was identified as an acquisition target for two primary reasons:

(1) Security Equipment is an asset of which Stephen J. Ruzika is an indirect principal owner and consolidating its operations with those of our new security services division would ensure Mr. Ruzika would not own a significant interest in an enterprise that operates in the same line of business as our contemplated new division, thus ensuring his interests are aligned with ours; and

(2) Security Equipment has attractive investment characteristics in terms of low attrition rates and high operating cash flow relative to comparable companies in the industry.

In identifying and analyzing these reasons, our board of directors expressed interest in having Devcon acquire Security Equipment either concurrently with or shortly before or after closing the Transaction, so as not to create a conflict of interest in the form of a company principally owned by Stephen Ruzika that was operating in the same line of business as the security services division of which Mr. Ruzika would be President, even though it was not a part of the security services division.

Our board of directors, together with Coconut Palm’s principals conducted negotiations with Mr. Ruzika for the acquisition of Security Equipment, and our board of directors has considered whether this acquisition would be in our best interests.

These and other factors led the board of directors to determine that the acquisition of Security Equipment is in our best interests and in the best interests of our shareholders. We intend to complete this acquisition concurrently with or shortly before or after we complete the Transaction. Each member of our board of directors individually stated for the record his/her vote in favor of the acquisition of Security Equipment was in the best interest of Devcon and its shareholders.

Opinion of Financial Advisor (page 21)

In deciding to approve the Transaction, our board of directors considered the opinion of its financial advisor, Capitalink, L.C., that the issuance of the units at the price stated in this proxy statement is fair, from a financial point of view, to Devcon and its shareholders. This opinion is attached as Annex A to this proxy statement.

Record Date; Voting Power (page 11)

The special meeting will be held on July 30, 2004 at 11:30 a.m., local time, at the Deerfield Beach Hilton, Hillsboro Executive Center North, 100 Fairway Drive, Deerfield Beach, Florida.

You are entitled to vote at the special meeting if you own shares of our common stock as of the close of business on June 14, 2004, the record date.

At the close of business on the record date, 3,463,148 shares of our common stock were outstanding and entitled to vote at the special meeting. You will have one vote at the special meeting for each share of our common stock you own as of the record date.

Whether or not you plan to attend the special meeting, please sign, date and return the accompanying proxy card to us. You may revoke your proxy at any time before it is exercised by giving written notice to our corporate secretary at the address listed above. You may also revoke your proxy by attending the special meeting, but only if 1) you have provided the written notice discussed above or 2) you vote by ballot at the meeting.

The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy and voting on the matter is required to approve the proposal to issue the units to Coconut Palm. The affirmative vote of the holders of a majority of the shares of our common stock entitled to vote on the amendments to the Articles of Incorporation is required to approve the proposed amendments to our Articles of Incorporation. Directors will be elected by a plurality of the votes cast by the holders of the shares of common stock represented in person or by proxy at the special meeting.

We are not seeking shareholder approval with respect to the acquisition of Security Equipment as this approval is not required by applicable corporate law or the rules and regulations of Nasdaq.

Ownership of Devcon Following the Transaction; Consequences of this Proposal; Future Plans (page 43)

Coconut Palm will acquire up to 2,000,000 shares of our common stock in the Transaction and be entitled to purchase up to an additional 4,000,000 shares of our common stock upon exercise of the warrants. Based on that number and the number of shares of our common stock outstanding on the record date, Coconut Palm will acquire up to approximately 36.6% of our common stock outstanding immediately after the closing of the Transaction. Coconut Palm will also be entitled, on a fully diluted basis, to acquire up to 58.7% of our common stock outstanding immediately after the closing of the Transaction upon exercise of the warrants. If Coconut Palm were to exercise its warrants, it would have enough shares of our common stock to control Devcon. Two of the nominees for election to our board of directors, Richard C. Rochon and Mario B. Ferrari, are designees of Coconut Palm. Coconut Palm has advised us that Messrs. Rochon and Ferrari are expected to eventually receive some of the units, or the securities comprising the units, purchased by Coconut Palm as a distribution from Coconut Palm. Specifically, Coconut Palm has advised us that it anticipates distributing one-half of all warrants issued in the Transaction (with equal distribution from the three tranches) for performance of services to Messrs. Rochon and Ferrari and the management team led by Mr. Ruzika. Coconut Palm currently anticipates distributing to Mr. Ruzika and his management team

650,000 of these warrants (with equal distribution from the three tranches). Coconut Palm has also informed us that Messrs. Rochon and Ferrari are expected to retain the power to vote and dispose of the securities remaining with Coconut Palm and are thus attributed beneficial ownership of all of these securities.

In accordance with GAAP, we will be recording the costs of the warrants to be distributed to Messrs. Rochon, Ferrari and Ruzika. This is because the distribution will constitute a situation in which a principal shareholder of ours establishes or finances a stock option, purchase or award plan for one or more employees of the company, in this case Mr. Ruzika, as an executive officer and Messrs. Rochon and Ferrari as directors. Under GAAP, if a principal shareholder’s intention is to enhance or maintain the value of his, her or its investment by entering into this arrangement, we are deemed to implicitly benefit from the plan by retention of, and possibly improved performance by, the employee. Accordingly, we anticipate recording a compensatory expense in the amount of $390,000 upon distribution of the warrants to Messrs. Ruzika, Rochon and Ferrari.

As Coconut Palm is a partnership, it may ultimately distribute the units to its principals, which may have the effect of eliminating any control Coconut Palm acquires. Coconut Palm has not informed us of any intent to distribute any of the units, or any portion of the securities comprising the units, to anyone other than Messrs. Rochon and Ferrari and Mr. Ruzika. Coconut Palm has agreed that any distributions it makes to anyone, including its partners, must be in compliance with applicable securities laws.

Ultimately, we anticipate that with the sale of the units and the formation of the Security Services Division, Devcon will no longer operate solely through its traditional two segments - the Materials Division and the Construction Division. In the long term, we will work to make the Security Services Division the dominant operation of Devcon. Thus, embarking upon this new strategy will represent a fundamental shift in the nature and focus of our business.

The acquisition of Security Equipment will be completed concurrently with or shortly before or after completion of the Transaction.

We are currently exploring avenues towards effecting these initial platform acquisitions; however, we cannot assure you that these efforts will result in the successful implementation of our new security services division.

Interests of Certain Persons in the Transaction (page 35)

In considering the board of director’s recommendation to approve the Transaction, you should be aware that a number of our directors and executive officers have interests in the Transaction that are different from, or in addition to, your interests as a Devcon shareholder. These interests include:

•	The terms of the transaction contemplate that Donald J. Smith, Jr., our Chairman, Chief Executive Officer and President, and Robert Armstrong, one of our directors, and their affiliates will be allowed to register their shares of our common stock along with, and to the same extent as, the shares of our common stock being acquired by (and the shares of our common stock underlying the warrants being acquired by) Coconut Palm.

•	Each of Jan Norelid, our Chief Financial Officer, Kevin M. Smith, our Vice President – Materials Division and Donald L. Smith, III, our Vice President – Construction Division have employment agreements under the terms of which they may be entitled to specified severance payments upon the termination of their employment within one year if (i) any person, entity or group acquires beneficial ownership of 40% of our outstanding common stock or (ii) Donald Smith, Jr. and his family fails to beneficially own, collectively, at least 20% of our outstanding common stock.

•	The terms of the options granted by us from time to time to our employees and directors provide that the vesting of these options automatically accelerates if we experience a change of control as defined in our stock option plan. The acquisition of over 25% of our common stock constitutes a change of control under this plan; however, not if the acquisition is from shares we issue, as is the case in this Transaction.

•	A note issued to Donald L. Smith, Jr., our Chairman, Chief Executive Officer and President contains provisions which provide the balance under the note becomes immediately due and payable upon a change of control which is defined as an acquisition by any person of 15% or more of our outstanding shares of common stock. However, under the terms of a guarantee issued in our favor by Mr. Smith, Mr. Smith must maintain collateral in the amount of $1,770,000. Consequently, only $300,000 of the balance under the note could be paid back unless some other form of collateral is substituted.

Nominations of Specified Directors to the Board of Directors and Additions to the Management Team of Devcon (page 33)

As a result of Coconut Palm’s desire that it be provided with sufficient ability to monitor and protect its investment in Devcon, our board of directors has approved the nominations of Richard C. Rochon and Mario B. Ferrari to our board of directors. In addition, Stephen J. Ruzika and three members of his management team will join our current international management team with oversight of the Security Services Division to be implemented after the closing of the Transaction. Mr. Ruzika will serve under the terms of an employment agreement he has entered into with us which, by its terms, will be effective upon, and only upon, the closing of the Transaction. We anticipate the aggregate compensation for this management team will be $750,000-$850,000 in aggregate annual salary, plus participation, as determined and approved by our board of directors or compensation committee, in our equity-based compensation plans to the same extent as our other similarly situated senior executives participate after the closing of the Transaction. For more information on Mr. Ruzika’s employment agreement, see “Nominations of Specified Directors to the Board of Directors and Additions to the Management Team of Devcon” on page 33.

In connection with the Transaction, Coconut Palm has designated two individuals, Richard C. Rochon and Mario B. Ferrari, to be nominated for election to our board of directors. The remaining nominees presented for election consist of incumbents, except for Per-Olof Lööf, who has been nominated for election to the board of directors to fill a vacancy which we anticipate will be left by Jose A. Bechara, Jr., Esq., who has informed us he does not intend to run for re-election.

Although we are not involved with the distribution of the units or the securities comprising the units to the partners of Coconut Palm, Coconut Palm has advised us that it anticipates distributing one-half of all warrants issued in the Transaction (with equal distribution from the three tranches) to Messrs. Rochon and Ferrari and the management team led by and including Mr. Ruzika. Coconut Palm has informed us that the warrants to be issued to these persons are for purposes of providing management and other services to Coconut Palm and to induce these individuals to become involved with Coconut Palm and the security service sector strategy and strategic oversight of that strategy. In performing these services, these individuals will also be assisting us, and we believe that we will also be a beneficiary of these services. As to Stephen J. Ruzika, see “Proposal No. 3 — Nominations of Specified Directors to the Board of Directors and Additions to the Management Team of Devcon”, as to Richard Rochon and Mario Ferrari, see “Proposal No. 3 – Information Regarding the Board of Directors and Committees of the Board of Directors” and “Proposal No. 3 — Nominations of Specified Directors to the Board of Directors and Additions to the Management Team of Devcon”. See also “Relationship Between Richard Rochon, Mario Ferrari and Coconut Palm Capital Investors I, Ltd.” on p. 41.

We will sell the units to Coconut Palm at fair value and record the cash received for the warrants as additional-paid-in-capital at the time of closing.

In accordance with GAAP, we will be recording the costs of the warrants to be distributed to Messrs. Rochon, Ferrari and Ruzika. This is because the distribution will constitute a situation in which a principal shareholder of ours establishes or finances a stock option, purchase or award plan for one or more employees of the company, in this case Mr. Ruzika, as an executive officer and Messrs. Rochon and Ferrari as directors. Under GAAP, if a principal shareholder’s intention is to enhance or maintain the value of his, her or its investment by entering into this arrangement, we are deemed to implicitly benefit from the plan by retention of, and possibly improved performance by, the employee. Accordingly, we anticipate recording a compensatory expense in the amount of $390,000 upon distribution of the warrants to Messrs. Ruzika, Rochon and Ferrari.

A majority of the nominees are independent under the rules and regulations of Nasdaq.

Registration Rights (page 40)

The purchase agreement provides Coconut Palm and any assignee to which Coconut Palm assigns its units with specified registration rights under which we have agreed to file a registration statement to register the resale of each of the shares being issued to Coconut Palm as well as the shares underlying the warrants issued to Coconut Palm in the Transaction.

We have agreed that we will file the registration statement with the Securities and Exchange Commission not later than 60 days after the closing of the Transaction. We have further agreed to use our reasonable best efforts to cause this registration statement to become effective within 60 days of its filing with the Securities and Exchange Commission.

In the event this registration statement has not been declared effective within 180 days of the closing of the Transaction, as a result of our not exercising reasonable best efforts, for the first 30 day period after this 180-day period, we will be required to pay to Coconut Palm a cash penalty equal to 2.0% of Coconut Palm’s investment and, for each 30-day period after this first 30-day period, we will be required to pay Coconut Palm a cash penalty equal to 1.0% of Coconut Palm’s investment. This cash penalty will not be in effect if the delay in effectiveness of the registration statement is due to inquiries, comments or other delays by the Securities and Exchange Commission or other issues outside of our control.

Special Meeting in Lieu of Annual Meeting (page 12)

If each of the proposals is adopted by our shareholders, this special meeting will be deemed in lieu of our 2004 annual meeting. If the special meeting is deemed in lieu of the annual meeting, we will not hold a separate 2004 annual meeting.

Additional Arrangements (page 36)

The purchase agreement provides that, in the event of a change of control transaction approved by our board of directors, Coconut Palm may elect to exercise specified “tag-along rights” set forth in the purchase agreement along with and to the same extent as Donald Smith, Jr., our Chairman, Chief Executive Officer and President and/or Robert D. Armstrong, a director of ours. These tag-along rights would entitle Coconut Palm to sell its common stock and warrants to the acquiring party in the change of control transaction on the same terms and in the same proportion as the acquiring party shall acquire shares of common stock from Messrs. Smith or Armstrong. A “change of control” for these purposes would occur when a third party, other than Donald Smith, Jr., Robert D. Armstrong, Coconut Palm or any affiliate of these shareholders, acquired greater than 50% in voting rights in one or a series of related transactions not involving Coconut Palm or its affiliates. See “Description of the Purchase Agreement” on page 36.

For the 12-month period following the closing of the Transaction, Coconut Palm will have the right to purchase its pro rata share of any new equity offerings by us at the same terms offered by us, subject to specified limitations described in this proxy statement. See “Description of the Purchase Agreement” on page 36.

Covenants in the purchase agreement will require us to pursue specified proposed strategies in order to utilize the investment of Coconut Palm to begin our entry into the security services business. These strategies include the following:

•	Diversifying our operations into the security services sector;

•	Targeting potential acquisitions, or initial platform acquisitions, of security services businesses in the United States and its territories from which we may form the Security Services Division; and

•	Financing the growth of this new Security Services Division by accessing the equity and debt capital markets to the extent access to such markets is deemed to be favorable by our board of directors.

We anticipate that the initial platform acquisition(s) will occur after we complete the sale of the units and will be financed with a combination of equity and debt, with $5.0 million of our existing cash and the investment made by Coconut Palm in this Transaction being dedicated to acquisitions in furtherance of these strategies and objectives and costs reasonably incidental to the furtherance of these strategies, including the new management team to be formed and led by Stephen J. Ruzika. See “Description of the Purchase Agreement” on page 36.

Coconut Palm and Donald Smith, Jr., our Chairman, Chief Executive Officer and President, and specified affiliates of Mr. Smith have entered into a voting agreement under the terms of which Mr.

Smith and his affiliates will agree to vote all shares of common stock beneficially owned by them in favor of the Transaction, subject to termination of the voting agreement in the event our board of directors withdraws its approval of the Transaction because it is so obligated under its fiduciary duties to our shareholders. See “Description of the Voting Agreement” on page 42.

Interdependence of Proposals (page 11)

While the proposals are being listed separately for purposes of voting, they are all interdependent. Accordingly, obtaining the requisite shareholder approval for each proposal is a condition precedent to the effectiveness of the other proposals in this proxy statement. The election of the board is contingent upon the closing of the Transaction; and if the Transaction does not close the election of the board will not become effective.

VOTING SECURITIES

Date; Time; Venue

The special meeting will be held on July 30, 2004, at 11:30 a.m., local time, at the Deerfield Beach Hilton, Hillsboro Executive Center North, 100 Fairway Drive, Deerfield Beach, Florida.

Quorum

The presence, in person or by proxy, of the holders of shares representing a majority of the outstanding shares of our common stock will constitute a quorum.

Shareholder Vote Necessary to Approve Proposals

The affirmative vote of the holders of a majority of the shares of our common stock, present or represented by proxy and voting on the matter is required to approve the proposal to issue the units to Coconut Palm. The affirmative vote of the holders of a majority of the shares of our common stock entitled to vote is required to approve the proposed amendments to our Articles of Incorporation. Directors will be elected by a plurality of the votes cast by the holders of the shares of common stock represented in person or by proxy at the special meeting. If any other matters should properly come before the special meeting, proxies will be voted on these other matters in accordance with the judgment of the persons voting the proxies.

We are not seeking shareholder approval with respect to the acquisition of Security Equipment as this approval is not required by applicable corporate law or the rules and regulations of Nasdaq.

While the proposals are being listed separately for purposes of voting, they are all interdependent. Accordingly, obtaining the requisite shareholder approval for each proposal is a condition precedent to the effectiveness of the other proposals set forth in this proxy statement. The election of the board is contingent upon the closing of the Transaction; and if the Transaction does not close the election of the board will not become effective.

Proxy and Voting Mechanics

If you hold of record shares of our common stock at the close of business on June 14, 2004, the record date, you are entitled to vote at the special meeting. Each share of our common stock is entitled to one vote upon all matters to be acted upon at the special meeting. As of the record date, we had issued and outstanding 3,463,148 shares of common stock.

Abstentions are considered as shares present and entitled to vote for purposes of determining the outcome of any matter submitted to the shareholders for a vote, but are not counted as votes cast “for” or “against” any matter. The inspector of elections will treat shares referred to as “broker or nominee non-votes” (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome on proposals as to which the proxies reflect broker or nominee non-votes, shares represented by these proxies will be treated as not present and not entitled to vote on that subject matter. Accordingly, these shares would not be considered by the inspectors as shares entitled to vote on that subject matter and therefor would not be considered by the inspector when counting votes cast on the matter.

Your vote is important. Accordingly, you are urged to sign, date and return the accompanying proxy card whether or not you plan to attend the special meeting. If you do attend, you may vote by ballot at the special meeting, which will have the effect of canceling any proxy previously given.

If the enclosed proxy is properly signed, dated and returned, the shares represented by the proxy will be voted in accordance with the instructions on the proxy card. If no instructions are indicated, the shares represented by the proxy will be voted in the following manner:

(i)	FOR the proposal to approve and authorize the issuance of the units by us to Coconut Palm;

(ii)	FOR the proposal to approve the amendment of our Articles of Incorporation; and

(iii)	FOR election of each of the nominees for director.

If any other matters should properly come before the special meeting, proxies will be voted on these other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred only by the granting of these proxies.

Any shareholder giving a proxy may revoke it by written notice to our Corporate Secretary at the address provided above at any time before it is exercised. Attendance at the special meeting will not have the effect of revoking the proxy unless this written notice is given or unless the shareholder votes by ballot at the meeting.

Costs of Proxy Solicitation

We will bear the cost of preparing, printing, assembling and mailing all proxy materials that may be sent to shareholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of shares of our common stock held by these persons. We will reimburse these persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, our officers and regular employees may solicit proxies without additional compensation by telephone or telegraph. We do not expect to pay any compensation for the solicitation of proxies.

Special Meeting in Lieu of an Annual Meeting

If each of the proposals is adopted by our shareholders, the special meeting shall be deemed to be in lieu of our 2004 annual meeting. If this occurs, we will not hold a separate annual meeting and the directors elected at the special meeting will hold office until the 2005 annual meeting of our shareholders or until their successors have been duly elected and qualified.

PROPOSAL NOS. 1 AND 2

THE TRANSACTION

Background

Between 2002 and 2004, our management engaged in various discussions with respect to strategic alternatives to enter into profitable lines of business that would provide predictable, recurring revenue for our shareholders. During the end of 2002 and in early 2003, we engaged outside consultants to facilitate the process of assessing strategic alternatives. As a part of this new strategy, we explored and analyzed the possibility of entering into the water desalination industry, becoming involved with Everglades restoration efforts being undertaken by the State of Florida, becoming involved with road maintenance work with respect to U.S. highways, exploring real estate opportunities in the South Florida region, building and operating a yacht marina in South Florida as well as engaging in a consolidation of quarries in the Southeastern United States. We also considered the possibility of Devcon being purchased by a strategic buyer or, alternatively, whether it was best to sell our construction division or our materials division separately. Ultimately, out of these various avenues we determined to pursue entry into the water desalination industry and, in 2003, we entered into a joint venture to build, own and operate water desalination plants.

In December 2003, Donald L. Smith, Jr., our Chairman, Chief Executive Officer and President and Richard C. Rochon, the principal of Coconut Palm met informally to discuss possible avenues in which Mr. Rochon could assist Mr. Smith with Devcon’s efforts to seek strategic alternatives. Mr. Smith had previously served as a director of another company with Mr. Rochon and the two individuals were familiar with each other through this mutual service. This meeting ended with Mr. Rochon concluding he could not assist in Devcon’s efforts.

On January 22, 2004, upon the invitation of Mr. Rochon, Mr. Smith and Jan A. Norelid, our Chief Financial Officer, met with Mr. Rochon and Mario B. Ferrari of Coconut Palm. At this meeting Messrs. Rochon and Ferrari for the first time expressed an interest in exploring a strategy that could provide Devcon with entry into a business line with predictable, recurring revenues. The discussion was centered around Devcon’s ongoing process of assessing strategic alternatives and Coconut Palm’s idea of entering into the security services business. Messrs. Rochon and Ferrari expressed their interest in making a private investment in Devcon for the purpose of starting a new division, the Security Services Division.

On January 29, 2004, Mr. Norelid met with Messrs. Rochon and Ferrari who discussed the security services business with Mr. Norelid and reviewed the history of transactions that Mr. Rochon had been part of during his 17 years with Huizenga Holdings. The presentation also provided an outline of how Messrs. Rochon and Ferrari proposed to structure an investment and a summary of potential acquisition targets which we could pursue after the investment was completed.

On January 30, 2004, Mr. Norelid met with Mr. Rochon, Mr. Ferrari and Mr. Stephen J. Ruzika in order to further detail the security services business that was discussed. Mr. Ruzika, who previously served as President and Chief Executive Officer of ADT Security Services, was presented as the individual that would be hired to lead the Security Services Division. Mr. Ruzika’s credentials and experience were discussed at length.

On February 4, 2004, Mr. Norelid met with Mr. Rochon and Mr. Ferrari to further discuss the strategy of the security services business. During this meeting, the structure of a private investment by Coconut Palm of $15 million in Devcon for shares of Devcon common stock, in addition to a certain number of warrants, was discussed at length.

On February 10, 2004, Mr. Smith, Mr. Norelid and James Cast, one of our directors, met with Mr. Rochon, Mr. Ferrari and Mr. Ruzika to further discuss the security services business, and review the internal growth strategy.

On February 17, 2004, Mr. Norelid met with Mr. Ferrari to discuss an agenda for a presentation by Messrs. Rochon, Ferrari and Ruzika to our board of directors.

On February 18, 2004, our board held a special meeting and Messrs. Rochon, Ferrari, and Ruzika presented the strategy of entering into the security services business. All of our directors attended this meeting. The presentation analyzed similar transactions that had been conducted by Mr. Rochon and outlined the factors indicating Devcon would be a candidate to replicate the same successes Mr. Rochon had experienced with previous investments. Following the presentation, our board of directors continued their discussion and our legal counsel detailed that the transaction would involve a potential change of control in Devcon. Our board of directors decided to continue the review of the security services business and investment and to select and engage an investment banker to assist the board, in an advisory capacity, in forming an opinion. Except for Mr. Cast who learned of the proposed transaction earlier in the month, the board was first informed that Devcon was considering the transaction on or around the day before this meeting when the board members received the meeting agenda.

On February 18, 2004, our board of directors contacted three investment-banking firms regarding providing a fairness opinion with respect to the Transaction. Discussions were held with representatives from these firms detailing the proposed transaction and the background of the transaction. On February 20, 2004, the board retained Capitalink to act as financial advisor to the board to review the transaction and, if requested by the board, to render its opinion as to whether the issuance of the units at the price stated in this proxy statement is fair, from a financial point of view, to our shareholders. Capitalink was selected based on its proposal and its experience in evaluating similar transactions. On the same date, Capitalink began to conduct its due diligence on Coconut Palm and the Transaction.

On February 22, 2004, Mr. Norelid had telephonic conversations with Mr. Ferrari to discuss the purchase price and the exercise prices of the warrants. There were various discussions with Mr. Ferrari that Mr. Norelid, after consultation with Mr. Smith in each instance, made counter-proposals to. Coconut Palm’s initial offer was to invest $15 million in Devcon at a purchase price equal to $8.40 per unit. The exercise prices of the warrants under this initial offer was $8.40, $10.25 and $13.00, respectively, with the respective terms of the warrants being two years, three years and four years. The proportion of the warrants (1 share of common stock for the first tranche, 1/2 share of common stock for the second tranche and 1/2 share of common stock for the third tranche) was the same as in the final proposal. We rejected this offer. Based upon internal models developed by us, we presented a counteroffer initially entailing a purchase price of $10.00 per unit with the exercise prices of the warrants being $10.00, $12.25 and $15.00, respectively, which offer was subsequently revised by us in accordance with our internal modeling to a unit purchase price of $9.00 per unit and warrant exercise prices of $9.00, $12.25 and $15.00, respectively. Coconut Palm, in turn, counteroffered with a $9.00 per unit purchase price and exercise prices on the warrants of $9.00, $11.00 and $15.00. Up to this point in the negotiations, the proposed terms of the warrants had remained unchanged. Accordingly, the parties achieved consensus by accepting the last offered unit purchase price and warrant exercise prices, except the warrant exercise price on the first tranche would be increased to $10.00 per share and it was agreed that tranche of warrants would be the only warrant subject to specified anti-dilution protections in the event we made specified issuances of our securities. The parties agreed that this anti-dilution protection would expire after 180 days. In addition, the terms of the warrants were increased to three years, four years and five years, respectively. The ultimate agreement was that, subject to receipt of approval by our board, Coconut Palm would invest $15 million in Devcon at a price of $9 per share, and at the same time Coconut Palm would receive warrants to, within 3 years, purchase additionally one share for each share initially purchased at the price of $10 per share, to receive warrants to, within 4 years, purchase additionally half a share, for each share initially purchased, at the price of $11 per share and to receive warrants to, within 5 years, purchase additionally half a share, for each share initially purchased, at the price of $15 per share.

After the economic terms of the units were finalized, the parties discussed registration rights for the underlying shares of common stock and agreed that we would be required to file a registration statement with the Securities and Exchange Commission registering the shares of our common stock underlying the units not later than 60 days after the closing of the Transaction and would use our reasonable best efforts to cause this registration statement to become effective within 60 days of its filing with the Securities and Exchange Commission. This timeline was achieved through consensus from an original proposal by Coconut Palm of filing no later than 30 days after the closing of the Transaction with effectiveness to occur within 90 days of filing. Liquidated damages were also discussed with Coconut Palm originally proposing that if a registration statement has not been declared effective within 120 days of the closing of the Transaction, we would be liable to pay Coconut Palm liquidated damages in the amount of 3.0% of the amount of Coconut Palm’s investment for the first 30 day delinquency and liquidated damages in the amount of 1.5% of the amount of the investment for each additional 30 days the registration statement failed to be effective. We found this unacceptable and successfully negotiated to reduce the period for effectiveness from 120 days to 180 days and reduce the percentage amounts from 3.0% and 1.5%, respectively, to 2.0% and 1.0%, respectively. We also requested, and Coconut Palm agreed to, a provision providing we would not be liable to Coconut Palm for the liquidated damages to the extent delays in effectiveness were due to delays in the registration process due to inquiries by the Securities and Exchange Commission, comments or other delays by the SEC or other issues outside of our control. The parties also discussed whether Devcon would be permitted to include in the registration statement shares held by Donald L. Smith, Jr., our Chairman, Chief Executive Officer and President, and his family and Robert Armstrong, one of our directors, and his family. Ultimately, the parties agreed this would be permitted due to the contributions that Messrs. Smith and Armstrong have made to Devcon over the years.

The parties also discussed whether the principal shareholders of Devcon, Mr. Smith and certain members of his family should enter into a voting agreement under the terms of which they would agree to vote their shares of our common stock in favor of the Transaction. Mr. Smith agreed to enter into such an agreement. The only term of the voting agreement that was the subject of prolonged negotiations was whether the agreement would provide Mr. Smith and his family the flexibility not to be required to vote their shares should our board of directors elect to withdraw its approval of the Transaction. After numerous discussions as to the state of applicable law concerning fiduciary duties of our board of directors, the parties agreed to provide that the voting agreement would terminate in the event our board of directors withdraws its approval of the Transaction in accordance with the provisions of the Purchase Agreement. The final term agreed to was the Overallotment Option, which Coconut Palm requested in the event it determined it was desirable for it to invest additional amounts into Devcon. As originally structured, the Overallotment Option would have permitted Coconut Palm to purchase an additional 20% of the value of its investment for a period of 15 days following the closing under the purchase agreement at the same terms as the original closing. Our primary concern with respect to the Overallotment Option was whether it would operate to cause the Company to incur unacceptable additional costs due to the nature of the second closing. The parties were able to achieve a compromise on this issue by ultimately agreeing Coconut Palm would have the ability to elect within 5 days prior to the closing of the Transaction whether it wished to exercise this option in which event Coconut Palm would purchase the initial units it had subscribed for as well as these additional units all at the same closing (although Coconut Palm still retained the ability to effect a second closing if necessary).

On February 25, 2004, Mr. Norelid met with Mr. Ferrari to discuss the due diligence planning.

On February 27, 2004 the investment bank, Capitalink, presented to the board its initial review of the proposed transactions and the board approved in principle moving forward to negotiate the transaction and complete due diligence and authorized management to continue its diligence and to finalize a term sheet with Coconut Palm as soon as possible. All of the members of the board were present for this meeting. At the same time Capitalink was engaged to furnish a fairness opinion on the proposed transaction. During the meeting we confirmed that we had to obtain shareholders’ approval of the transaction as the total amount of new shares would be more than 20 percent of our existing outstanding shares. During the board meeting it was further decided that it would be prudent for a board representative and/or our legal counsel to be present at or involved with all future negotiations of the terms and conditions.

From February 24, 2004 to March 11, 2004, representatives of Devcon and representatives of Coconut Palm, including their legal counsel and financial advisors, negotiated and finalized the terms of a preliminary term sheet, the terms of which would guide the parties in their drafting of the definitive documentation. This term sheet was not executed.

Also on February 27, 2004 Mr. Rochon met with Mr. Smith and Mr. Armstrong to further discuss the strategy of the security services business and the proposed transaction.

On March 4, 2004 Messrs. Rochon and Ruzika met with Messrs. Smith and Cast for a review of the process and strategy session.

On March 12, 2004, the board held a telephonic meeting in which it reviewed and discussed the terms of the preliminary term sheet and other matters related to the proposed transaction.

From March 19 to March 25, 2004, Messrs. Norelid, Cast, and Gustavo Benejam, another member of the board, held discussions with legal counsel for Devcon, Capitalink and Messrs. Rochon and Ferrari and their legal counsel to address issues regarding the Transaction and procedures for effecting the Transaction, such as drafting of the proxy statement and finalizing definitive agreements.

On March 26, 2004, at a meeting of the board of directors, the board received a presentation from Capitalink regarding the financial terms of the Transaction and its analysis of those terms as presently structured. All of our directors attended this meeting. As the terms of the transaction had not yet been finalized, Capitalink did not deliver its fairness opinion. In addition, our legal counsel and management reviewed with the board the remaining business issues and obtained board guidance on these issues. Legal counsel also reviewed with the board its fiduciary duties in connection with the approval of the proposed Transaction.

Between March 26, 2004 and March 30, 2004, Jan Norelid and James Cast, together with our legal counsel, and Capitalink held several telephonic negotiation sessions with Coconut Palm and its legal counsel to finalize the terms of the Transaction.

On March 31, 2004, the board held a telephonic meeting in which the members of the board of directors discussed with their legal counsel and Capitalink some of the terms of the transaction, their fiduciary obligations with respect to the Transaction and whether they had satisfied these fiduciary obligations. Prior to this discussion, the board met with Mr. Rochon and Mr. Ferrari as to the strategy going-forward after the Transaction closed and the necessity of structuring the agreement so that the strategy would be viable. All of our directors were in attendance at this telephonic meeting.

On April 1, 2004, the board held another telephonic meeting in which the board reviewed the final terms of the Transaction. At this time Capitalink made an additional presentation and delivered orally its fairness opinion to the board to the effect that the purchase price of the units was fair, from a financial point of view, to our shareholders. The fairness opinion is more fully described under “Opinion of the Financial Advisor to the Company” on page 21. After the discussion, the board determined that the proposed Transaction was in our best interests and the best interests of our shareholders. Following this presentation and the receipt of the fairness opinion, the board authorized and approved the Transaction and recommended it be submitted to our shareholders for their approval. The board also determined that in light of Coconut Palm’s requirement that this be a condition for it to enter into the Transaction and in light of the experience, qualifications, resources and skills they possessed, the election of the two individuals designated by the Coconut Palm to our board of directors was in our best interests and the best interests of our shareholders. Accordingly, the board authorized and approved the nomination of the two principals designated by Coconut Palm, Richard C. Rochon and Mario B. Ferrari. The board also reviewed proposed amendments to our Articles of Incorporation which would increase our authorized shares of common stock from 15,000,000 to 50,000,000 and would allow the board to set the size of the board as opposed to the shareholders. The board approved these amendments and recommended they be submitted to our shareholders in light of Coconut Palm’s request that these amendments be effected and in light of the fact that the board determined the flexibility of having more authorized shares from which we could issue shares to raise funds and consummate acquisitions as part of our new growth strategy, as well as to more easily adjust the size of the board, would assist us in implementing our new strategies. The board also reviewed and approved, subject to changes deemed desirable or necessary by Devcon’s officers, a draft of the preliminary proxy statement that our legal counsel had prepared and intended to file with the Securities and Exchange Commission on our behalf. All of our directors were in attendance at this telephonic meeting.

On April 2, 2004, Coconut Palm entered into a purchase agreement with us under which we agreed to issue and sell to Coconut Palm up to 2,000,000 units for a purchase price of nine dollars ($9.00) per share, each unit consisting of 1 share of common stock and a warrant to purchase 1 share of common stock at an exercise price of $10.00 per share, a warrant to purchase 1/2 share of common stock at an exercise price of $11.00 per share and a warrant to purchase 1/2 share of common stock at an exercise price of $15.00 per share.

On June 8, 2004, Coconut Palm entered into an amendment of the purchase agreement which would allow us to include shares of our common stock held by the stockholder of Security Equipment, including Stephen Ruzika, and other specified shareholders in the registration statement to be used to register the shares of our Common Stock held by Coconut Palm.

On June 9, 2004, Capitalink revised its written opinion, dated as of April 1, 2004, to reflect $8.61 of the purchase price attributed to the shares comprising the units and $0.39 attributed to the warrants comprising the units. The original allocation was $8.67 and $0.33, respectively. The change in allocation had no effect on Capitalink’s analysis of the fairness of the transaction to our shareholders from a financial point of view.

In addition to the above, there were numerous other telephonic discussions among various members of the respective working groups as well as face-to-face sessions at which the remaining terms of the Transaction were agreed.

Nasdaq National Market Listing

Our common stock is listed on the Nasdaq National Market operated by Nasdaq. Nasdaq has established rules of corporate governance which must be followed by all issuers whose securities are listed on Nasdaq. Under these rules, we are required to obtain shareholder approval prior to the issuance of securities:

1)	that will result in a change in control of Devcon; or

2)	in connection with a transaction other than a public offering involving:

(a)	the sale, issuance or potential issuance by us of our common stock (or securities convertible into or exercisable for our common stock) at a price less than the greater of book or market value which together with sales by our officers, directors or substantial shareholders equals 20% or more of our outstanding common stock or 20% or more of the voting power outstanding before the issuance; or

(b)	the sale, issuance or potential issuance by us of our common stock (or securities convertible into or exercisable for our common stock) equal to 20% or more of our outstanding common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

3)	in connection with the acquisition of the stock or assets of another company, such as the initial platform acquisitions, where, in connection with a present or potential issuance of common stock, or securities convertible into or exercisable for common stock, other than a public offering:

(c)	the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of the common stock or securities convertible into or exercisable for common stock; or

(d)	the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or securities.

This rule is referred to in this proxy statement as the “Nasdaq 20% Limitation.”

In light of the requirements of the Nasdaq 20% Limitation, we are requesting that the shareholders approve the issuance by us of up to 2,000,000 units to Coconut Palm under the terms of the purchase agreement.

Shift in Focus of Business

If we close on the Transaction, we intend to use the proceeds from the sale of the units to fund initial acquisitions that have operations in the security services sector to form the security services division. Ultimately, we anticipate that with the sale of the units and the formation of the Security Services Division, Devcon will no longer operate solely through its traditional two segments—the Materials Division and the Construction Division. Furthermore, as we are able to grow this new division through acquisitions and, eventually through internal organic growth, it is contemplated that this new segment will become our dominant operations. Accordingly, if we are successful in implementing this strategy, it will represent a fundamental shift in the nature of our business.

Section 607.0902 (Control Share Acquisitions Statute)

Section 607.0902 of the Florida Business Corporation Act, or the “control-share acquisition statute”, regulates the acquisition of control of any “issuing public corporation”, which is defined in the control-share acquisition statute as a corporation that has more than 100 shareholders and a substantial nexus to Florida. Under the section, “control shares” acquired in a “control-share acquisition” have voting rights only if, and to the extent, granted in a resolution of the shareholders of the corporation approved by (1) a majority of all the votes entitled to be cast by each class or series entitled to vote on the proposed control-share acquisition and (2) a majority of all shares of each class or series entitled to vote separately on the proposal, excluding all “interested shares”. “Interested shares” are shares that are owned by the acquiring person or persons, each officer of the corporation and each employee of the corporation who is also a director of the corporation.

A Florida corporation may adopt an amendment to its bylaws expressly electing not to be governed by Section 607.0902. The Company has not amended its bylaws in this manner and, accordingly, remains governed by Section 607.0902.

However, the restrictions of Section 607.0902 do not apply where the board of directors of the corporation issuing the shares approves of the transaction and thereby removes the acquisition of the shares from the definition of “control-share acquisition,” which takes the acquisition out of the purview of the section. This board approval must come before the control-share acquisition occurs. On April 1, 2004, our board of directors unanimously determined that the Transaction was in our best interests and in the best interests of our shareholders, and authorized and approved the Transaction. Accordingly, the Transaction, which would constitute a control-share acquisition under Section 607.0902, has received board approval and, as a result, the restrictions of Section 607.0902 do not apply to the Transaction.

Amendment to Articles of Incorporation

On April 1, 2004, our board of directors unanimously approved and recommended to our shareholders for approval at the special meeting the proposal to amend our Articles of Incorporation to increase the number of shares of our common stock which we are authorized to issue from 15,000,000 shares of our common stock to 50,000,000 shares of our common stock. The adoption of the amendment requires approval of the amendment by our shareholders.

Our board of directors is empowered to authorize the issuance of common stock. Of the 15,000,000 shares of our common stock presently authorized for issuance, 3,463,148 shares of our common stock were issued and outstanding as of the record date and 752,020 shares are reserved for issuance upon exercise of options granted under our equity-based incentive plans and upon exercise or conversion of any convertible securities or warrants we currently have outstanding. In addition, part of the consideration for Security Equipment is approximately 208,000 shares of our common stock, subject to adjustment. Accordingly, if the Transaction is approved, assuming the issuance of all shares currently reserved for future issuance and which will be reserved for issuance under the warrants issued in the Transaction, and the acquisition of Security Equipment is completed, we will have issued 10,423,368 of the 15,000,000 shares of our common stock currently authorized for issuance, leaving only 4,576,832 shares authorized for subsequent issuance. If this proposal is approved, approximately 39,576,832 shares of our common stock will be available for future issuance, in addition to the shares currently reserved for issuance.

Our board of directors believes that it is in our best interest to increase the authorized number of shares of our common stock to 50,000,000 so that there will be a substantial number of authorized but unissued shares of our common stock available for issuance, from time to time, in the discretion of the board and in such amounts, for such purposes and on such terms as our board of directors may from time to time determine, without further shareholder approval except as may be required by applicable laws, rules and regulations. Our board of directors believes that the increase in the authorized shares of our common stock will give us added flexibility to act in the future with respect to equity offerings, acquisitions, financing programs, stock dividends or splits, corporate planning and other corporate transactions without delay and expense of shareholder action each time an opportunity requiring the issuance of shares may arise. In addition, our proposed strategy for entering into the security services business (as described in this proxy statement) may require us to enter into acquisitions, the consideration for which may be shares of our common stock. The additional 35,000,000 shares of our common stock would be part of the existing class of our common stock and, if and when issued, would have the same rights and privileges as the shares of our common stock presently issued and outstanding. The holders of our common stock are not entitled to preemptive rights or cumulative voting. If the Transaction is approved, however, specified preemptive rights will be granted to Coconut Palm. For more information see “Description of the Purchase Agreement – Covenants” on page 39. Future issuances of our common stock could result in dilution to existing shareholders.

In addition to these corporate purposes, an increase in the number of authorized shares of our common stock could be used to make more difficult a change in control of Devcon. Under some circumstances our board of directors could create impediments to, or frustrate persons seeking to effect, a takeover or transfer of control of us by causing such shares to be issued to a holder or holders who might side with our board in opposing a takeover bid that our board of directors determines is not in our best interest and the best interest of our shareholders. Furthermore, the existence of these additional authorized shares of our common stock might have the effect of discouraging any attempt by a person or entity, through the acquisition of a substantial number of shares of our common stock, to acquire control of Devcon because the issuance of these additional shares could dilute the common stock ownership of such person or entity. We are not aware of any of these actions that may be proposed or pending.

In addition, in connection with the Transaction, Coconut Palm has designated two individuals to sit on our board of directors. This will require an increase in the size of our board of directors from 7 to 9 members. Under our bylaws, this requires an amendment to our Articles of Incorporation. We are also amending our Articles of Incorporation to allow our board of directors to set its size without shareholder approval in the future. The amendment would vest sole authority in our board of directors to set the number of directors, generally. Our board of directors believes that these provisions will make administration of the number and composition of the board more efficient and consistent with the corporate governance of most comparable companies.

While our board of directors believes that these are useful provisions to allow us to make changes in our corporate governance structure more efficiently, by vesting authority only in our board of directors to set its size, this provision may make it easier for a third party to change or acquire control over our board of directors by electing additional directors.

Our board of directors recommends that Article III of our Articles of Incorporation be amended in its entirety to read as follows:

“ARTICLE III

The capital stock of the corporation shall consist of 50,000,000 shares of common stock, par value $.10 per share. All of said stock shall be payable in cash, property, real or personal, labor or services in lieu of cash, at a just valuation to be fixed by the Board of Directors of this corporation.”

Our board of directors also recommends that Article V of our Articles of Incorporation be amended in its entirety to read as follows:

“ARTICLE V

The business of the corporation shall be managed by its Board of Directors, which shall consist of at least five members, with the exact number to be specified by the Board of Directors from time to time by amendment to the bylaws of the corporation or by resolution passed by the Board of Directors.”

A copy of the entire text of the Articles of Amendment to our Articles of Incorporation, which sets forth the amendments discussed above is provided as Annex B to this proxy statement. The above description of the amendments to our Articles of Incorporation is a summary only and you should read the proposed amendments that are attached to this proxy statement in their entirety.

If the amendments to our Articles of Incorporation are approved at the special meeting, they will become effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Florida, which is expected to be accomplished as promptly as practicable after such approval is obtained.

Under Florida corporate law, the affirmative vote of the holders of a majority of the shares of our common stock entitled to vote at the special meeting is required to adopt the proposal to increase the number of authorized shares of our common stock and amend the Articles of Incorporation to vest authority solely in the board with respect to setting its size.

Recommendation of the Board of Directors and Reasons for the Transaction

Devcon has been investigating strategic alternatives since 2002. We believe that, notwithstanding the fact that we have enjoyed the benefits of experienced and qualified employees and executives as well as periods of positive cash flow, our business has not been growing at a rate we believe it could achieve, has experienced net losses during some years and is generally in need of a new or additional industry focus as a catalyst for growth. As a part of this new strategy, we explored and analyzed the possibility of entering into the water desalination industry, becoming involved with Everglades restoration efforts being undertaken by the State of Florida, becoming involved with road maintenance work with respect to U.S. highways, exploring real estate opportunities in the South Florida region, building and operating a yacht marina in South Florida as well as engaging in a consolidation of quarries in the Southeastern United States. We also considered the possibility of Devcon being purchased by a strategic buyer or, alternatively, whether it was best to sell our construction division or our materials division separately. Ultimately, out of these various avenues we determined to pursue entry into the water desalination industry and, in 2003, we entered into a joint venture to build, own and operate water desalination plants. Coconut Palm then approached us to discuss our entry into another line of business, the security services industry, which would be driven initially by Coconut Palm’s investment in Devcon.

When Devcon was approached by Coconut Palm, we believed the best interests of our shareholders required us to pursue an opportunity for investment from Coconut Palm and to use the cash resources as well as the experience and other resources Coconut Palm could offer to pursue this strategic alternative. In making this determination, we considered that Richard C. Rochon had, in our opinion, a positive history of investing in and improving companies. Although we cannot assure you pursuing the strategic alternative in the security services business will ultimately benefit us and lead to increased profitability, we believe undertaking this aggressive growth strategy is in our best interests at this point in Devcon’s life.

We believe Coconut Palm will bring to Devcon increased investment and, as a result of this investment, rapid growth. We also believe the experience, skills and resources contributed by the Coconut Palm principals as well as Stephen Ruzika who has been selected to head the new Security Services Division will offer significant benefits towards implementing this strategic alternative.

At its meeting on April 1, 2004, our board of directors determined that the proposed Transaction is in our best interests and the best interests of our shareholders. In formulating its decision to pursue the security services business, our board of directors reviewed the characteristics of the alarm security sector with respect to its key operating characteristics, competitive landscape, comparable transactions, and comparable companies. Based on this review, our board of directors made the following observations:

•	there are only a few participants in the sector that make up 38% of the market;

•	the remainder consists of relatively small players;

•	we believe the marketplace is headed towards consolidation which will be beneficial;

•	the key valuation multiple has decreased since the late 1990s to more reasonable levels where we believe it would become profitable for a company to make certain strategic acquisitions and then grow the business through internal organic growth;

•	we believe there are significant economies of scale advantages through the consolidation of security alarm monitoring companies;

•	we expect the industry outlook to entail annual growth in the 12-16 percent range;

•	there are few publicly listed U.S. alarm security monitoring companies, which would lead to more interest for us if we are successful in executing our strategic plans to enter the industry;

•	we believe the industry is in a state that is favorable for change; and

•	we believe that a crucial criteria to implement this change is disciplined management and sufficient capital, which Mr. Ruzika and Coconut Palm would bring.

Our board of directors also based its determination on a number of factors, including the following:

•	the presentations delivered by Capitalink to the board of directors on March 26, 2004 and April 1, 2004, and the written opinion of Capitalink dated April 1, 2004, addressed to the board of directors to the effect that, as of the date of the opinion and based on and subject to the matters set forth in the opinion, the issuance of the units at the price stated in this proxy statement was fair from a financial point of view to us and our shareholders;

•	the terms of the purchase agreement and the proposed strategies and objectives for implementing the new security services division, the warrants, the proposed amendments to our Articles of Incorporation, the voting agreement, the employment agreement to be entered into with Stephen J. Ruzika and other members of his management team, and the terms of the letter of intent providing for the sale of Security Equipment to us, which were the product of arms’ length negotiations among the parties;

•	our increased cash resources as a result of the cash infusion by Coconut Palm through the additional equity provided by the purchase of Coconut Palm, which would not be provided unless we entered into the Transaction;

•	the possibility that Mr. Ruzika and his management team could successfully implement the new Security Services Division;

•	the potential appreciation in the market value of our common stock due to the involvement of Coconut Palm, the principals of which have positive reputations in the business community as well as our entry into a new line of business and the potential success of that business; and

•	that, based upon estimates of management, following the consummation of the Transaction, we would have sufficient liquidity, including cash flows from its operations, to conduct our new Security Services Division.

Our board of directors also considered a number of potentially negative consequences of the Transaction in its deliberations, including:

•	the potential reduction in our earnings per share due to the dilution of the percentage ownership of the existing holders of the shares of our common stock resulting from the issuance of the shares under the purchase agreement, as well as the issuance of the shares upon exercise of the warrants. Immediately following the Transaction, Coconut Palm will beneficially own, collectively, up to 2,000,000 shares of our common stock or 36.6% of our outstanding shares. If shares of our common stock underlying the warrants are included, Coconut Palm will beneficially own, collectively, up to 6,000,000 shares of our commons stock or 58.7% of our outstanding shares on a fully-diluted basis;

•	the possible decline in the market price of the shares of our common stock caused by the sale by shareholders of their shares as a result of the perceived risk of dilution of the earnings per share and voting rights of our shareholders;

•	the possible engagement in short sales by third parties as a result of the possible perceived risk of dilution and decline in the market price of the shares of our common stock;

•	the fact that Coconut Palm would be purchasing a significant ownership interest which could effectively deter third parties from making an offer to acquire us after the closing of the Transaction, which offer could involve a premium stock price or other benefits for shareholders or otherwise prevent changes in control or management of us after the closing of the Transaction;

•	the new Security Services Division management team may not be able to implement effectively our new security services franchise; and

•	the risk that the benefits sought to be achieved in the Transaction, including the successful implementation of the new Security Services Division, will not be achieved.

This discussion of information and factors considered by our board of directors is not intended to be exhaustive but is intended to summarize all material factors considered by our board of directors. In view of the wide variety of factors considered by our board of directors, our board of directors did not find it practicable to quantify or otherwise assign relative weights to the specific factors considered. However, after taking into account all of the factors set forth above, our board of directors has determined that the Transaction is in our best interests and the best interests of our shareholders and that we should enter into the Transaction.

Opinion of Financial Advisor to the Company

The board of directors of Devcon engaged Capitalink as financial advisor and to render an opinion in connection with the Transaction. Capitalink was advised that Devcon is contemplating a transaction whereby Coconut Palm Capital Investors I, Ltd., or an affiliate of Coconut Palm, will purchase up to 2,000,000 units for a purchase price of $9.00 per unit, each unit consisting of (i) one share of Devcon’s common stock, (ii) warrants to purchase one share of Devcon’s common stock for each share of common stock purchased at an exercise price of $10.00 per share, exercisable for a three-year period, (iii) warrants to purchase one share of Devcon’s common stock for each two shares of common stock purchased, at an exercise price of $11.00 per share, exercisable for a four-year period, and (iv) warrants to purchase one share of Devcon’s common stock for each two shares of common stock purchased, at an exercise price of $15.00 per share, exercisable for a five-year period. Capitalink has been retained to render an opinion as to whether, on the date of its opinion, the purchase price is fair, from a financial point of view, to Devcon’s shareholders.

For purposes of the transaction, the purchase price is comprised of $8.61 attributable to the shares, or the share consideration, and $0.39 attributable to the warrants.

On March 26, 2004 Capitalink made a presentation to Devcon’s board of directors setting forth its financial analyses regarding the transaction. On April 1, 2004, Capitalink made a subsequent presentation to the board of directors and rendered its oral opinion that, as of such date, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, the purchase price is fair, from a financial point of view, to Devcon’s shareholders. Subsequently, Capitalink delivered its written opinion. On June 9, 2004, Capitalink revised its written opinion, dated as of April 1, 2004, to reflect $8.61 of the purchase price attributed to the Shares and $0.39 attributed to the warrants. The original allocation was $8.67 and $0.33, respectively. The change in allocation had no effect on Capitalink’s analysis of the fairness of the transaction to our shareholders from a financial point of view.

The full text of the written opinion of Capitalink, dated as of April 1, 2004, is attached as Annex A and is incorporated by reference into this proxy statement. Devcon and Capitalink urge you to read the Capitalink opinion carefully.

No limitations were imposed by Devcon on the scope of Capitalink’s investigation or the procedures to be followed by Capitalink in rendering its opinion. The Capitalink opinion was for the use and benefit of the board of directors of Devcon in connection with its consideration of the Transaction and was not intended to be and does not constitute a recommendation to any shareholder of Devcon as to how that shareholder should vote with respect to the Transaction. Capitalink was not requested to opine as to, and its opinion does not address, Devcon’s underlying business decision to proceed with or effect the Transaction. Further, Capitalink was not asked to consider, and its opinion does not address, the relative merits of the Transaction as compared to any alternative business strategy that might exist for Devcon. Capitalink was not engaged to seek alternatives to the Transaction that might exist for Devcon.

In arriving at its opinion, Capitalink took into account an assessment of general economic, market and financial conditions as well as its experience in connection with similar transactions and securities valuations generally and, among other things: (i) reviewed the draft Agreement dated April 1, 2004 by and among Devcon and Coconut Palm; (ii) reviewed publicly available financial information and other data with respect to Devcon, including the Annual Report on Form 10-K for the year ended December 31, 2003, and the Proxy Statement on Schedule 14-A, dated April 28, 2003; (iii) reviewed and analyzed the Transaction’s financial impact on Devcon’s book value and impact on common shares outstanding; (iv) reviewed and analyzed certain information related to the alarm security sector of the security services industry; (v) reviewed certain Security Equipment Company, Inc., or Security Equipment, unaudited financial and other data as provided by Security Equipment management; (vi) considered the historical financial results and present financial condition of Devcon; (vii) reviewed certain publicly available information concerning the trading of, and the trading market for, the common stock of Devcon; (viii) reviewed and analyzed certain financial characteristics of companies that were deemed to have characteristics comparable to those of Devcon; (ix) reviewed and analyzed certain financial characteristics of target companies in transactions where that target company was deemed to have characteristics comparable to those of Devcon; (x) reviewed and analyzed Devcon’s free cash flows and prepared capitalized earnings; (xi) reviewed and analyzed Devcon’s adjusted net book value; (xii) reviewed and analyzed the premium implied by the share consideration; (xiii) reviewed and discussed with representatives of the management of Devcon certain financial and operating information furnished by them, including financial analyses with respect to the business and operations of Devcon; (xiv) inquired about and discussed the Transaction and other matters related to the Transaction with Devcon’s management and the board of directors of Devcon; and (xv) performed such other analyses and examinations as were deemed appropriate.

In arriving at its opinion, Capitalink relied upon and assumed the accuracy and completeness of all of the financial and other information that was used without assuming any responsibility for any independent verification of any such information and has further relied upon the assurances of Devcon’s management that it is not aware of any facts or circumstances that would make any such information inaccurate or misleading. Capitalink did not make a physical inspection of the properties and facilities of Devcon or Security Equipment and did not make or obtain any evaluations or appraisals of the assets and liabilities (contingent or otherwise) of Devcon or Security Equipment. Capitalink assumed that the Transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statues, rules and regulations. Capitalink assumed that the Transaction will be consummated substantially in accordance with the terms set forth in the draft agreement, without any further amendments to the draft agreement, and without waiver by Devcon of any of the conditions to any obligations or in the alternative that any of these amendments, revisions or waivers thereto will not be detrimental to the shareholders of Devcon.

Capitalink’s opinion is necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, April 1, 2004. Accordingly, although subsequent developments may affect its opinion, Capitalink has not assumed any obligation to update, review or reaffirm its opinion.

The estimates contained in Capitalink’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Capitalink’s analyses and estimates are inherently subject to substantial uncertainty.

Each of the analyses conducted by Capitalink was carried out in order to provide a different perspective on the Transaction, and to enhance the total mix of information available. Capitalink did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness, from a financial point of view, of the purchase price to Devcon’s shareholders. Capitalink did not place any particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, Capitalink believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete and misleading view of the process underlying the analyses performed by Capitalink in connection with the preparation of its opinion.

The financial reviews and analyses include information presented in tabular format. In order to fully understand Capitalink’s financial review and analyses, the tables must be read together with the text presented. The tables alone are not a complete description of the financial review and analyses and considering the tables alone could create a misleading or incomplete view of Capitalink’s financial review and analyses.

Further, the summary of Capitalink’s analyses described below is not a complete description of the analyses underlying Capitalink’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Capitalink made qualitative judgments as to the relevance of each analysis and factors that it considered.

Pro Forma Review. Capitalink analyzed the pro forma impact of the Transaction to Devcon’s book value and securities ownership. Capitalink noted that Devcon’s net book value per share would fall from $13.82 per share to $12.55 per share (excluding the additional purchase option and exercise of the warrants). Capitalink also noted that if Coconut Palm acquires 2,000,000 shares in the Transaction and if all three tranches of warrants are exercised, then Coconut Palm would own approximately 59.4% of Devcon.

Alarm Security Sector Review. Capitalink reviewed the characteristics of the alarm security sector with respect to its key operating characteristics, competitive landscape, comparable transactions, and comparable companies. Based on this review, Capitalink made the following observations:

•	The sector is dominated by a number of large players (e.g. ADT Security, Protection One and others) who together make up at least 50% of the market. The remainder of the market consists of small “mom and pop” players.

•	One of the key valuation multiples is recurring monthly revenues, or RMR.

•	Revenue growth in the sector has increased significantly over the last decade, but has slowed in recent years.

•	The outlook in the industry is for continued growth despite rising competition.

•	There are significant economies of scale advantages through the consolidation of security alarm monitoring companies.

•	The number of transactions within the sector has fallen significantly from the mid 1990s highs.

•	The multiples paid in alarm security transactions have also fallen over the last decade from RMR multiples in the low 40s during the mid-1990’s to the low 30s in recent transactions.

•	Historical trading multiples for publicly listed security alarm companies has also fallen significantly from the mid-1990s highs.

•	There are few publicly listed U.S. pure-play alarm security monitoring companies. Capitalink reviewed the financial characteristics of three publicly listed companies, including Protection One, Integrated Alarm Services Group and Diversified Security Systems. Capitalink noted that the enterprise value-to-revenue multiples ranged from 1.58 to 6.16 times, and RMR multiples ranged from 28.4 to 44.1 times.

•	Over the last two years, the alarm security sector has underperformed the general market.

Review of Security Equipment. Capitalink reviewed the overall operating statistics and financial information for Security Equipment and discussed the historical performance and future prospects with the President and CEO of Security Equipment. Capitalink noted the following:

•	Revenue for Security Equipment was approximately $1.8 million for the fiscal year ended September 30, 2003. Approximately 81.8% of the revenue is derived from its alarm monitoring services.

•	RMR as of February 29, 2004 was approximately $121,000.

•	Security Equipment currently has 2,700 customers in the Panhandle region and over 1,200 in the Tampa Bay region. The customer base is approximately 60% commercial and 40% residential.

•	Monitoring and service gross margins ranged from a low of 68.7% to a high of 73.9% over the last three years.

Valuation Overview. The following table provides a summary of the range of indicated values for Devcon for each of the analyses used by Capitalink.

Methodology	Indicated Equity Value Per Share
Comparable Company Analysis	$7.72 - $9.75
Comparable Transaction Analysis	$7.99 - $9.82
Capitalized Earnings Analysis	$7.16 - $9.82
Adjusted Net Book Value Analysis	$5.85 - $9.19

Financial Performance Analysis. Capitalink undertook analyses of the historical and financial data of Devcon in order to understand and interpret its operating and financial performance and strength.

Capitalink reviewed Devcon’s historical financial data from Devcon’s public filings for the five years ended December 31, 2003. Devcon’s revenue and earnings were adjusted to remove any unusual or extraordinary sources of revenue and expenses. The adjustments provide a more accurate portrayal of Devcon’s underlying earnings. Capitalink noted the following:

For FY2003, approximately 69.1% of revenue was derived from the Materials Division and 30.9% from the Construction Division. Revenue fell over the reviewed period – from a high of $68.0 million in FY1999 to $55.3 million in FY2003. The fall was most noticeable in FY2001 when revenue fell by approximately 15.9%. Most of the fall in revenue was due to a reduction in the Materials business resulting from i) the sale of the cement terminals and operations in Dominica in FY2000, ii) the termination of a cement distribution agreement in March 2001, iii) a decrease in the demand for block and concrete in St. Martin and Antigua, and iv) a general decrease in economic growth as a result of reduced tourism from the events of 9/11 and the subsequent downturn in the U.S. economy.

Devcon’s adjusted EBITDA has ranged from a high of $5.0 million for FY2001 to $1.6 million for FY2003. The fall in EBITDA is primarily a result of lower gross margin for the Materials Division, which fell from approximately 18.9% in FY2001 to 12.8% in FY2003. The reduction in margin was a result of lower average aggregate sales prices, heavy rains resulting in a reduction of aggregate production and block production difficulties in St. Thomas.

As of December 31, 2003, Devcon had approximately $2.8 million in interest bearing debt, including minority interests, of which $2.1 million represents unsecured notes payable to Devcon’s President. Devcon also had approximately $10.0 million in cash and cash equivalents, and net debt (interest bearing debt less cash) of approximately $(7.3) million.

Market Performance Analysis. Capitalink utilized a historical stock price analysis to review and compare Devcon’s stock performance to the general market indices and a selected peer group. In addition, Capitalink reviewed the liquidity of Devcon’s common stock in the public trading markets.

Capitalink reviewed the daily closing market price and trading volume of Devcon’s common stock over two time periods; (i) the two-year period ending March 31, 2004, and (ii) the last twelve months ended March 31, 2004. Capitalink compared the daily closing market price performance of Devcon’s common stock to both the comparable companies (noted below) and the Russell 3000 Index for both periods. Capitalink also calculated total trading volumes at various closing price ranges. In addition, the number of trading days, and the respective percentages, at certain trading volumes, was set forth.

Capitalink noted that during the two-year period ended March 31, 2004, the Devcon common stock:

•	experienced limited liquidity with the average and median daily number of shares traded equal to 2,417 and 100, respectively. It was further noted that on 228 trading days, or approximately 45.1% of the total trading days, there was no volume;

•	ranged from as high as $9.69 to as low as $5.51, closing at $8.22 on March 31, 2004; and

•	increased 27.4%, while the comparable companies index increased 17.3% and the Russell 3000 Index fell 1.1%.

Capitalink also noted that during the last twelve months ended March 31, 2004, Devcon’s common stock:

•	experienced limited liquidity with the average and median daily number of shares traded equal to 3,306 and 400, respectively;

•	ranged from as high as $9.69 to as low as $6.09; and

•	increased 19.1%, while the comparable companies index increased 68.9% and the Russell 3000 Index increased 35.8%.

Selected Comparable Company Analysis. Capitalink utilized the selected comparable company analysis, a market valuation approach, for the purposes of compiling guideline or comparable company statistics and developing valuation metrics based on prices at which stocks of similar companies are trading in a public market.

The selected comparable company analysis compares the trading multiples of Devcon with those of other publicly traded companies that are similar with respect to business model, operating sector, size and target customer base. Capitalink located five companies that it deemed comparable to Devcon with respect to their industry sector and operating model. All of the comparable companies are classified under the SIC codes 14 (Mining and Quarrying of Nonmetallic Materials) and 15 (Building Construction).

The comparable companies utilized were: Florida Rock Industries, Inc., Granite Construction, Inc., Martin Marietta Materials Inc., U.S. Concrete, Inc., and Vulcan Materials Co. Devcon is significantly smaller than all of the comparable companies. As of March 31, 2004, the enterprise value for the comparable companies ranged from approximately $330.4 million to approximately $5.8 billion and revenue ranged from approximately $473.1 million to approximately $2.9 billion. In comparison, Devcon had an enterprise value and FY2003 revenue of approximately $19.3 million and $55.3 million, respectively.

Capitalink reviewed certain financial information relating to Devcon in the context of the corresponding financial information, ratios and public market multiples for the comparable companies. No company used in Capitalink’s analysis was deemed to be identical or directly comparable to Devcon; accordingly, Capitalink considered the multiples for the comparable companies, taken as a whole, to be more relevant than the multiples of any single company.

Market values were used to calculate multiples of EPS, common equity and net tangible common equity, while enterprise values were used to calculate multiples of LTM revenue, LTM EBIT, LTM EBITDA and total assets. For comparison purposes, all operating profits, including EBITDA, were normalized to exclude unusual and extraordinary expenses or income.

Capitalink noted that the EBITDA margin for Devcon of 2.9% for FY2003 was lower than all of the comparable companies, the mean and median of which was 16.6% and 18.9%, respectively. Given the volatility in Devcon’s EBITDA, Capitalink also calculated the average EBITDA from FY1999 to FY2003 to be approximately $3.4 million. Capitalink also noted that Devcon’s debt-to-total invested capital was 9.2%, compared to the average of the comparable companies’ of 21.3%.

Capitalink expects Devcon’s valuation multiples to be below the average of the comparable companies due to the smaller size of Devcon (which limits the ability of Devcon to gain economies of scale advantages with respect to corporate and supply costs), the less profitable historical performance of Devcon relative to most of the comparable companies, and the additional risk from having significant operations in the Caribbean.

Capitalink selected an appropriate multiple range for Devcon by examining the range provided by the comparable companies and then applied this multiple range to Devcon’s common equity, FY2003 revenue, FY2003 EBITDA and average EBITDA (between FY1999 to FY2003).

Based on the selected multiple ranges, Capitalink calculated a range of enterprise values. After deducting net interest bearing debt and minority interests of approximately $(10.9) million, adding non-operating notes receivable of $9.0 million, and dividing by approximately 4.159 million shares (including in-the-money options), Capitalink calculated a range of indicated equity values per share of between $7.72 and $9.75.

	Statistic	Selected Multiple			Indicated Equity Value Per Share
	$(000)	Low	–	High	Low	–	High
Market Value Multiple
Common Equity	$45,549	0.6x	–	1.0x	$6.57	–	$10.95
Enterprise Value Multiple
FY2003 Revenue	$55,313	0.30x	–	0.40x	$8.77	–	$10.10
FY2003 EBITDA	$1,619	5.0x	–	7.0x	$6.73	–	$7.51
Average EBITDA (FY1999 - FY2003)	$3,366	5.0x	–	7.0x	$8.83	–	$10.45
Indicated Reference Range					$7.72	–	$9.75

As noted above, none of the comparable companies is identical or directly comparable to Devcon. Accordingly, Capitalink considered the multiples for such companies, taken as a whole, to be more relevant than the multiples of any single company. Further, an analysis of publicly traded comparable companies is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading of the comparable companies.

Selected Comparable Transaction Analysis. Capitalink utilized the selected comparable transaction analysis, a market valuation approach, for the purposes of compiling precedent or comparable transaction statistics and developing valuation metrics based on the pricing in such transactions.

Information is typically not disclosed for transactions involving a private seller, even when the buyer is a public company, unless the acquisition is deemed to be “material” for the acquiror. As a result, the selected comparable transaction analysis is limited to transactions involving the acquisition of a public company, or substantially all of its assets, or the acquisition of a large private company, or substantially all of its assets, by a public company.

Capitalink located eight transactions announced since January 2000 involving target companies in related industries to Devcon and for which detailed financial information was available. Target companies were classified under the SIC codes 14 (Mining and Quarrying of Nonmetallic Materials) and 15 (Building Contractors).

Acquiror	Acquiree
CRH PLC	Johnson (SE) Cos
Headwaters, Inc.	ISG Resources, Inc.
CRH PLC	U.S. Aggregates
Oakhurst Co Inc.	Sterling Construction Co
ISG Resources, Inc.	Palestine Concrete Title Co
CRH PLC	The Shelly Co
U.S. Concrete, Inc.	Beall Industries, Inc.
Umar Union Martima Int’l	Devcon Int’l – Ready Mix Concrete

Based on the information disclosed with respect to the targets in each of the comparable transactions, Capitalink determined a range of indicated enterprise values for Devcon by selecting a range of valuation multiples based on the comparable transactions, and then applied them to Devcon’s common equity, FY2003 revenue, FY2003 EBITDA, and average EBITDA (FY1999 to FY2003).

Similar to the comparable company analysis, Devcon’s unique characteristics, smaller size, poor historical performance and higher business risk characteristics would suggest Devcon be valued below the average of the comparable transaction multiples.

Based on the selected multiple ranges, Capitalink calculated a range of enterprise values. After deducting net interest bearing debt and minority interests of approximately $(10.9) million, adding non-operating notes receivable of $9.0 million, and dividing by approximately 4.159 million shares (including in-the-money options), Capitalink calculated a range of indicated equity values per share of between $7.99 and $9.92.

	Statistic	Selected Multiple			Indicated Equity Value Per Share
	$(000)	Low	–	High	Low	–	High
Market Value Multiple
Common Equity	$45,549	0.6x	–	1.0x	$6.57	–	$10.95
Enterprise Value Multiple
FY2003 Revenue	$55,313	0.47x	–	0.50x	$9.44	–	$10.77
FY2003 EBITDA	$1,619	5.3x	–	7.0x	$6.85	–	$7.51
Average EBITDA (FY1999 - FY2003)	$3,366	5.3x	–	7.0x	$9.09	–	$10.45
Indicated Reference Range					$7.99	–	$9.92

None of the comparable transactions are identical to the Transaction. Accordingly, an analysis of comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the target companies in the comparable transactions and other factors that could affect the respective acquisition values.

Capitalized Earnings Analysis. Capitalink utilized the capitalized earnings analysis, an income valuation approach, in order to develop valuation metrics based on the present value of expected perpetual returns.

The capitalized earnings analysis estimates value by assuming a steady future normalized unlevered free cash flow is generated in perpetuity at a given growth rate and capitalized at a rate which reflects the risks inherent in its business and capital structure.

Capitalink prepared the capitalized earnings analysis based on two methods: the capitalized free cash flow method and the capitalized net earnings method.

The capitalized free cash flow method estimates value by assuming a steady future normalized unlevered free cash flow is generated in perpetuity at a given growth rate and is capitalized at a rate that reflects the risks inherent in the business and its capital structure. Unlevered free cash flow represents the amount of cash generated and available for principal, interest and dividend payments after providing for ongoing business operations.

The capitalized net earnings method estimates value by assuming a steady future normalized net income cash flow is generated in perpetuity at a given growth rate and capitalized at a rate which reflects the risks inherent in its business and equity structure. The method differs from the capitalized free cash flow method in that the cash flow to be capitalized represents the net cash flow available to common shareholders after debt, minority interest and preferred stock obligations are taken into account and the capitalization rate is based on Devcon’s cost of equity.

Devcon’s recent performance has generated low levels of earnings. The assumptions of expected normalized EBITDA of between $4.5 million and $5.5 million is higher than what Devcon has been able to generate over the last two years. However, Devcon’s management believes this range of EBITDA is realistically achievable in the near term.

The capitalization rate was derived using the following assumptions:

•	An assumed cost of equity of 16.1%, based on riskless and risk-based rates, including company specific and industry specific risks.

•	A WACC of 14.9%, assuming cost of debt of 4.8%, and an assumed average debt to total capitalization ratio of 9.4%.

•	A long term growth rate of 6.0% based on an assessment of forecast industry sales growth, and Devcon’s low historical sales and earnings growth.

Under the capitalized free cash flow method, a range of free cash flows was derived by deducting taxes and capital expenditures from projected EBITDA. Capitalink then determined a range of indicated enterprise values of $4.5 million to $13.4 million by dividing the free cash flow with an assumed free cash flow capitalization rate of 8.9%. Taking into account cash on hand and from the exercise of in-the-money options, the estimated value of the non-operating notes receivable, and interest bearing debt as of December 31, 2003 of approximately $2.67 million in total, and dividing by approximately 4.159 million shares (including in-the-money options), Capitalink derived a range of indicated equity values per share of between $6.92 and $9.07.

Under the capitalized net earnings method, a range of net income cash flows was derived by deducting taxes from projected operating income. Capitalink then determined a range of indicated equity values of $27.8 million to $39.7 million by dividing the net earnings cash flow by an assumed net income capitalization rate of 10.1%. Taking into account the 3.756 million shares (including in-the-money options using the treasury stock method), Capitalink derived a range of indicated equity values per share of between $7.40 and $10.58.

Utilizing the free cash flow and the net income approaches, Capitalink determined a range of equity values per share of between $7.16 and $9.82.

Adjusted Net Book Value Analysis. An adjusted book value analysis utilizes a company’s most recent balance sheet to estimate the current realizable market value of the company’s assets. A company’s financial statements, including the balance sheet, are prepared according to generally accepted accounting principles and generally reflect historical cost amounts and do not reflect current market value.

Based upon discussions with Devcon’s management, Capitalink applied a range of expected realizations from Devcon’s assets assuming they were properly marketed over a reasonable period of time. The following adjustments were made:

•	Receivables, other notes receivable and inventory reflect proceeds from collections or sales.

•	Notes and bonds due from the Government of Antigua and Barbuda reflect a wide range of proceeds from a sale.

•	Prepaid and other expenses reflect Devcon’s inability to either recover or sell the assets.

•	Property, plant and equipment reflect proceeds from sales.

•	Other assets reflect Devcon’s inability to either convert to cash or sell the assets.

•	Contingent liabilities were added to reflect potential severance costs in various island locations and potential costs associated with various lawsuits.

Capitalink determined the net book value after these adjustments to range from approximately $23.9 million to $39.5 million. Capitalink then assumed realization costs of 2.5% of total assets to reflect legal, accounting, and other disposal costs, to obtain a range of future indicated values of approximately $22.8 million and $38.0 million.

Based upon discussions with management, Capitalink determined that it would take on average one year to complete the realization of value from Devcon’s assets. Assuming a discount rate of 10%, Capitalink discounted the future indicated value to obtain a range of indicated values from approximately $20.7 million to $34.6 million. After adding cash from in-the-money options and dividing by 4.159 million shares (including in-the-money options), Capitalink calculated a range of indicated equity values per share of between $5.85 and $9.19.

The adjustments may not anticipate all the economic, socioeconomic, political, market or legal factors that impact realizable values. The net book value analysis involves complex considerations and judgments concerning realization and timing that could affect indicated values.

Premiums Paid Analysis. A premiums paid analysis involves the comparison of the share consideration to the average closing price of Devcon’s common stock on March 31, 2004, March 30, 2004 and over varying average time periods prior to March 31, 2004.

The share consideration represents a significant premium over the average closing share price for each period. In addition, the daily premium or discount over the period March 31, 2003 to March 31, 2004 was graphed versus the share consideration. For the full prior one-year period, the share consideration represented a premium for almost all of the prevailing daily share prices, particularly during the early portion of that period.

Capitalink performed a variety of financial and comparative analyses for the purpose of rendering the Capitalink opinion. While the foregoing summary describes all material analyses and factors reviewed by Capitalink with Devcon’s board of directors, it does not purport to be a complete description of the presentations by Capitalink or the analyses performed by Capitalink in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In addition, Capitalink may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should not be taken to be Capitalink’s view of the actual value of Devcon. In performing its analyses, Capitalink made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Devcon. The analyses performed by Capitalink are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets do not purport to be appraisals or to necessarily reflect the prices at which businesses or assets may actually be sold. The analyses performed were prepared solely as part of Capitalink’s analysis of the fairness of the purchase price, from a financial point of view, to Devcon’s shareholders, and were provided to Devcon’s board of directors in connection with the delivery of Capitalink’s opinion.

As part of its financial advisory services, Capitalink receives a monthly consulting fee in the amount of $15,000 for each period of 30 days starting February 20, 2004 until April 20, 2004 and $5,000 for each period of 30 days thereafter, earning $40,000 in total monthly consulting fees as of the date of this proxy statement, and has received a fee in connection with the preparation and issuance of its opinion in the amount of $62,500. The fee paid in connection with the preparation and issuance of its opinion was recommended by Capitalink and accepted by Devcon. In addition, Devcon has agreed to indemnify Capitalink for certain liabilities that may arise out of the rendering of the opinion. Capitalink is an investment banking firm that, as part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, corporate restructurings, private placements, and for other purposes. Capitalink does not beneficially own any interest in us, nor has Capitalink maintained any material relationships with us, aside from the relationship described in this proxy statement, during the past two years, nor is any material relationship between us and Capitalink mutually understood to be contemplated other than as described in this proxy statement.

Based on the foregoing, including the opinion of Capitalink, our board of directors has approved and adopted the Transaction as set forth in Proposals 1 and 2 and determined that it is in our best interest and the best interest of our shareholders and recommends that the shareholders vote for the proposal to approve the issuances of the units and for the proposal to approve the amendments to our Articles of Incorporation.

Each member of our board of directors individually stated for the record his/her vote in favor of and approval of the Transaction.

PROPOSAL NO. 3

Election of Directors

Our Amended and Restated Bylaws provide that the number of directors to serve on our board of directors shall be determined by our shareholders. Our shareholders have set the size of our board of directors to not less than five nor more than seven directors. Our board of directors has determined to increase the number of directors from seven to nine. See “Proposal 2 – Amendments to Articles of Incorporation.”

We are also seeking shareholder election of nine members to our board of directors. If elected, the nominees shall serve until the 2005 annual meeting of our shareholders, expected to be held in June 2005, or until their successors have been duly elected and qualified. Messrs. Richard C. Rochon and Mario B. Ferrari, each of whom is a designee of Coconut Palm, as well as Messrs. Donald L. Smith, Jr., Richard L. Hornsby, W. Douglas Pitts, James R. Cast, Robert D. Armstrong, Gustavo R. Benejam and Per-Olof Lööf have been nominated to serve as our directors. We have no reason to believe that any of these nominees will not be a candidate or will be unable to serve as director. However, in the event that any nominee should become unable or unwilling to serve as a director, the proxy will be voted for the election of those person or persons as shall be designated by our board of directors with the consent of Coconut Palm.

Six of the nominees for election as a director are current members of our board of directors. Mr. Smith has served as a director since 1951, Mr. Hornsby has served as a director since 1975, Mr. Pitts has served as a director since 1996, and each of Mr. Cast, Mr. Benejam and Mr. Armstrong has served as a director since 2003. Jose A. Bechara, Jr., Esq., a current director of ours, has informed us that he does not intend to run for re-election to the board. Per-Olof Lööf was recommended by Jan Norelid to our nominating committee for review as a possible replacement for Mr. Bechara’s seat; and our nominating committee has approached, reviewed the credentials of and recommended to our board of directors Mr. Lööf for nomination. On April 7, 2004, our board of directors nominated Mr. Lööf for election by our shareholders to the board.

The election of the board is contingent upon the closing of the Transaction; and if the Transaction does not close the election of the board will not go into effect.

Nominees

Set forth below is information with respect to three of these nominees:

Richard C. Rochon is currently Chairman and Chief Executive Officer of Royal Palm Capital Partners, a private investment and management firm. Previously, Mr. Rochon served for 14 years as President of Huizenga Holdings, Inc. a management and holding company owned by H. Wayne Huizenga. Mr. Rochon was a seventeen-year veteran of the Huizenga organization, joining in 1985 as Treasurer and promoted to President in 1988. Huizenga Holdings’ investments included several publicly-held companies that became market leaders in their respective industries, including Blockbuster Entertainment Corporation, Republic Waste Industries, Inc., AutoNation, Inc., and Boca Resorts, Inc. Mr. Rochon has also served as sole director for many of Huizenga Holdings’ portfolio companies and has served as Vice Chairman of Huizenga Holdings. Mr. Rochon continues to serve as a director of publicly-held Boca Resorts, Inc., Century Business Services, Inc. and Bancshares of Florida, Inc. From 1979 until 1985 Mr. Rochon was employed as a certified public accountant by the public accounting firm of Coopers & Lybrand. L.L.P. Mr. Rochon received his B.S. in Accounting from Binghamton University (formerly State University of New York at Binghamton) in 1979 and his Certified Public Accounting designation in 1981.

Mario B. Ferrari has been Vice President of Royal Palm Capital Partners, Ltd., a private investment and management firm, since 2002. Prior to that, he worked as an investment banker with Morgan Stanley & Co. from 2000 to 2002, where he served as a founding member of the Private Equity Placement Group. Previously from 1997 thru 1999, Mr. Ferrari was co-founder of PowerUSA, LLC, a retail energy services company. Mr. Ferrari has a B.S. in Finance and International Business, magna cum laude, from Georgetown University.

Per-Olof Lööf is currently Senior Partner with The QuanStar Group, a strategic management consulting firm in New York City. He is also chairman of the board of directors of Datatec Systems, Inc., a systems integration company servicing the retail services industries. He is also the chairman of the board of Fifth Taste Concepts LLC, a Florida based restaurant company. From August 1999 to November 2001, Mr. Lööf was President and Chief Executive Officer of Sensormatic Electronics, Inc., a leading company in the electronic security industry. During his tenure, he successfully led the company through a turnaround and managed a successful acquisition of Sensormatic by TYCO International Ltd. From 1995 to June 1999, Mr. Lööf was Senior Vice President of NCR’s Financial Solutions Group, a supplier to the retail financial services industry. From 1994 to 1995, Mr. Lööf was President and Chief Executive Officer of AT&T Istel Co., a Europe-based provider of integrated computing and communication services. From 1982 to 1994, Mr. Lööf held a variety of management positions with Digital Equipment Corporation, including Vice President of Sales and Marketing for Europe and Vice President, Financial Services Enterprise for Europe. Mr. Lööf holds a MSc degree in economics and business from the Stockholm School of Economics.

The remaining nominees, Messrs. Smith, Hornsby, Pitts, Cast, Armstrong and Benejam currently serve on our board of directors. Information on these remaining nominees is set forth under “Current Directors and Executive Officers” on page 53.

If elected, these nominees will assume office upon the completion of the Transaction. All nominees will hold office until the 2005 annual meeting of our shareholders, expected to occur in June 2005, or until their successors have been duly elected and qualified.

Information Regarding the Board of Directors and Committees of the Board of Directors

Directors’ Fees

We pay each of our directors an annual retainer for board service of $9,000, except for our Chairman, Donald L. Smith, Jr., who is paid $40,000. Members of our audit committee receive an additional annual retainer of $5,000 in June, except for the chairman of that committee who receives an additional annual retainer of $7,500. Compensation committee and nominating committee members receive an additional $1,000 annual retainer, except for the chairman of each of these committees who receives an additional $2,000 annual retainer. Amounts paid to our directors, including the chairmen of the committees of the board of directors may be increased by action of the board.

A new non-employee director will be granted an option to purchase 8,000 shares of our common stock upon the commencement of service as a director from a stock option plan then in effect. In addition, each non-employee director is granted options to purchase 1,000 shares of our common stock after each of our annual meetings. These options will be granted at an exercise price equal to the closing market price on the day preceding the grant date.

Committees and Meetings of the Board

The following is a brief description of the functions of the committees of our board of directors and the identity of their members:

During the year ended December 31, 2003, our board of directors held 6 meetings and took no actions by unanimous written consent. During 2003, no incumbent director attended fewer than 75 percent of the aggregate of (i) the number of meetings of our board of directors held during the period he served on the board and (ii) the number of meetings of committees of the board held during the period he served on such committees. Our board of directors has three standing committees — the audit committee, the compensation committee and the nominating committee.

Messrs. Pitts, Armstrong and Benejam are members of our audit committee, which held 6 meetings and took no actions by unanimous written consent during 2003. The duties and responsibilities of our audit committee include (a) monitoring the integrity of our financial reporting process and systems of internal controls regarding finance, accounting, legal and regulatory compliance, (b) monitoring the independence and performance of our independent auditors and our internal audit functions, (c) providing an avenue of communication among our independent auditors and management, (d) having the sole authority to appoint, determine funding for, and oversee our outside auditors. Our audit committee’s charter was originally filed with our proxy statement for the year ended December 31, 2000, dated May 4, 2001. The audit committee has since amended its charter to conform to the final corporate governance rules issued by the Securities and Exchange Commission and Nasdaq concerning audit committees. This amended charter is attached to this proxy statement as Annex C and is available on our website at www.devc.com.

Messrs. Cast, Bechara and Pitts are members of our Compensation Committee, which held 2 meetings and took no actions by unanimous written consent during 2003. This committee administers the 1992 and 1999 stock option plans and has the power and authority to (a) determine the persons to be awarded options and the terms thereof and (b) construe and interpret the 1992 and 1999 stock option plans. This committee is also responsible for the final review and determination of executive compensation. The compensation committee is governed by a charter adopted by our board of directors. This charter is available on our website at www.devc.com.

Messrs. Cast, Armstrong and Benejam are members of the Company’s Nominating Committee. The Nominating Committee did not meet during 2003. The purpose of this committee is to define the basic responsibilities and qualifications of individuals nominated and elected to serve as members of our board of directors, to identify and nominate individuals qualified to become directors in accordance with these policies and guidelines and oversee the selection and composition of committees of our board of directors. The nominating committee is governed by a charter adopted by our board of directors. This charter is available on our website at www.devc.com.

Nominations of Specified Directors to the Board of Directors and Additions to the Management Team of Devcon

Due to the nature of the Transaction, Coconut Palm requested that its representatives be provided with the ability with which to monitor our operations, particularly the use of the funds received in the Transaction, to further our entry into the security services business. In addition, we expressed a need for personnel with experience in the security services business with whom we could consult and who could facilitate our entry into the security services market. As a result, Messrs. Richard C. Rochon and Mario B. Ferrari, each of whom is a designee of Coconut Palm, have been nominated to serve on our board of directors and our board of directors approved an employment agreement under the terms of which Stephen J. Ruzika would become our Executive Vice President and President of Devcon’s Security Services Division. The effectiveness of Mr. Ruzika’s employment agreement, which was entered into by us and Mr. Ruzika on April 2, 2004, is conditioned upon the closing of the Transaction.

Under the terms of Mr. Ruzika’s employment agreement, we will pay Mr. Ruzika an annual salary equal to $325,000 plus any bonuses which the compensation committee of our board of directors determines to pay him in its sole discretion. In addition to this salary, Mr. Ruzika will be entitled to participate in any bonus plan, incentive compensation program or incentive stock option plan or other employee benefits we provide to our other similarly situated executives, on the terms and at the level of participation determined by our compensation committee. In addition, Mr. Ruzika will be granted 50,000 options with an exercise price of $9.00 per share upon the effectiveness of the employment agreement. Any options granted under these plans will vest in equal annual installments from the time of grant until the expiration date under the employment agreement. The employment agreement has a term of three years; however, this term may be further extended by the parties in writing in a separate instrument. Either we or Mr. Ruzika may terminate the employment agreement for any reason upon sixty (60) days prior written notice to the other. However, if we terminate the agreement (which includes failing to renew the agreement after the initial three years) without cause, Mr. Ruzika terminates the agreement with cause or Mr. Ruzika fails to renew the agreement, we are required to pay Mr. Ruzika severance payments at the rate of his salary in effect on the date of termination for two years, payable in accordance with our usual payroll schedule. In the event of specified changes in control of us, all options previously granted to Mr. Ruzika will automatically vest and if Mr. Ruzika terminates his employment with us within one year of this change in control with cause, he will be entitled to the two years of severance payments described above. However, no transaction will be considered to be a change in control for purposes of triggering these severance obligations if the transaction in question involves the security services industry or is procured by Mr. Ruzika, Richard C. Rochon, Mario B. Ferrari, Coconut Palm or any affiliate of theirs. Mr. Ruzika is also subject to a three-year noncompete covenant to the extent his employment is terminated (including not renewing his employment agreement) in a manner that does not entitle him to the severance payments described above. Mr. Ruzika is also subject to a two-year noncompete covenant to the extent his employment is terminated (including not renewing his employment agreement) in a manner that does entitle him to the severance payments described above; however, if we fail to make these severance payments, Mr. Ruzika’s noncompete obligations will no longer be in effect.

Mr. Ruzika’s employment agreement is not effective unless and until our shareholders approve and we close the Transaction. In addition, we anticipate Mr. Ruzika will employ three members of his management team to join our current international management team. This management team will have the responsibility of overseeing our new Security Services Division, which will be implemented after the completion of the Transaction. We anticipate the aggregate compensation for Mr. Ruzika’s management team, excluding Mr. Ruzika’s compensation, will be $400,000-$500,000 in aggregate salary, plus participation in our equity-based compensation plans to the same extent as our other similarly situated senior executives participate after the completion of the Transaction, as this participation may be approved by our board of directors.

Coconut Palm has advised us that it anticipates distributing one-half of all warrants issued in the Transaction (with equal distribution from the three tranches) for performance of services to, among others, the two nominees for election to our board of directors, Messrs. Rochon and Ferrari and the management team led by Mr. Ruzika. Coconut Palm currently anticipates distributing to Mr. Ruzika and his management team 650,000 of these warrants (with equal distribution from the three tranches). Although we are not involved with the distribution of the units or the securities comprising the units to the partners of Coconut Palm, Coconut Palm has advised us that it anticipates distributing one-half of all warrants issued in the Transaction (with equal distribution from the three tranches) to Messrs. Rochon and Ferrari and the management team led by and including Mr. Ruzika. Coconut Palm has informed us that the warrants to be issued to these persons are for purposes of providing management and other services to Coconut Palm and to induce these individuals to become involved with Coconut Palm and the security service sector strategy and strategic oversight of that strategy. In performing these services, these individuals will also be assisting us, and we believe that we will also be a beneficiary of these services. As to Stephen J. Ruzika, see “Proposal No. 3 — Nominations of Specified Directors to the Board of Directors and Additions to the Management Team of Devcon”, as to Richard Rochon and Mario Ferrari, see “Proposal No. 3 – Information Regarding the Board of Directors and Committees of the Board of Directors” and “Proposal No. 3 — Nominations of Specified Directors to the Board of Directors and Additions to the Management Team of Devcon”.

Coconut Palm has also informed us that Messrs. Rochon and Ferrari are expected to retain the power to vote and dispose of the securities remaining with Coconut Palm and are thus attributed beneficial ownership of all of these securities. Coconut Palm has agreed that any distributions it makes to anyone, including its partners, must be in compliance with applicable securities laws. We will sell the units to Coconut Palm at fair value and record the cash received for the warrants as additional-paid-in-capital at the time of closing. Furthermore, in accordance with GAAP, we will be recording the costs of the warrants to be distributed to Messrs. Rochon, Ferrari and Ruzika. This is because the distribution will constitute a situation in which a principal shareholder of ours establishes or finances a stock option, purchase or award plan for one or more of our employees, in this case Mr. Ruzika, as an executive officer and Messrs. Rochon and Ferrari as directors. Under GAAP, if a principal shareholder’s intention is to enhance or maintain the value of his, her or its investment by entering into this arrangement, we are deemed to implicitly benefit from the plan by retention of, and possibly improved performance by, the employee. Accordingly, we anticipate recording a compensatory expense in the amount of $390,000 upon distribution of the warrants to Messrs. Ruzika, Rochon and Ferrari.

Mr. Ruzika is the former Chief Financial Officer (1989-1997) of ADT Limited and President of ADT Security Services, Inc., and has over 17 years of experience in the security services industry. From 1989 to 1997, Mr. Ruzika oversaw the growth of ADT Security Services, Inc. into the largest electronic security services company in the United States and United Kingdom. Mr. Ruzika previously served as a Director and Executive Vice President (1987-1997), and Chief Financial Officer (1989-1997) of ADT, a NYSE listed company. Mr. Ruzika also served as President and Chief Executive Officer of ADT Security Services Inc. (1995-1997), a wholly owned subsidiary of ADT. Mr. Ruzika joined ADT in 1982. In 1997, ADT merged with TYCO International Ltd. and the combined company was renamed TYCO International. ADT, at the time of the merger, was the single largest provider of electronic security services in North America and the United Kingdom providing continuous monitoring of commercial and residential security systems to over 2 million customers in North America and Europe. ADT Security Services, with revenue in excess of $1.5 billion, operated more than 200 sales and service offices worldwide. ADT, through it automotive division, was also a leading provider of vehicle auction services in the United States and the United Kingdom. Mr. Ruzika is 48 years old. and currently serves as Chairman and Chief Executive Officer of Congress Security Services, Inc. Congress, through its subsidiaries, including Security Equipment Company, Inc., the corporation we are acquiring, provides employment screening and paperless workflow services to major corporate clients in North America and also provides electronic security services throughout the Panhandle of Florida. Prior to forming Congress, Mr. Ruzika served as Chief Executive Officer of Carlisle Holdings Limited (formerly known as BHI Incorporated), a Nasdaq listed company. Mr. Ruzika is a graduate of the University of Miami and received his Certified Public Accountant designation.

In addition, we have entered into a letter of intent with Mr. Ruzika under the terms of which we have agreed to purchase Security Equipment Company, Inc. The term of the letter of intent originally expired on May 31, 2004; however, this term has been extended by agreement of the parties to until September 1, 2004. We anticipate completing this acquisition simultaneously with or soon after the completion of the Transaction. For more information on our acquisition of Mr. Ruzika’s company, please see “Acquisition of and Information About Security Equipment” on page 44.

In light of the extensive expertise and resources Coconut Palm could offer us and Coconut Palm’s requirement that the election of Messrs. Rochon and Ferrari to our board of directors and the employment of Mr. Ruzika and his management team be a condition for Coconut Palm to enter into the Transaction, our board of directors determined that the election of Messrs. Rochon and Ferrari and the other nominees set forth in this proxy statement to our board of directors and the employment of Mr. Ruzika and his management team was in our best interests and the best interests of our shareholders.

Based on the foregoing, our board of directors approved the matters set forth in Proposal 3, determined that they are in our best interest and the best interest of our shareholders, and recommended that our shareholders vote to elect each of the nominees to our board of directors.

OTHER INFORMATION ABOUT THE TRANSACTION

Completion of the Transaction; Effective Time; Timing

The purchase agreement provides that the issuance of the units to Coconut Palm will be effected if our shareholders vote to approve and authorize the Transaction and other conditions stated in the purchase agreement have been satisfied. If the shareholders vote for approval of the proposals, the effective time of the election of the nominees will be the date on which the Transaction contemplated by the purchase agreement is completed. We have agreed that we will file with the Securities and Exchange Commission a registration statement registering the resale of the shares of common stock and the shares underlying the warrants issued to Coconut Palm not later than 60 days after the closing of the Transaction. We have further agreed to use our reasonable best efforts to cause this registration statement to become effective no later than 60 days after it has been filed with the Securities and Exchange Commission. Failure to comply with these deadlines may subject us to cash penalties. For more information, see “Purchase Agreement - Registration Rights” on page 40.

Interests of Certain Persons in the Transaction

Members of our management and our board of directors may have interests in the Transaction that are in addition to their interests as our shareholders generally. Our board of directors was aware of these interests and considered them in approving the Transaction.

Additional Registration Rights. Donald J. Smith, Jr., our Chairman, Chief Executive Officer and President, and Robert Armstrong, one of our directors, and their affiliates will be granted registration rights which will permit them to register their shares of common stock along with, and to the same extent as, the shares of our common stock

(and the shares of our common stock underlying the warrants) being acquired by Coconut Palm. See “Description of the Purchase Agreement – Registration Rights” on page 40.

Severance Payments. Each of Jan Norelid, our Chief Financial Officer, Kevin M. Smith, our Vice President – Materials Division and Donald L. Smith, III, our Vice President – Construction Division has an employment agreement with us. Under the terms of these agreements, they may be entitled to severance payments equaling two years of their respective annual compensation if their employment is terminated by us without cause or by the respective officer without good reason within one year of (i) any person, entity or group acquiring beneficial ownership of 40% of our outstanding common stock or (ii) Donald Smith, Jr. and his family failing to beneficially own, collectively, at least 20% of our outstanding common stock. The employment agreements also provide for specified “gross-up” payments to take into account any excise taxes that may be imposed upon these severance payments. For more information, see “Executive Compensation – Employment Agreements” on page 58.

Acceleration of Vesting of Options. Under the terms of the options we have granted to our employees and directors from time to time, these options automatically accelerate if we experience a change of control. The only options that have not yet fully vested are options granted under our Amended 1999 Stock Option Plan. Our Amended 1999 Stock Option Plan defines a “change of control” as (i) approval by our shareholders of a reorganization, merger, consolidation or other form of corporate transaction where our shareholders prior to this transaction do not, immediately after the transaction, own more than 50% of the combined voting power, (ii) individuals who, on the date the option was granted, constitute our board of directors cease to constitute at least a majority of our board of directors unless the election of the other directors was approved by a vote of at least a majority of the incumbent directors, or (iii) the acquisition, other than from us, by any person of more than 25% of either the outstanding shares of our common stock or the combined voting power of our outstanding voting securities entitled to vote. Under this definition, acquisition of more than 25% of our outstanding common stock constitutes a change of control, but not if the acquisition is from shares we issue, as is the case in the Transaction. Accordingly, we do not believe the vesting of the options will be accelerated by the Transaction.

Donald L. Smith, Jr. Note. On June 6, 1991, we issued a promissory note in favor of Donald Smith, Jr., our Chairman, Chief Executive Officer and President in the aggregate principal amount of $2,070,000. The note provided that the balance due under the note was due on January 1, 2004, but this maturity date has been extended by agreement between Mr. Smith and Devcon to July 1, 2005. The balance under that note becomes immediately due and payable upon a change of control (as defined in the note). However, under the terms of a guarantee, dated March 10, 2004, by and between us and Mr. Smith where Mr. Smith guarantees our receivable from Emerald Bay Resort amounting to $2,415,000, Mr. Smith must maintain collateral in the amount of $1,770,000. Consequently, only $300,000 of the balance under the note could be paid back unless some other form of collateral is substituted. The note defines a “change of control” as the acquisition or other beneficial ownership, the commencement of an offer to acquire beneficial ownership, or the filing of a Schedule 13D or 13G with the SEC indicating an intention to acquire beneficial ownership, by any person or group, other than Mr. Smith and members of his family, of 15% or more of the outstanding shares of our common stock. For more information, see “Certain Relationships and Related Transactions” on page 69.

Description of Purchase Agreement

The following summary of terms of the purchase agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the purchase agreement which is included as Annex D to this proxy statement. We urge you to carefully read the purchase agreement in its entirety.

The purchase agreement provides that, following the approval of the Transaction by our shareholders, we will issue and sell to Coconut Palm up to a total of 2,000,000 units for a purchase price of $9.00 per unit. Each unit will consist of the following:

•	1 share of common stock;

•	a warrant to purchase 1 share of common stock at an exercise price of $10.00 per share and a term of 3 years;

•	a warrant to purchase 1/2 share of common stock at an exercise price of $11.00 per share and a term of 4 years; and

•	a warrant to purchase 1/2 share of common stock at an exercise price of $15.00 per share and a term of 5 years.

The aggregate purchase price is to be paid through a wire transfer to an account designated by us. The purchase agreement provides that the issuance of the shares of common stock or the shares underlying the warrants which comprise the units will not be registered under the Securities Act of 1933, as amended, and that, accordingly, the shares will be restricted securities with associated limitations on the ability of Coconut Palm to transfer these shares. However, the purchase agreement also provides for specified registration rights under which we will agree to register these shares and the shares underlying the warrants and also provides for the same registration rights to Donald L. Smith, our Chairman, Chief Executive Officer and President, Robert Armstrong, a director of ours, or any of their affiliates as to all their shares. See “Registration Rights” below.

Representations and Warranties

The purchase agreement contains representations and warranties provided by Coconut Palm as to the following:

•	opportunity to obtain and acquire access to information in order to evaluate the investment in the shares;

•	opportunity to ask questions concerning the terms and conditions of the purchase agreement and the shares;

•	understanding of any risks inherent in the investment;

•	level of financial sophistication;

•	lack of intent to acquire the shares with a view to distribution of the shares to anyone;

•	qualifications as an “accredited investor” as this term is used in Rule 501 of the Securities Act of 1933, as amended;

•	awareness of restrictions on the transferability of the shares;

•	awareness of the application of the securities laws to future resales of the shares;

•	authorization, execution and enforceability of the purchase agreement;

•	lack of reliance on any advertisement or other form of public solicitation in participating in the purchase of the shares;

•	acknowledgement of our reliance on representations and warranties;

•	lack of a conflict caused by the execution, delivery and performance of the purchase agreement; and

•	compliance with applicable securities laws in connection with the Transaction and any subsequent transfers of the units or securities comprising the units.

The purchase agreement also contains representations and warranties provided by us as to the following:

•	organization, good standing and capitalization;

•	authorization, execution and enforceability of the purchase agreement;

•	legality of the issuance of the units and the securities comprising the units;

•	lack of a conflict caused by the execution, delivery and performance of the purchase agreement;

•	availability and accuracy of reports and other documents filed with the Securities and Exchange Commission;

•	financial statements;

•	subsidiaries;

•	lack of material adverse effect since December 31, 2003;

•	compliance with environmental laws;

•	rights to intellectual property;

•	compliance with applicable securities laws in connection with the Transaction;

•	compliance with applicable tax laws;

•	compliance with applicable permit and licensing regulations;

•	insurance;

•	real estate;

•	compliance with the Foreign Corrupt Practices Act and similar laws;

•	solvency;

•	extension of loans to officers and directors;

•	compliance with the Sarbanes-Oxley Act of 2002;

•	eligibility to file with the SEC a registration statement on Form S-3 for purposes of registering the resale of the shares of common stock underlying the units; and

•	lack of necessity to register under the Securities Act of 1933 the issuance of the units to Coconut Palm.

Conditions to Closing

The closing of the Transaction contemplated by the purchase agreement is subject to the satisfaction or waiver of the following conditions: 1) shareholder approval of the Transaction and election of the nominees, 2) the absence of a withdrawal of the approval of the Transaction by our board of directors in the event our board of directors determines this withdrawal is required by its fiduciary duties to our shareholders, 3) receipt of necessary governmental and/or regulatory filings, approvals or required third party consents of both parties, 4) receipt of satisfactory legal opinions of our counsel and counsel for Coconut Palm, 5) the absence of the occurrence of any material adverse event affecting us, our business, Coconut Palm or Coconut Palm’s principals, and 6) the authorization by us of 50,000,000 shares of our common stock and the filing with the Secretary of State of Florida by us of Articles of Amendment to our Articles of Incorporation effecting this increase in our authorized shares of common stock and allowing our board to set its own size.

Our board of directors has approved the Transaction. The affirmative vote of the holders of a majority of the shares voting and present at the special meeting is required to approve the Transaction, except for the amendments to our Articles of Incorporation which require the affirmative vote of the holders of a majority of the shares entitled to vote on the matter.

Overallotment Option

Of the 2,000,000 units contemplated to be issued and sold by us to Coconut Palm, 333,333 units are subject to an overallotment option held by Coconut Palm, whereby Coconut Palm is obligated to purchase these units only if it so elects at any time until 5 days prior to the closing of the Transaction. The closing of the purchase of these additional overallotment units is anticipated to occur at the same time as the closing of the Transaction; however, if, despite their best efforts, we and Coconut Palm are unable to close on the purchase of the overallotment units at this time, then we and Coconut Palm will mutually agree on a closing date which may not be later than 7 business days after the closing of the Transaction.

Covenants

The purchase agreement also contains covenants which require of us the following:

•	Adoption and diligent pursuit of the following strategies and objectives:

•	Diversifying our operations into the security services sector;

•	Targeting potential acquisitions of security services businesses in the United States and its territories that would provide a critical mass from which we may grow organically and through acquisitions; and

•	Financing the growth of this new Security Services Division by accessing the equity and debt capital markets to the extent access to such markets is deemed to be favorable by our board of directors.

•	Use of the proceeds solely in furtherance of the above strategies and objectives and any other expenditures that may be reasonably incidental to the furtherance of these strategies (e.g., payment of the salaries of Stephen J. Ruzika and his management team).

•	Granting of specified “tag along” rights to Coconut Palm whereby if a third party, other than Donald Smith, Jr., Robert D. Armstrong, Coconut Palm or any affiliate of these shareholders, acquired greater than 50% in voting rights in one or a series of related transactions not involving Coconut Palm or its affiliates, and Donald Smith, Jr. or Robert D. Armstrong participate, then Coconut Palm will have the right to sell its shares of common stock to the acquirer on the same terms and in the same pro rata portion as Mr. Smith or Mr. Armstrong, as the case may be.

•	Preemptive rights for one year after the closing of the transaction whereby Coconut Palm will have the right to purchase their pro rata share of any new equity offerings by us at the same terms offered by us except in situations where (i) the underwriter of that offering objects to the exercise of the preemptive rights on the grounds that it will have a material adverse effect on the offering, (ii) the issuance of securities by us occurs in the form of grants of options, warrants or convertible securities or under the exercise of options or warrants or the conversion of convertible securities, or (iii) the issuance of securities by us occurs in the context of an acquisition by us of another company.

•	Nomination of Richard C. Rochon and Mario B. Ferrari for election to our board of directors.

•	Employment of Stephen J. Ruzika and his management team for an aggregate salary of $750,000 - $850,000 and the granting of specified equity-based incentives.

•	Reservation by us of a sufficient number of shares for issuance upon the exercise of the warrants.

•	Holding of a special meeting of our shareholders to approve the Transaction.

•	Compliance with applicable federal and state securities laws and the rules and regulations of Nasdaq with respect to the issuance of the securities comprising the units.

•	No transactions with our affiliates prior to the closing of the Transaction, except those transactions which have been disclosed to Coconut Palm or which Coconut Palm agrees to in writing or which are permitted by our Code of Ethical Conduct or applicable law and the rules and regulations of the SEC and Nasdaq.

•	No solicitation or negotiation by us with competing proposals unless our board of directors determines these activities are required by its fiduciary duties to our shareholders. If we breach this covenant by completing a transaction with a competing proposal that is not required under the fiduciary duties of our board of directors, we must pay to Coconut Palm a breakup fee in an amount equal to 3% of our market capitalization at that time.

•	Payment or reimbursement of all fees and expenses incurred by Coconut Palm in connection with the Transaction, including investment banking, legal, accounting, attorneys’, consultants’ and other professional fees, not to exceed, in total, $100,000.

Registration Rights

Neither the issuance of the shares under the purchase agreement nor the issuance of the shares under the warrants will be registered under the securities laws. Accordingly, the shares issued by us to Coconut Palm will not be freely tradeable. However, we have agreed to file a registration statement on Form S-3 to register the resale of both the shares issued to Coconut Palm under the purchase agreement and any shares issuable upon exercise of the warrants issued to Coconut Palm under the purchase agreement. We are required to file this registration statement with the Securities and Exchange Commission no later than 60 days after the closing of the Transaction. Furthermore, Coconut Palm has agreed to allow us to include shares of common stock owned by Donald Smith, Jr., our Chairman, Chief Executive Officer and President, and Robert Armstrong, one of our directors, and their affiliates along with, and to register these shares to the same extent as, the shares of our common stock being acquired by (and the shares of our common stock underlying the warrants being acquired by) Coconut Palm. Our board of directors determined Mr. Smith and Mr. Armstrong should be granted this ability due to the contributions these individuals have made to Devcon. Our board made this determination with respect to Mr. Smith in particular in recognition of the decades of service he has contributed to Devcon. Coconut Palm has also agreed to allow us to include in the registration statement (i) shares of common stock owned by Congress Security Services, Inc., the direct owner of Security Equipment, as well as any affiliates of Congress Security, which would include Stephen J. Ruzika, and (ii) shares of common stock owned by Matrix Desalination, Inc. We are further obligated to cause the registration statement we file under the registration rights agreement to go effective no later than 60 days after filing it with the Securities and Exchange Commission.

The registration rights agreement allows for specified “deferral periods” in which we may delay the filing or effectiveness of the registration statement or the disclosure of material non-public information in the event the filing, effectiveness or disclosure is determined to be materially disadvantageous to us. We are entitled to no more than two deferral periods in any twelve-month period and any deferral period may not exceed 45 days.

In the event the registration statement has not been declared effective within 180 days of the closing of the Transaction as a result of our not exercising reasonable best efforts, for the first 30-day period after this 180-day period, we will be required to pay Coconut Palm a cash penalty equal to 2.0% of Coconut Palm’s $15 million investment and, for each 30-day period after this first 30-day period, we will be required to pay Coconut Palm a cash penalty equal to 1.0% of Coconut palm’s $15 million to $18 million investment. This cash penalty will not be in effect if the delay in effectiveness of the registration statement is due to inquiries, comments or other delays by the Securities and Exchange Commission or other issues outside of our control.

These registration rights terminate on the date which all the shares of Common Stock may be resold by Coconut Palm by reason of Rule 144 under the Securities Act of 1933, as amended.

Indemnification and Insurance

We and Coconut Palm each agree to indemnify and hold harmless the other for any losses we incur due to (i) untrue statements of a material fact or omissions to state a material fact required to make the statements made not misleading provided to each other for purposes of filing the registration statement we are required to file or (ii) the breach of any representation, warranty, covenant or agreement in the agreement. This indemnification is subject to a $5,000,000 limit on liability as well as a $500,000 threshold, below which neither party is obligated to satisfy any liability.

Relationship of Richard C. Rochon and Mario B. Ferrari to Coconut Palm Capital Investors I, Ltd.

Richard C. Rochon and Mario B. Ferrari are both principals of Coconut Palm Capital Investors I, Ltd, an affiliate of Royal Palm Capital Partners, Ltd., of which both individuals are officers. Royal Palm is a private equity investment and management firm led by Mr. Rochon. Messrs. Rochon and Ferrari have informed us that they both expect to receive distributions of units from Coconut Palm under the terms of the internal organizational documents of Coconut Palm. Specifically, Coconut Palm has advised us that it anticipates distributing one-half of all warrants issued in the Transaction (with equal distribution from the three tranches) for performance of services to, among others, Messrs. Rochon and Ferrari and the management team led by Mr. Ruzika. Coconut Palm currently anticipates distributing to Mr. Ruzika and his management team 650,000 of these warrants (with equal distribution from the three tranches). Although we are not involved with the distribution of the units or the securities comprising the units to the partners of Coconut Palm, Coconut Palm has advised us that it anticipates distributing one-half of all warrants issued in the Transaction (with equal distribution from the three tranches) to Messrs. Rochon and Ferrari and the management team led by and including Mr. Ruzika. Coconut Palm has informed us that the warrants to be issued to these persons are for purposes of providing management and other services to Coconut Palm and to induce these individuals to become involved with Coconut Palm and the security service sector strategy and strategic oversight of that strategy. In performing these services, these individuals will also be assisting us, and we believe that we will also be a beneficiary of these services. As to Stephen J. Ruzika, see “Proposal No. 3 — Nominations of Specified Directors to the Board of Directors and Additions to the Management Team of Devcon”, as to Richard Rochon and Mario Ferrari, see “Proposal No. 3 – Information Regarding the Board of Directors and Committees of the Board of Directors” and “Proposal No. 3 — Nominations of Specified Directors to the Board of Directors and Additions to the Management Team of Devcon”.

Coconut Palm has also informed us that Messrs. Rochon and Ferrari are expected to retain the power to vote and dispose of the securities remaining with Coconut Palm and are thus attributed beneficial ownership of all of these securities. Coconut Palm has agreed that any distributions it makes to anyone, including its partners, must be in compliance with applicable securities laws. We will sell the units to Coconut Palm at fair value and record the cash received for the warrants as additional-paid-in-capital at the time of closing. Furthermore, in accordance with GAAP, we will be recording the costs of the warrants to be distributed to Messrs. Rochon, Ferrari and Ruzika. This is because the distribution will constitute a situation in which a principal shareholder of ours establishes or finances a stock option, purchase or award plan for one or more employees of the company, in this case Mr. Ruzika, as an executive officer and Messrs. Rochon and Ferrari as directors. Under GAAP, if a principal shareholder’s intention is to enhance or maintain the value of his, her or its investment by entering into this arrangement, we are deemed to implicitly benefit from the plan by retention of, and possibly improved performance by, the employee. Accordingly, we anticipate recording a compensatory expense in the amount of $390,000 upon distribution of the warrants to Messrs. Ruzika, Rochon and Ferrari.

Description of the Warrant Agreements

The following summary of terms of the warrant agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the warrant agreements, a form of which is included as Annex E to this proxy statement. We urge you to carefully read the form of warrant agreement in its entirety.

The form of warrant agreement contemplates three tranches of warrants, all to be issued as part of the units. The tranches differ only in terms of their respective exercise prices and terms and specified anti-dilution adjustments. One tranche of warrants which is exercisable for 1 share of our common stock for every unit has an exercise price of $10 per share and a term of 3 years. A second tranche of warrants which is exercisable for 1/2 share of our common stock for every unit has an exercise price of $11 per share and a term of 4 years. A third tranche of warrants which is exercisable for 1/2 share of our common stock for every unit has an exercise price of $15 per share a term of 5 years.

The warrants provide for two forms of exercise:

(i) a cash exercise whereby the holder exercises the warrant by paying to us the product of the number of shares of our common stock underlying the warrant and the exercise price per share of the warrant; and

(ii) a “broker-assisted exercise” in which the holder shall be permitted to exercise a portion of the warrants, sell the underlying shares of our common stock using a broker and immediately apply the proceeds from the exercise to pay the exercise price of the exercised warrants as well as the exercise price of other warrants which the holder desires to exercise. We agree in the warrant to allow the issuance of the shares of common stock necessary to effect this broker-assisted exercise notwithstanding the fact that we would not receive the cash proceeds until after the sale of the underlying shares of common stock, subject to compliance with applicable law. The holder of the warrant agrees to indemnify us for any damages we incur due to the failure of the broker to remit these proceeds to us.

The broker-assisted exercise may only be effected after six months have elapsed since the closing of the Transaction.

The warrant provides that the exercise price shall be subject to adjustment, on a fully-diluted basis, in the event of any issuances of common stock (to a party other than the holder) at a price less than, or options and other convertible securities bearing an exercise price less than, the closing sales price of our common stock on the date of this subsequent issuance unless (i) this issuance has been approved by any director that has been designated by Coconut Palm, including one of Coconut Palm’s designees, (ii) this issuance consists of an issuance of options under our Stock Option Plan, or (iii) this issuance is in connection with any acquisition of another corporation by us if this acquisition is approved by our board of directors. This anti-dilution adjustment is effective only for the first 180 days following the closing of the Transaction and applies only to the tranche of warrants bearing an exercise price equal to $10 per share. The warrant also provides for other customary anti-dilution adjustments to the exercise price in the event of stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, distributions and business combinations, as well as adjustments in the event of cash dividends and other specified distributions.

The warrant provides that we may not effect any business combination unless the surviving company in this business combination assumes our obligations under the warrant.

Description of the Voting Agreement

The following summary of terms of the voting agreement between Coconut Palm and Donald Smith, Jr., our Chairman, Chief Executive Officer and President, and specified affiliates of Mr. Smith does not purport to be complete and is qualified in its entirety by reference to the complete text of the voting agreement, which is included as Annex F to this proxy statement. We urge you to carefully read the voting agreement in its entirety.

Under the terms of the voting agreement, Mr. Smith and specified affiliates of his agree to vote all shares of common stock beneficially owned by them in favor of the Transaction. The voting agreement grants to Coconut Palm an irrevocable proxy, which Coconut Palm may use to vote the shares of common stock held by Mr. Smith and his specified affiliates in favor of the Transaction. Mr. Smith and specified affiliates of his also agree in the voting agreement not to transfer or pledge any shares of common stock beneficially owned by them except for transfers where the transferee enters into a similar voting agreement with Coconut Palm.

The voting agreement contains customary representations regarding the beneficial ownership of our common stock by Mr. Smith and specified affiliates of his. The voting agreement terminates upon the earlier to occur of the closing of the Transaction, the termination of the purchase agreement in accordance with its terms or the withdrawal of the approval granted by our board of directors with respect to the Transaction to the extent withdrawn to comply with the board’s fiduciary duties to its shareholders.

Consequences of this Proposal

While the proposals are being listed separately for purposes of voting, they are all interdependent. Accordingly, obtaining the requisite shareholder approval for each proposal is a condition precedent to the effectiveness of the other proposals set forth in this proxy statement. The election of the board is contingent upon the closing of the Transaction; and if the Transaction does not close the election of the board will not go into effect.

If our shareholders fail to approve any of the proposals set forth in this proxy statement, we will be unable to issue the shares and warrants to Coconut Palm and the Transaction contemplated by the purchase agreement will not be completed. In addition, because all of the proposals are interdependent, none of the nominees will be elected to our board of directors. Furthermore, the special meeting will not be deemed to be in lieu of our 2004 annual meeting and we would have to hold an annual meeting in order to elect the slate of directors to serve during the 2004 fiscal year. If we were to effect the sale and issuance of our shares to Coconut Palm in accordance with the terms of the purchase agreement in the absence of shareholder approval our common stock could be delisted from Nasdaq due to the violation of the Nasdaq 20% Limitation. Consequently, obtaining this approval is a condition to the closing of the Transaction under the purchase agreement. In addition, if the foregoing fails to occur, we will not launch our new security services division and Mr. Ruzika’s expertise will not be required. Accordingly, Mr. Ruzika’s employment agreement would not go into effect nor would our acquisition of his company occur.

If our shareholders approve the proposals, an aggregate of up to 2,000,000 additional shares of our common stock will be issued and outstanding and warrants to purchase up to an additional 6,000,000 additional shares of our common stock will be issued and outstanding, the nominees (including the two designees of Coconut Palm) will be elected to our board of directors, and the proposed amendments to our Articles of Incorporation will be in effect. The additional shares issued by us will dilute the percentage ownership of existing shareholders of our common stock and would, absent any further factors, reduce our earnings per share. The perceived risk of dilution may cause our shareholders to sell their shares, which would contribute to a downward movement in the market price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on the stock price could encourage third parties to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock. If the market price of our common stock does decline, this could further accelerate sales of our common stock. Ultimately, however, the extent of dilution to our shareholders with respect to earnings per share will depend on the actual results we achieve.

Ultimately, after the closing of the Transaction contemplated by the purchase agreement, Coconut Palm will beneficially own up to 2,000,000 shares of 5,463,148 shares of our common stock then outstanding or up to 36.6% of our then outstanding shares and, taking into account the warrants, beneficially own, on a fully diluted basis, up to 6,000,000 shares of 10,215,168 shares of our common stock then outstanding on a fully diluted basis (including all shares of our common stock underlying outstanding options) or up to 58.7% of our then outstanding shares on a fully diluted basis. The holdings of Coconut Palm will, on a fully diluted basis, amount to control over Devcon. Also, two of the nominees for election to our board of directors are designees of Coconut Palm. A majority of the nominees for election to our board of directors are independent under the rules and regulations of Nasdaq.

Upon the completion of the Transaction, Stephen J. Ruzika’s employment agreement will go into effect and he and his management team will begin the process of implementing our entry into the security services market. In addition, we will complete the acquisition of Security Equipment Company, Inc., Mr. Ruzika’s company.

Coconut Palm has advised us that, at some time after the closing of the Transaction and from time to time, it may separate the shares of common stock and warrants comprising the units into the securities that comprise them. There are no prohibitions against this separation in the governing agreements so long as the separation and subsequent distribution is in compliance with applicable securities laws.

Future Plans

Upon completion of the Transaction, we will implement our new Security Services Division which will be led by Stephen J. Ruzika. We intend to use the proceeds from the sale of the units to fund initial platform acquisitions that have operations in the security services sector to form the security services division. If we are successful in implementing this strategy, the new Security Services Division will become the dominant operation of Devcon. This will represent a fundamental shift in the nature of our business. In addition, the holdings of Coconut Palm on a fully diluted basis, taking into account exercise of all the warrants, would amount to control over us. As Coconut Palm is a partnership, it may ultimately distribute the units to its principals, which may have the effect of eliminating any control Coconut Palm acquires. Coconut Palm has not informed us of any intent to distribute any of the units, or any portion of the securities comprising the units, to anyone other than Messrs. Rochon and Ferrari and Mr. Ruzika. Coconut Palm has agreed that any distributions it makes to anyone, including its partners, must be in compliance with applicable securities laws.

Use of Proceeds

The proceeds from the issuance and sale of the 2,000,000 units to Coconut Palm will be used to implement the following strategies regarding formation of our new Security Services Division:

•	Diversifying our operations into the security services sector;

•	Targeting potential acquisitions, or initial platform acquisitions, of security services businesses in the United States and its territories that would provide a critical mass from which we may grow organically and through acquisitions;

•	Acquiring single surveillance contracts or groups, whether through brokers or otherwise; and

•	Expenditures that are reasonably incidental to the furtherance of these strategies (e.g., payment of the salaries of Stephen J. Ruzika and his management team).

We anticipate that the initial platform acquisition(s) will be financed with a combination of equity and debt, with $5.0 million of our existing cash and the investment made by Coconut Palm in this Transaction. Covenants in the purchase agreement require us to pursue these specified proposed strategies in order to utilize the investment of Coconut Palm to begin our entry into the security services business. We are currently exploring avenues towards effecting these initial platform acquisitions; however, we cannot assure you that these efforts will result in the successful implementation of our new security services division.

We also expect to use the proceeds from any exercise of the warrants for similar purposes.

ACQUISITION OF AND INFORMATION ABOUT SECURITY EQUIPMENT

On April 2, 2004, we entered into a Letter of Intent with Security Equipment Company, Inc., a company managed and controlled by Stephen J. Ruzika. Under the terms of this Letter of Intent, we and Security Equipment express our intent to have us purchase either 100% of the assets or 100% of the capital stock of Security Equipment. We will be assuming none of the liabilities of Security Equipment except for specified operating liabilities. The Letter of Intent provides for a total purchase price equal to $4,370,000 which will be paid with a combination of cash and shares of our common stock. The parties intend that $2,500,000 will be paid in cash to be used by Security Equipment to apply towards the satisfaction of all of its outstanding obligations and liabilities. The remainder of the purchase price is intended to be paid in the form of shares of our common stock valued for these purposes at a price of nine dollars per share. The purchase price is subject to specified adjustments set forth in the Letter of Intent which are based on the level of recurring monthly revenue and working capital that Security Equipment has achieved at the date of closing. The parties intend that Security Equipment will be granted the one-time right to demand to have us register our shares of common stock received in the sale under the Securities Act of 1933, as amended. The transactions contemplated in the Letter of Intent are conditioned upon us closing the Transaction. However, until September 1, 2004, Security Equipment has agreed not to solicit nor negotiate with any competing proposals. If Security Equipment fails to comply with this obligation and consummates a competing proposal, Security Equipment will be obligated to pay us a breakup fee equal to $200,000. The Letter of Intent terminated by its terms on May 31, 2004; however, we, Security Equipment and Congress Security Services, Inc., the sole shareholder of Security Equipment which was added to the Letter of Intent, have extended the termination date to September 1, 2004.

Relationship of Stephen J. Ruzika and Security Equipment Company, Inc.

Security Equipment Company performs installation and monitoring of alarm systems for residential and commercial buildings. Our acquisition of Security Equipment is the result of the determination by our board of directors that our best interests require us to purchase Security Equipment as the fastest and most efficient way to ensure Mr. Ruzika will have sold his company prior to or at the time the sale of the units closes, thus ensuring Mr. Ruzika will not own an interest in an enterprise that operates in the same line of business as our contemplated new security services division, thus ensuring Mr. Ruzika will maintain interests that are aligned with ours. Our board considered whether it would be more desirable to have a separate third party acquire Security Equipment; however, our board determined that, in addition to efficiency and speed, purchasing the company had an additional advantage that Mr. Ruzika would have an even greater stake in Devcon and thus have an even greater incentive to ensure the security services division succeeded.

Background

On January 30, 2004, Mr. Norelid met with Mr. Rochon, Mr. Ferrari and Mr. Stephen J. Ruzika in order to further detail the security services business that was discussed. Mr. Ruzika, who previously served as President and Chief Executive Officer of ADT Security Services, was presented as the individual that would be hired to lead the Security Services Division. Mr. Ruzika’s credentials and experience were discussed at length.

On February 10, 2004, Mr. Smith, Mr. Norelid and James Cast, one of our directors, met with Mr. Rochon, Mr. Ferrari and Mr. Ruzika to further discuss the security services business, and review the internal growth strategy.

On February 18, 2004, our board held a special meeting and Messrs. Rochon, Ferrari, and Ruzika presented the strategy of entering into the security services business. All of our directors attended this meeting. The presentation analyzed similar transactions that had been conducted by Mr. Rochon and outlined the factors indicating Devcon would be a candidate to replicate the same successes Mr. Rochon had experienced with previous investments.

From March 19, 2004 to March 31, 2004, Coconut Palm’s principals engaged in negotiations with Mr. Ruzika for the acquisition of Security Equipment. Messrs. Norelid and Cast were apprised of these negotiations as they were ongoing and indicated the appropriate valuation levels at which Devcon believed it would be an interested purchaser. These valuation levels were in line with valuations attributed to comparable companies within the security services industry. Mr. Ruzika expressed to the Coconut Palm principals and Devcon his belief that Security Equipment is one of the best operating small security companies in its region, and ultimately the parties agreed that, subject to approval of the acquisition by our board of directors, Security Equipment would be acquired simultaneously with our entry into the security services business. Mr. Ruzika made an initial offer of a purchase price based upon a multiple of 36 applied to Security Equipment’s recurring monthly revenues. Coconut Palm returned with a counter-offer of a multiple equal to 30 based upon Coconut Palm’s knowledge of the industry. Coconut Palm and Mr. Ruzika ultimately negotiated a purchase price of approximately $4.4 million for Security Equipment, subject to adjustments based on levels of recurring monthly revenues at closing as well as other customary purchase price adjustments. This final purchase price reflects a multiple equal to 32 times recurring monthly revenues. The purchase price was based on comparable transactions of similar size and scope as Security Equipment as well as what were identified as unique operating characteristics of Security Equipment. These unique operating characteristics included a dominant position in the Panhandle region of Florida, a relatively small regional market, low attrition rates relative to comparable companies in the industry, and high operating cash flow relative to these comparable companies. The parties agreed that the $4 million purchase price would consist of a combination of cash and shares of our common stock, with $2.5 million being used to pay down existing debt of Security Equipment. It was also agreed that any shares of our common stock that were used to pay the purchase price of the acquisition would be valued at $9.00 to be consistent with Coconut Palm’s initial investment at $9.00 per share.

On March 26, 2004, at a meeting of the board of directors, the board reviewed the proposed terms of Stephen J. Ruzika’s employment agreement and discussed whether we should acquire a company Mr. Ruzika managed and controlled. Ultimately, the board determined that it would be preferable if Mr. Ruzika sold his company so as to be able to focus all his attention on the new security services division. The board discussed the feasibility of Mr. Ruzika selling his company to another buyer, as well as whether it would be better in terms of ensuring Mr. Ruzika’s interests were sufficiently aligned with Devcon’s interests for Devcon to purchase the company. Ultimately, the board determined it could best ensure Mr. Ruzika’s interests were aligned with Devcon’s interests if Devcon purchased the company and the board authorized Jan Norelid and Jim Cast to negotiate the purchase.

Between March 29, 2004 and April 1, 2004, Jan Norelid and James Cast, together with our legal counsel, finalized the terms of a letter of intent, the terms of which govern the acquisition of Security Equipment, a company which Stephen J. Ruzika manages and controls, as well as the terms of the employment agreement Mr. Ruzika was to enter into with the Company. Both the employment agreement and the letter of intent were to be signed simultaneously with the execution of the documents governing the Transaction, and the parties understood that closings under both agreements were conditioned upon the closing of the Transaction and that the closing of the Transaction would be conditioned upon the effectiveness of Mr. Ruzika’s employment agreement.

On April 1, 2004, the board held another telephonic meeting in which the board reviewed the final terms of the transactions with Mr. Ruzika. The board then approved the employment agreement and transaction with Mr. Ruzika. All of our directors were in attendance at this telephonic meeting.

On April 2, 2004, Mr. Ruzika entered into a letter of intent with us under the terms of which he agreed to sell his company to us and entered into an employment agreement with us, which is conditioned upon the closing of the Transaction.

On June 4, 2004, Mr. Ruzika entered into a letter agreement, the terms of which provided for the extension of the termination date of the Letter of Intent to September 1, 2004.

In addition to the above, there were numerous other telephonic discussions among various members of the respective working groups, as well as face-to-face sessions at which the remaining terms of the acquisition of Security Equipment were agreed.

No Shareholder Vote Regarding Acquisition of Security Equipment Company, Inc.

We are not seeking shareholder approval with respect to this acquisition as this approval is not required by applicable corporate law or the rules and regulations of Nasdaq.

Recommendation of the Board of Directors and Reasons for the Transaction

On April 1, 2004, the board reviewed the final terms of the acquisition of Security Equipment and approved the letter of intent governing the acquisition. Security Equipment was identified as an acquisition target for two primary reasons:

(1) Security Equipment is an asset of which Stephen J. Ruzika is an indirect principal owner and consolidating its operations with those of our new security services division would ensure Mr. Ruzika would not own a significant interest in an enterprise that operates in the same line of business as our contemplated new division, thus ensuring his interests are aligned with ours; and

(2) Security Equipment has attractive investment characteristics in terms of low attrition rates and high operating income relative to comparable companies in the industry.

In identifying and analyzing these reasons, our board of directors expressed interest in having Devcon acquire Security Equipment either concurrently with or shortly before or after closing the Transaction, so as not to create a conflict of interest in the form of a company principally owned by Stephen Ruzika that was operating in the same line of business as the security services division but was not part of us.

These and other factors led the board of directors to determine that the acquisition of Security Equipment is in our best interests and in the best interests of our shareholders. We intend to complete this acquisition concurrently with or shortly before or after we complete the Transaction. Each member of our board of directors individually stated for the record his/her vote in favor of the acquisition of Security Equipment was in the best interest of Devcon and its shareholders.

Security Equipment Selected Historical Financial Data

The selected financial data presented below for, and as of the end of, each of the years since Security Equipment began operations in its current form on March 31, 2001, are derived from Security Equipment’s audited financial statements with respect to the fiscal year ended September 30, 2003 and are derived from Security Equipment’s unaudited financial statements with respect to all other fiscal years and interim periods. This selected financial data should be read in conjunction with Security Equipment’s audited financial statements and notes, Security Equipment’s unaudited financial statements and notes and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that appear later in this proxy statement.

	Year Ended September 30,			Six Months Ended March 31,
	2001 (from March 31, 2001)	2002	2003	2003	2004
	(unaudited)	(unaudited)	(audited)	(unaudited)	(unaudited)
	(In thousands, except per share data and operating data)
Statement of Income Data:
Operating revenue:
Revenue	$580	$1,280	$1,535	$718	$952

Total operating revenue	580	1,280	1,535	718	952
Operating expenses	672	1,221	1,409	678	874
Operating income	(92)	59	126	40	78
Interest expense	103	2043	188	98	86
Income from operations before income taxes	(195)	(144)	(62)	(58)	(8)
Deferred tax benefit	21	43	22	21	10
Income from operations	(174)	(101)	(40)	(58)	2
Other income/expenses

Net income	$(174)	$(101)	$(40)	$(58)	$2

Basic (loss) earnings per common share:
Net (loss) income per share	$(1,741.93)	$(1,012.59)	$(404.79)	$(374.45)	$15.32
Diluted (loss) earnings per common share:
Net (loss) income per share	$(1,741.93)	$(1,012.59)	$(404.79)	$(374.45)	$15.32
Weighted average common shares outstanding:
Basic	100	100	100	100	100
Diluted	100	100	100	100	100

	At September 30,			At March 31, 2004
	2001	2002	2003
	(unaudited)	(unaudited)	(audited)	(unaudited)
Balance Sheet Data:
Working capital	$(3,190)	$(3,630)	$(3,811)	$(3,752)
Total assets	3,367	3,784	3,979	4,019
Long-term debt	—	—	—	—
Stockholders’ equity	(174)	(275)	(316)	(314)

Unaudited Comparative Per Share Data

The following table sets forth earnings and book value per common share for us and Security Equipment on a historical and pro forma combined basis. You should read this table along with the historical consolidated financial statements (and related notes) included in the annual reports on Form 10-K and quarterly reports on Form 10-Q that Devcon has filed with the SEC and that Security Equipment has attached to this proxy statement. You should not rely on the pro forma combined information as being indicative of the results that would have been achieved had Security Equipment been consolidated with us or the future results that the consolidated company will experience after the acquisition. The pro forma adjustments are preliminary and are based on our management’s estimates of the value of Security Equipment’s tangible and intangible assets. In addition, our management is assessing and formulating its integration plans. The finalization of these plans could result in a material change to the estimates used in the preparation of the pro forma financial data. Except for the historical per share data for Devcon, for the twelve months ended December 31, 2003, none of the financial information presented below has been audited. Security Equipment has never paid cash dividends on its common stock. Devcon has not paid any dividends on its common stock since 1992. Equivalent Pro Forma information is not provided for Security Equipment because, due to the the nature of the consideration that is being paid for Security Equipment, an exchange ratio is not available and such equivalent pro forma information is, therefore, impracticable to provide.

	Twelve months ended September 30, 2003	Six months ended March 31, 2004
Security Equipment
Net (loss) income per common share:
Basic (loss) earnings per share	$(404.79)	$15.32
Fully diluted (loss) earnings per share	$(404.79)	$15.32
Accumulated deficiency per common share	$(3,158.31)	$(3,142.99)

	Twelve months ended December 31, 2003	Three months ended March 31, 2004
Devcon International Corp.
Basic (loss) earnings per share	$(2.57)	$0.04
Fully diluted (loss) earnings per share	$(2.57)	$0.04
Book value per common share	$13.82	$13.77
Devcon International Corp. Pro Forma (1)
Net (loss) income per common share:
Basic (loss) earnings per share	$(2.39)	$0.05
Fully diluted (loss) earnings per share	$(2.39)	$0.05
Book value per common share	$13.56	$13.51

(1)	The pro forma impact is based on historical results for both companies and does not assume any growth in revenue or cost savings. The adjustments are primarily the goodwill, fair value accounting adjustments and value of shares issued. The benefit to net income from the adjustments is derived from the benefit of the amortization of the fair value adjustment to contracts purchased and the effect on interest income and interest expense by reducing liability for Security Equipment.

Comparative Market Price Information

Security Equipment is not publicly traded on any securities exchange or on Nasdaq. Since its inception, there have been no trades in the capital stock of Security Equipment. Accordingly, no trading information for this capital stock may be presented

Business of Security Equipment

Security Equipment was originally founded in 1968 and its net operating assets were acquired by Congress Security Acquisition Corporation, a Florida corporation, in March 2001. Congress Security Acquisition Corporation was renamed Security Equipment Company, Inc. as of the date of the acquisition. Security Equipment is a wholly owned subsidiary of Congress Security Services, Inc., a Delaware corporation, a company of which Stephen J. Ruzika indirectly has a significant ownership interest. Security Equipment is principally engaged in the service business of providing electronic security services to commercial and residential customers in the Panhandle of Florida and the Greater Tampa Bay Area.

The principal offices of Security Equipment are located at 798 Airport Road, Panama City, Florida 32405. The telephone number is 850-785-3547.

Security Equipment operates within the electronic security services business and engages in the electronic monitoring of its installed base of security systems, as well as the installation of new monitored security systems to add to its installed base both in residential and commercial buildings. In addition, Security Equipment purchases security monitoring contracts from independent dealers from time to time. Security Equipment receives contractual recurring fees (usually on a monthly basis) for monitoring security systems through electronic monitoring centers and for maintenance of security systems installed at customers premises and other related services. Security Equipment sells, installs and maintains monitored security systems and other electronic security products for additional fees. Security Equipment currently outsources its monitoring operations to a third party, which is customary for security service companies of the same size and scope as Security Equipment. Security Equipment believes commercially reasonable alternatives are available if these third parties no longer remain available for Security Equipment’s use.

For the fiscal year ended September 30, 2003, approximately 68 per cent of Security Equipment’s total revenue was derived from the contractually recurring fees generated by the electronic monitoring and maintenance of security systems at customer premises and other related services. The remainder of Security Equipment’s revenues were derived from the outright sales and installation of security systems and the maintenance of security systems on a non-contractual basis. Security Equipment currently provides service to approximately 3,500 customers and no one customer accounts for more than 2 per cent of total revenue. Contracts with customers for monitoring and maintenance services are usually for an initial term of 3 or 5 years, automatically renewing on a year to year basis unless cancelled by the customer or Security Equipment. Security Equipment’s experience is that monitoring contracts for security systems are generally renewed upon their expiration. Contract discontinuances, however, do occur, principally as a result of customer relocation, closure or non-payment.

The electronic security services business in the United States is highly competitive. New competitors are continually entering the field. Competition is based primarily on price in relation to quality of service. Security Equipment believes that the quality of its service is higher then many of its competitors. Sources of competition in the security services business are other providers of central monitoring services, local alarm systems and other methods of protection, such as manned guarding.

Security Equipment competes with other major firms which have substantial resources, including ADT Security Services, Inc. (a subsidiary of Tyco International Limited), Brinks Home Security, Protection One, and Honeywell Protection Services, a division of Honeywell, Inc., as well as many smaller regional and local companies. Some of these competitors are larger and have significantly greater resources than Security Equipment does and may possess greater local market knowledge as well. We cannot assure you that Security Equipment will be able to continue to compete effectively for existing or potential customers.

Security Equipment’s operations are subject to a variety of federal, state, county, and municipal laws, regulations and licensing requirements. The states in which Security Equipment operates, as well as some local authorities, require Security Equipment to obtain licenses or permits to conduct its security service business. Security Equipment believes that it is in substantial compliance with all of the licensing and regulatory requirements in each jurisdiction in which it operates. In addition there has been a recent trend on the part of municipalities and other localities to attempt to reduce the level of false alarms through various measures such as licensing of individual alarm systems and the imposition of fines upon customers, revocation of licenses or non-response to alarms after a certain number of false alarms. While these statutes and ordinances have not had a material effect on

Security Equipment’s business operations to date, neither we nor Security Equipment is able to predict whether these statutes or ordinances, or similar statutes or ordinances enacted by other jurisdictions, will adversely affect Security Equipment’s business in the future. The alarm industry is also subject to the oversight and requirements of various insurance, approval, listing and standards organizations. Adherence to the standards and requirements of these organizations may be mandatory or voluntary depending upon the type of customer served, the nature of security services provided and the requirements of governmental jurisdiction. Security Equipment has not had any material difficulties in complying with such standards and requirements in the past.

The nature of the services provided by Security Equipment potentially exposes it to greater risks of liability for employee act or omissions or product liability than may be inherent in many other service businesses. To attempt to reduce this risk, Security Equipment service contracts contain provisions limiting liability to its customers. Security Equipment also carries insurance of various types, including general liability and errors and omissions insurance, to protect it from product defects and negligent acts of its employee.

As of September 30, 2003, Security Equipment had approximately eighteen employees.

Security Equipment’s principal executive office is a 2,528 square foot building owned by it in Panama City, Florida. The property has an appraised value equal to $253,000.

Regulatory Approval of Acquisition of Security Equipment

We are not aware of any federal or state regulatory requirements which must be complied with or any similar approvals which must be obtained in order to complete our acquisition of Security Equipment.

Security Equipment’s Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion has been prepared by the management of Security Equipment and should be read in conjunction with the financial statements and related notes appearing elsewhere in this proxy statement. The financial data presented below for, and as of the end of, the fiscal year ended September 30, 2003 are derived from Security Equipment’s audited financial statements which are attached to this proxy statement as pages F-2 to F-15 and the financial data presented below for, and as of the end of, the fiscal year ended September 30, 2002 and all interim periods presented below are derived from Security Equipment’s unaudited financial statements which are attached to this proxy statement pages F-16 to F-25.

Overview of the Company

Security Equipment was originally founded in 1968 and its net operating assets were acquired by Congress Security Acquisition Corporation, a Florida corporation, in March 2001. Congress Security Acquisition Corporation was renamed Security Equipment Company, Inc. as of the date of the acquisition. Security Equipment is a wholly owned subsidiary of Congress Security Services, Inc., a Delaware corporation, a company of which Stephen J. Ruzika indirectly has a significant ownership interest. Security Equipment is principally engaged in the service business of providing electronic security services to commercial and residential customers in the Panhandle of Florida and the Greater Tampa Bay Area.

Security Equipment operates within the electronic security services business and engages in the electronic monitoring of its installed base of security systems as well as the installation of new monitored security systems to add to its installed base both in residential and commercial buildings. In addition, Security Equipment purchases security monitoring contracts from independent dealers from time to time. Security Equipment receives contractual recurring fees (usually on a monthly basis) for monitoring security systems through electronic monitoring centers and for maintenance of security systems installed at customers premises and other related services. Security Equipment sells, installs and maintains monitored security systems and other electronic security products for additional fees.

Overview of Six Months Ended March 31, 2004

Total net sales increased 32.6% in 2004 to $ .952 million from $.718 million. This sales increase was principally attributable to a $.138 million increase in installation fees, as well as a $.096 million increase in recurring monitoring and related billable service revenue. This net revenue increase offset by operating expenses discussed below resulted in an operating profit increase of $.038 million to $.078 million from $.040 million in 2003.

The cost to monitor and service subscribers as a percent of total monitoring and service revenue increased by 2.8% to 32.2% in 2004 from 29.4% in 2003. This increase is a result of switching to an independent third party provider for monitoring services. During 2003 monitoring was performed by a company owned by Congress Security Services, Inc. Congress sold the operating assets of this monitoring operation during December 2003.

In 2004, cost of goods sold for installation of systems increased to $.136 million from $.031 million, as a result of increased installation revenue.

Amortization of subscriber contracts increased by $.043 million, or 33.9%, to $.170 million from $.127 million. This increase is due to the increase in purchase of recurring monitoring contracts. In fiscal 2004, 258 contracts were purchased compared to 218 in fiscal 2003.

Overview of 2003

Total net sales increased 20.0% in 2003 to $1.535 million from $1.280 million. This sales increase was principally attributable to a $.263 million increase in recurring monitoring and related billable service revenue offset by a $.008 decrease in installation fees. The increase in monitoring and related service revenue is principally attributable to the increased activity Security Equipment experienced in its dealer program. In 2003, 645 monitoring contracts were purchased from dealers, compared to 527 in 2002. In addition, Security Equipment added 289 new subscribers from internal sales efforts during 2003.

This net revenue increase offset by operating expenses discussed below resulted in an operating profit increase of $.067 million, or 114.0%, to $.126 million from $.059 million.

The increase in monitoring and service margin for 2003 was $.155 million, a result of an increase in the number of subscribers who have contracted with the company for monitoring and related services. Security Equipment began the fiscal year with 2,867 subscribers and ended the year with 3,433 subscribers.

In 2003 selling expense increased 12.7% to $.186 million from $.165 million as a result of increased headcount. General and administrative expenses increased 1.4% to $.429 million from .423 million.

Amortization of subscriber contracts increased by $.044 million, or 20.3%, to $.261 million from $.217 million. This increase is due to the increase in purchase of recurring monitoring contracts. In fiscal 2003, 645 contracts where purchased compared to 527 in fiscal 2002.

Overview of 2002

Security Equipment was originally founded in 1968 and its net operating assets were acquired by Congress Security Acquisition Corporation in March 2001. Congress Security Acquisition Corporation was renamed Security Equipment Company, Inc. as of the date of the acquisition. Security Equipment is a wholly owned subsidiary of Congress Security Services, Inc. This acquisition was accounted for in accordance with generally accepted accounting principles under the purchase method. Accordingly, only six months of operations have been reported for the fiscal year ended September 30, 2001, compared to twelve months for the fiscal year ended September 30, 2002. As a result of the inconsistency in periods, Security Equipment believes that meaningful comparisons are not available.

Liquidity and Capital Resources

For the twelve-month period ended September 2003, net cash flow provided by operating activities was $.249 million. During the period, $.386 million was invested to purchase monitoring contracts. Funding for the contracts was generated from borrowings of $.176 million from affiliated parties and internal cash flow.

The company maintained its 30-day demand note debt agreement with Generated Investments. See Note 9 to Security Equipment’s audited financials attached to this proxy statement.

On May 5, 2004, Security Equipment entered into an exchange agreement with its parent company, Congress Security Services, Inc., in which Congress agreed to assume Security Equipment’s debts with affiliated parties by issuing its own promissory note in exchange for Security Equipment’s outstanding notes.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995, or the Reform Act, provides a safe harbor for forward-looking statements made by or on behalf of Devcon. Devcon and its representatives may, from time to time, make written or verbal forward-looking statements, including statements contained in this proxy statement. Generally, the inclusion of the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions identify statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and that are intended to come within the safe harbor protection provided by those sections. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act.

The forward-looking statements set forth in Security Equipment’s Management’s Discussion and Analysis of Financial Condition and Results of Operations are and will be based upon Security Equipment’s management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Neither we nor Security Equipment undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. The safe harbor provided in the Reform Act and described above does not apply to statements made by or on behalf of Security Equipment.

By their nature, all forward-looking statements involve risks and uncertainties. Actual results, including Security Equipment’s revenues, expenses, gross margins, cash flows, financial condition, and net income, as well as factors such as Security Equipment’s competitive position, the demand for Security Equipment’s products and services, customer base and the liquidity and needs of Security Equipment’s customers, may differ materially from those contemplated by the forward-looking statements or those currently being experienced by Security Equipment for a number of reasons, including those described above under “Business of Security Equipment”. In addition, additional risks and uncertainties not presently known to Security Equipment or that Security Equipment currently believes to be immaterial also may adversely impact Security Equipment. Should any risks and uncertainties develop into actual events, these developments could have material adverse effects on Security Equipment’s business, financial condition, and results of operations. For these reasons, you are cautioned not to place undue reliance on Security Equipment’s forward-looking statements.

CURRENT DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers and nominees for director are as follows:

Name	Age	Position(s) held with the Company
Donald L. Smith, Jr.	83	Chairman of the Board, President and Chief Executive Officer
Richard L. Hornsby	68	Director and Executive Vice President
W. Douglas Pitts	64	Director
Jose A. Bechara, Jr. Esq.	59	Director
James R. Cast	55	Director
Robert D. Armstrong	68	Director
Gustavo R. Benejam	48	Director
Per-Olof Lööf	53	Director-Nominee
Richard C. Rochon	47	Director (Coconut Palm designee-nominee)
Mario B. Ferrari	26	Director (Coconut Palm designee-nominee)
Jan A. Norelid	51	Vice President-Finance and Chief Financial Officer
Donald L. Smith, III	51	Vice President-Construction Division
Kevin S. Smith	47	Vice President-Materials Division

Donald L. Smith, Jr., a cofounder of ours, has served as our Chairman of the Board, President and Chief Executive Officer since our formation in 1951.

Richard L. Hornsby was appointed our Executive Vice President in March 1989. Mr. Hornsby served as our Vice President from August 1986 to February 1989. From September 1981 until July 1986 he was Financial Manager of R.O.L., Inc. and L.O.R., Inc., companies primarily engaged in various private investment activities. He has been a director of ours since 1975 and served as Vice President-Finance from 1972 to 1977.

W. Douglas Pitts, a director of ours since 1996, is Chairman of the Board and Chief Executive Officer of Courtelis Company, which is engaged primarily in various real estate development activities. Prior to his selection as Chairman of the Board and Chief Executive Officer in December 1995, Mr. Pitts served as Executive Vice President and Chief Operating Officer of Courtelis Company from 1983 to 1995.

Jose A. Bechara, Jr., Esq., a director of ours since 1999, has been Chairman of the Board and Chief Executive Officer of Hormigonera Mayagüezana, Inc., a leading manufacturer of concrete in Puerto Rico, since 1985. He has served on various boards of directors, including banks, industrial companies, utilities and educational institutions, and has been active in numerous professional associations. He was admitted to the bar in the Commonwealth of Puerto Rico in 1969. Mr. Bechara has informed us that he does not intend to run for re-election to the board.

James R. Cast, a director of ours since 2003, is owner of his own CPA firm, specializing in business acquisitions and general tax matters, since 1994. Prior to that and from 1972 to 1994, he was with KPMG LLP, with his last position as Senior Tax Partner in Charge of the South Florida practice. He was also the coordinator of KPMG’s South Florida Mergers & Acquisitions practice. He currently serves as Chairman of the Board of the Covenant House of Florida, a charitable organization. Mr. Cast has an MBA degree from the Wharton School at the University of Pennsylvania.

Robert Armstrong, a director of ours since 2003, has been owner and director of V.I. Asphalt Products Corporation, The Buccaneer Hotel, the Bank of St. Croix and several other corporations in St. Croix, U.S. Virgin Islands for at least the past two decades. His extensive experience includes the aggregates industry, heavy construction and engineering in the U.S. Virgin Islands. He also owns Haywood Street Redevelopment Corporation, a real estate developer and investor in North Carolina. Mr. Armstrong is a graduate of Princeton University.

Gustavo R. Benejam, a director of ours since 2003, has provided consulting services to various companies since 2002. From 2000 to 2002 he served as Chief Operating Officer of AOL Latin America, and prior to that from 1995 to 2000 he worked in various positions for Pepsico, as Frito Lay’s VP Caribbean, Andean and South Cone, and as Pepsi Cola’s President-Latin America. Mr. Benejam has an MBA from Indiana University.

Information regarding the background and experience of Richard C. Rochon may be found under “Proposal No. 3 – Nominees” on page 31 of this proxy statement.

Information regarding the background and experience of Mario B. Ferrari may be found under “Proposal No. 3 – Nominees” on page 31 of this proxy statement.

Information regarding the background and experience of Per-Olof Lööf may be found under “Proposal No. 3 — Nominees” on page 31 of this proxy statement.

Jan A. Norelid was appointed our Vice President-Finance and Chief Financial Officer in October 1997. Prior to that he served as Chief Financial Officer or Controller for various companies in and outside the United States.

Donald L. Smith, III was appointed our Vice President-Construction Division in December 1992. Mr. Smith joined us in 1976 and has served in various supervisory and managerial positions with us since joining us.

Kevin M. Smith was appointed our Vice President-Materials Division in June 2002. Mr. Smith joined us in 1989 and has served in various management positions with us since joining us.

Our directors hold office until the next annual meeting of our shareholders or until their successors have been duly elected and qualified. Our officers are elected annually by our board of directors and serve at the discretion of our board of directors. There are no arrangements or understandings with respect to the selection of officers or directors.

Donald L. Smith, III and Kevin S. Smith are sons of Donald L. Smith, Jr., our Chairman, President and Chief Executive Officer. Aside from the foregoing, there are no family relationships between any of our directors and executive officers. We also employ another child and a daughter-in-law of Donald L. Smith, Jr. and a brother-in-law to Donald L. Smith, III.

SECURITY OWNERSHIP

The following table sets forth as of the record date (or such other date indicated in the footnotes below), the number of shares beneficially owned prior to the transaction, the number of shares beneficially owned immediately after completion of the Transaction, the percentage of ownership of our common stock prior to the Transaction and the percentage ownership of our common stock immediately after completion of the Transaction, assuming full exercise of the overallotment option, by the following:

(i) each person known to us to own beneficially more than 5 percent of the outstanding shares of our common stock;

(ii) each of our directors;

(iii) each nominee for director (but does not take into account any options that would be granted to that nominee if elected at the special meeting);

(iv) each of our five executive officers who had annual salary and bonus for 2003 in excess of $100,000, referred to in this proxy statement as the named executive officers, including our President and Chief Executive Officer; and

(v) all of our directors and executive officers as a group.

	Common Stock Beneficially Owned(2)(3)
	Prior to Transaction		After Transaction
	Shares	Percent	Shares	Percent
Donald L. Smith, Jr. (4)	1,319,711	37.28	1,319,711	25.34
Smithcon Family Investments, Ltd (5)	985,372	28.45	985,372	19.21
Richard L. Hornsby (6)	121,155	3.41	121,155	2.32
Robert Armstrong (7)	400,300	11.53	400,300	7.79
Jose A. Bechara, Jr. Esq. (8)	62,500	1.80	62,500	1.22
Gustavo R. Benejam (9)	18,000	*	18,000	*
James R. Cast (10)	11,000	*	11,000	*
W. Douglas Pitts (11)	25,000	*	25,000	*
Richard C. Rochon(12)	0	*	5,000,000	59.08
Mario B. Ferrari (12)	0	*	5,000,000	59.08
Per-Olof Lööf	0	*	0	*
Kevin M. Smith (13)	174,828	4.96	174,828	3.37
Donald L. Smith, III (14)	153,019	4.32	153,019	2.94
Jan A. Norelid (15)	106,480	3.02	106,480	2.05
Dimensional Fund Advisors, Inc. (16)	178,400	5.15	178,400	3.48
FMR Corp. (17)	375,700	10.85	375,700	7.32
All directors, director-nominees and executive officers as a group (13 persons)	2,361,993	61.42	7,361,993	83.23

*	Less than 1%.

(2)	Unless otherwise indicated, the address of each of the beneficial owners is 1350 East Newport Center Drive, Suite 201, Deerfield Beach, Florida 33442.

(3)	Unless otherwise indicated, each person or group has sole voting and investment power with respect to all such shares.

(4)	Mr. Smith’s holdings include (i) 229,341 shares directly owned by Mr. Donald L. Smith, Jr., (ii) 985,372 shares held by Smithcon Family Investments, Ltd., an entity controlled by Smithcon Investments, Inc., a corporation that is wholly owned by Mr. Smith, (iii) 17,628 shares held by Smithcon Investments and (iv) 77,280 shares issuable upon exercise of options that are presently exercisable or exercisable within 60 days of the record date and does not include 3,420 shares not presently exercisable and that will not be exercisable within 60 days of the record date.

(5)	All 985,372 shares held by Smithcon Family Investments, Ltd. are deemed beneficially owned by Donald L. Smith, Jr. and are included in the above table for each of Mr. Smith and Smithcon Family Investments, Ltd. See footnote (3) for a description of the relationship between Smithcon Family Investments, Ltd. and Mr. Smith.

(6)	Includes (i) 33,875 shares directly owned by Mr. Hornsby, (ii) 57,280 shares issuable upon exercise of options granted by us that are presently exercisable or exercisable within 60 days of the Record Date and (iii) 30,000 shares issuable upon exercise of an option that is presently exercisable, granted by Mr. Donald L. Smith, Jr., to Mr. Hornsby to purchase shares of Mr. Smith’s common stock at an exercise price of $2.33 per share. Does not include 3,420 shares subject to options held by Mr. Hornsby that are not presently exercisable and that will not be exercisable within 60 days of the record date.

(7)	Includes (i) 392,300 shares owned by Mr. Armstrong and (ii) 8,000 shares issuable upon exercise of options that are presently exercisable.

(8)	Includes (i) 50,000 shares owned by Hormigonera Mayagüezana, Inc., deemed beneficially owned by Mr. Bechara, (ii) 500 shares directly owned by Mr. Bechara and (iii) 12,000 shares issuable upon exercise of options that are presently exercisable.

(9)	Includes (i) 10,000 shares owned by Mr. Benejam and (ii) 8,000 shares issuable upon exercise of options that are presently exercisable.

(10)	Includes (i) 3,000 shares owned by Mr. Cast and (ii) 8,000 shares issuable upon exercise of options that are presently exercisable.

(11)	Includes (i) 17,000 shares owned by Mr. Pitts and (ii) 8,000 shares issuable upon exercise of options that are presently exercisable.

(12)	All shares consist of all shares purchased by Coconut Palm (including all shares underlying warrants, all of which will be exercisable upon delivery). Assumes beneficial ownership of such shares is attributed to Messrs. Rochon and Ferrari. Messrs. Rochon and Ferrari disclaim beneficial ownership of these shares.

(13)	Includes (i) 48,948 shares directly owned by Mr. Kevin M. Smith and his wife, (ii) 63,600 shares beneficially owned that are held in trust by Kevin M. Smith for the benefit of his children, to which latter shares Mr. Smith disclaims beneficial ownership, and (iii) 62,280 shares issuable upon exercise of options that are presently exercisable or exercisable within 60 days of the record date. Does not include 23,420 shares issuable upon exercise of options that are not presently exercisable and that will not be exercisable within 60 days of the record date.

(14)	Includes (i) 37,089 shares directly owned by Mr. Donald L. Smith, III and his wife, (ii) 38,200 shares beneficially owned that are held in trust by Donald L. Smith, III for the benefit of his children, to which latter shares Mr. Smith disclaims beneficial ownership and (iii) 77,730 shares issuable upon exercise of options that are presently exercisable or exercisable within 60 days of the record date. Does not include 30,920 shares issuable upon exercise of options that are not presently exercisable and that will not be exercisable within 60 days of the record date.

(15)	Includes (i) 42,800 shares directly owned by Mr. Norelid and (ii) 63,680 shares issuable upon exercise of options that are presently exercisable or exercisable within 60 days of the record date. Does not include 23,420 shares issuable upon exercise of options that are not presently exercisable and that will not be exercisable within 60 days of the record date.

(16)	The address for Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 178,400 shares, all of which shares are held by advisory clients of Dimensional. Dimensional disclaims beneficial ownership of all such shares. The information with respect to Dimensional is based solely on a Schedule 13G, dated February 6, 2004.

(17)	The address for FMR Corp. (Fidelity Investments) is 82 Devonshire Street, Boston, MA 02109. The 375,700 shares were held by FMR Corp. on behalf of its direct subsidiary Fidelity Management & Research Company (Fidelity), a wholly owned subsidiary of FMR and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Fidelity was the beneficial owner of 375,700 shares as a result of acting as an investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. The information with respect to FMR is based solely on a Schedule 13G, dated December 11, 2000.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10 percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and greater than 10 percent shareholders are required by the rules and regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of the copies of these reports furnished to us and representations that no other reports were required, during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation awarded to, earned by or paid to our Chief Executive Officer and each of our other named executive officers. We have not granted any restricted stock awards or stock appreciation rights.

	Annual Compensation			Other annual compensation ($)(1)	Long-term compensation		All other compensation ($)(2)
	Fiscal year	Salary $	Bonus ($)		Awards Securities underlying options	Payouts LTIP ($)
Name and Principal Position
Donald L. Smith, Jr. Chairman of the Board, President and CEO	2003 2002 2001	300,000 300,000 300,000	— — —	57,500 40,000 35,000	— 5,700 —	— — —	8,206 8,252 7,958
Richard L. Hornsby Executive Vice President	2003 2002 2001	190,000 190,000 187,500	— — 10,000	13,500 9,000 9,000	— 5,700 —	— — —	7,217 22,376 72,739
Jan A. Norelid Vice President—Finance Chief Financial Officer	2003 2002 2001	180,000 164,615 155,000	5,000 15,000 5,000	5,000 5,000 5,000	20,000 5,700 —	— — —	6,272 3,715 3,638
Kevin M. Smith Vice President — Materials Division	2003 2002 2001	140,000 134,882 128,189	— 5,000 10,000	5,000 5,000 5,000	20,000 5,700 —	— — —	4,547 4,397 4,042
Donald L. Smith III Vice President — Construction Division	2003 2002 2001	140,000 133,780 125,950	5,000 — 13,000	5,000 5,000 5,000	20,000 5,700 —	— — —	4,818 5,277 11,543

(1)	Does not include the dollar value of personal benefits, such as the cost of automobiles and health insurance, the aggregate value of which for each named executive officer was less than 10% of such executive officer’s salary and bonus. Includes $8,500 for Mr. Hornsby, representing a retainer paid to all directors other than Mr. Smith, Jr., and $52,500 in board fees paid to Mr. Smith, Jr., as well as $5,000 per year for Messrs. Smith, Jr., Hornsby, Norelid, K. Smith, and Smith III for service on a management policy committee.

(2)	Represents (i) the cost of term and non-term life insurance coverage paid to the insurance company as premiums for policies on the lives of Messrs. Hornsby and Smith III in 2002 and 2001 pursuant to split dollar life insurance policies on the lives of such executive officers and (ii) our match of a 401(k) contribution made by each named executive officer. We were reimbursed in 2003 for its non-term premium payments as the split-life agreement was terminated.

Option Grants and Long-Term Incentive Awards

The following table sets forth certain information concerning stock option grants to our named executive officers during the 2003 year. No stock appreciation rights or long-term incentive awards were granted to our named executive officers during 2003.

OPTION GRANTS IN LAST FISCAL YEAR

	Number of securities underlying options (#)(1)	Percent of total options granted to all employees in fiscal year (%)	Exercise price ($/Sh)	Expiration Date	Grant date present value ($)(2)
Jan A. Norelid	20,000	21.5%	6.93	12/23/13	44,810
Kevin M. Smith	20,000	21.5%	6.93	12/23/13	44,810
Donald L. Smith III	20,000	21.5%	6.93	12/23/13	44,810

(1)	Options vest at the rate of 20% on each anniversary of the date of the grants, December 23, 2003.

(2)	The Black-Scholes option-pricing model was used to determine the grant date present value of the stock options granted. The following facts and assumptions were used in making such calculation: (i) exercise prices as indicated in the table above; (ii) fair market value equal to the respective exercise price of each option on the date of the grants; (iii) a dividend yield of 0%; (iv) an expected stock option term of six years; (v) a stock price volatility of 25.0% based on an analysis of monthly stock closing prices of common stock during the preceding 44 months; and (vi) a risk-free interest rate of 3.48% for the options granted on December 23, 2003, which is equivalent to the yield of a six-year Treasury note on the date of the grants. No other discounts or restrictions related to vesting or the likelihood of vesting of stock options were applied. The resulting grant date present value for each stock option was multiplied by the number of stock options granted.

Aggregated Fiscal Year-End Option Value Table

The following table sets forth information concerning unexercised stock options held by our named executive officers as of December 31, 2003. No stock appreciation rights have been granted or are outstanding.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION VALUES

	Shares acquired on exercise (#)	Value realized ($)	Number of securities underlying unexercised options at fiscal year end (#)		Value of unexercised in-the-money- options at fiscal year end (#)
Name			exercisable	unexercisable	exercisable	unexercisable
Donald L. Smith, Jr.	—	$—	116,140	14,560	$565,561	$58,744
Richard L. Hornsby	—	—	82,515	10,560	268,652	38,244
Jan A. Norelid	11,400	54,948	82,540	35,960	272,751	69,344
Kevin M. Smith	—	—	71,140	34,560	123,811	61,644
Donald L. Smith, III	—	—	70,590	38,060	212,963	74,669

(1)	The closing price for our common stock as reported on Nasdaq on December 31, 2003 was $7.00. Value is calculated by multiplying (a) the difference between $7.00 and the option exercise price by (b) the number of shares of our common stock underlying the option.

Employment Agreements

In June 2000, we entered into an amended Life Insurance and Salary Continuation Agreement with Donald J. Smith, Jr., our Chairman, Chief Executive Officer and President. Mr. Smith shall receive a retirement benefit upon the sooner of his retirement from his position after March 31, 2003, or a change in control of Devcon. Benefits to be received shall equal 75 percent of his base salary, which currently is $300,000 per year, and shall continue for the remainder of his life. In the event that a spouse survives him, then the surviving spouse shall receive a benefit equal to 100 percent of his base salary for the shorter of five years or the remainder of the surviving spouse’s life.

In June 2001, we entered into employment agreements with Messrs. Hornsby, Norelid, Kevin M. Smith and Donald L. Smith, III. The term of the agreements are for one year, annually renewable for additional equivalent terms. The agreements stipulate an annual base salary with merit increases and bonuses as determined by the Compensation Committee. If the agreement is terminated by us without cause or terminated by the employee for “Good Reason”, which includes assignment of duties inconsistent with the executive’s position, then we will pay one year’s salary in severance. If we have a change in control, which includes a change of the majority of our board of directors not approved by the incumbent board, or members of Donald L. Smith, Jr.’s family controlling less than 20% of our shares, we will pay two years annual compensation upon termination of the agreement by either party. We will reimburse the employee any excise tax payable by the employee. Under certain conditions, during employment and for a period of 2 years after termination, the employee shall not compete with our business. On March 26, 2004, we entered into an amendment of Mr. Hornsby’s employment agreement under the terms of which these payments due to Mr. Hornsby in the event of a Change in Control were eliminated.

Stock Option Plan

On April 1, 1999, our board of directors adopted the Devcon International Corp. 1999 Stock Option Plan, which was approved by our shareholders on June 10, 1999. This plan is the only plan under which we currently issue stock options. Under this plan, our compensation committee has the authority to grant incentive stock options and non-qualified stock options to key employees, directors, consultants and independent contractors and these options may be exercised using loans from us or shares of our common stock that are already owned by the holder. The effective date of this plan was April 1, 1999. As of the record date, options to purchase an aggregate of 300,900 shares of our common stock were outstanding under this plan, and options to purchase an aggregate of 401,120 shares of our common stock were outstanding under our other stock option plans.

Shares Available for Awards; Annual Per-Person Limitations. Under the plan, the total number of shares of common stock that may be subject to the granting of options under the plan at any time during the term of the plan is equal to 600,000 shares.

Our compensation committee or our board of directors, in its sole discretion, determines the persons to be awarded options, the number of shares subject thereto and the exercise price and other terms thereof. In addition, our compensation committee or our board of directors has full power and authority to construe and interpret the plan, and the acts of our compensation committee or our board of directors are final, conclusive and binding on all interested parties, including us, our shareholders, our officers and employees, recipients of grants under the plan, and all persons or entities claiming by or through these persons.

Eligibility. The persons eligible to receive options under this plan are our officers, directors, employees and independent contractors and officers, directors, employees and independent contractors of our subsidiaries. As of the record date, approximately 300 persons were eligible to participate in the plan.

Compensation Committee Interlocks and Insider Participation

Our compensation committee members are James R. Cast, W. Douglas Pitts and Jose A. Bechara, Jr., Esq.

We own 50.02% of our subsidiary in Puerto Rico, Puerto Rico Crushing Company, Inc., or PRCC. Jose A. Bechara, Jr. Esq., one of our directors, is a majority shareholder of Empresas Bechara, which in turn owns 24.99% of PRCC. PRCC’s most important customer is Hormigonera Mayagüezana, a wholly owned subsidiary of Empresas Bechara. Sales to Hormigonera Mayagüezana of $2.5 million represented 73% of PRCC’s total sales for fiscal year 2003. PRCC had $195,000 of outstanding receivables from Hormigonera Mayagüezana at December 31, 2003.

We own a 50% interest in ZSC South, a joint venture, which currently owns one parcel of vacant land in South Florida. Mr. W. Douglas Pitts, a director, owns a 5% interest in the joint venture; Courtelis Company, manages the joint venture’s operations and Mr. Pitts is the President of Courtelis Company. ZSC South sold a parcel of land in June 2003 and we recognized net earnings of $116,000 from that transaction. At the time of sale, Mr. Pitts received a real estate commission of $13,000.

Mr. James R. Cast, a director, has a tax and consulting practice, which provides services to us and privately to Mr. Donald Smith, Jr. We paid Mr. Cast $58,000 and $35,000 for his services to us in 2003 and 2002, respectively. Mr. Smith paid Mr. Cast $21,000 and $19,000 for his services in 2003 and 2002, respectively.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2003 with respect to compensation plans under which the Company’s equity securities are authorized for issuance.

	Number of shares to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of shares remaining available for future issuance under compensation plans (1)
Equity compensation plans:
Approved by Shareholders	801,195	$4.11	179,000
Not approved by Shareholders	—	—	—
Total	801,195	$4.11	179,000

(1)	Excluding shares reflected in first column.

REPORT OF THE COMPENSATION COMMITTEE

Our compensation committee is primarily responsible for determining the compensation of our executive officers, although our Chief Executive Officer and President makes recommendations to our committee as to the compensation of our executive officers. Our compensation committee’s general philosophy is to offer competitive compensation programs designed to attract and retain qualified executives, to motivate performance to achieve specific goals and to align the interests of senior management with the long-term interests of our shareholders.

In determining compensation, job level, individual performance and overall company performance are considered. More specifically, factors considered include, with respect to all other officers, the Chief Executive Officer and President’s recommendations, specific accomplishments of the executive officers, our historical and projected performance, sales, earnings, financial condition and return on equity and economic conditions. These factors and the ultimate determination of compensation are subjective. We attempt to provide incentives to retain qualified executive officers, but also believe that the compensation paid to our executives is well within the range of compensation paid to similarly situated executives at other companies in similar industries or at companies having similar market capitalization. Given the level of our executive officers’ compensation, our compensation committee does not believe that it is necessary to incur the expense of formal studies or market analysis.

Of all the components of compensation, base salary is most closely related to individual performance. With respect to the base salary of all other officers, strong emphasis is given to our Chief Executive Officer’s recommendations, given his experience with us since our origin and his day-to-day contact with the other executive officers. Consideration is also given to the amount deemed necessary to retain an executive officer’s services. These considerations are subjective and not subject to specific criteria. Our performance is also a factor; salaries for three executive officers were increased in 2003 based on merit and other factors. Based on our experience with companies in general and on experience within our industry, and without utilizing any formal market studies, our compensation committee believes that the salaries paid by us to our executive officers are moderate by comparison to external standards. This analysis was also subjective and not subject to specific criteria.

While bonuses are also related to individual performance, company performance is emphasized more in determining bonus payments than in determining base salary. This is particularly true at the highest level of management. In considering performance, generally earnings are most emphasized, although revenues and financial condition are also considered. The amount of any bonus is not tied to specific performance criteria, but is also subjectively determined based upon an analysis of the aforementioned factors. An executive officer could receive a bonus in a year when we are not profitable, based upon his individual performance or areas of responsibility. Two executive officers received bonuses totaling $10,000 after review of the foregoing factors. We also attempt to provide incentives to our executive officers to remain with us and to improve longer-term performance through the grant of stock options. Options allow executive officers to share, to some extent, in shareholders’ return on equity. Typically, our options vest annually in equal amounts over a predetermined term. The determination of how many options to grant to an executive officer depends, to varying degrees, on the number of outstanding options held by the executive officer, his job level and performance and our performance. Limited options have been issued to executive officers since 1999, and, as a means of providing additional incentive to some executive officers, an additional 20,000 options were issued in 2003 to each of three named executive officers.

As a result of the foregoing factors, the President and Chief Executive Officer’s base salary was not increased in 2003. In addition, he received no bonus or stock options in 2003. In determining not to reduce the President’s compensation from its existing level the Committee took into consideration, in addition to the other factors mentioned above, the time and effort being expended by the President, our results in 2003, the President’s experience and expertise in handling the issues facing us and the perceived progress toward enabling us to meet future goals. The final determination, after reviewing these factors, was subjective.

We have various obligations under our 401(k) plan and with respect to split dollar insurance premiums, all of which were met. In December 1993, the Internal Revenue Service issued proposed regulations concerning compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) generally disallows a public company’s deduction for compensation to any one of specified employees (primarily executive officers) in excess of $1.0 million per year unless the compensation is pursuant to a plan or performance goals approved by the public company’s shareholders. None of our named executive officers presently receives, and our compensation committee does not anticipate that these persons will receive, annual cash compensation in excess of the $1.0 million cap provided in Section 162(m).

Submitted by the Compensation Committee of the Board of Directors.

Members of The Compensation Committee

James R. Cast, Jose A. Bechara, Jr., Esq., W. Douglas Pitts

REPORT OF THE AUDIT COMMITTEE

The audit committee of our board of directors is established under our bylaws and our audit committee charter adopted by our board of directors on February 27, 2004. Our audit committee’s charter is filed with this proxy statement as Annex C.

Our management is responsible for our internal controls and the financial reporting process. Our independent auditors are responsible for performing the independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. Our audit committee is comprised of three non-management directors and its responsibility is generally to monitor and oversee the processes described in our audit committee charter. The members of our audit committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing. Our audit committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors that the financial statements have been prepared in conformity with generally accepted accounting principles. Each member of our audit committee is independent in the judgment of our board of directors as required by the listing standards of Nasdaq, the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission adopted under this Act, as of this date. We do not know what the composition of our audit committee will be after the election of new members to our board of directors. With respect to the period ended December 31, 2003, in addition to its other work, our audit committee had five meetings in fiscal 2003, and:

•	Reviewed and discussed with our management and the independent auditors our audited consolidated financial statements as of December 31, 2003;

•	Discussed with the independent auditors the matters required to be discussed by auditing standards generally accepted in the United States of America; and

•	Received from the independent auditors written affirmation of their independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the firm’s independence. The independent auditors met with our audit committee without management being present.

Our audit committee also reviews and approves transactions between us and our affiliates, including our officers and directors. The audit committee has also reviewed transactions which occurred prior to its review. For more information, see “Certain Relationships and Related Transactions” on page 69. The audit committee and our policy is that all of these transactions be reviewed and approved by the audit committee prior to being entered into.

In fulfilling its responsibilities, our audit committee selected KPMG LLP to be our independent accountants. KPMG has discussed with our audit committee and provided written disclosures to our audit committee on (1) that firm’s independence as required by the Independence Standards Board and (2) the matters required to be communicated under generally accepted auditing standards.

Our audit committee chairman communicates with both the internal and external auditors regarding both quarterly and year-end reporting issues. On an informal basis the chairman communicates with the members outside of meetings with regard to significant issues that need to be brought to their immediate attention. Otherwise, communication between the members is mostly during meetings.

Consistent with the Securities and Exchange Commission’s policies regarding auditor independence, our audit committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, our audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Based upon the review and discussions referred to above, and subject to the limitations on its role and responsibilities described above and in our audit committee charter, our audit committee recommended to our board of directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors

Members of The Audit Committee

W. Douglas Pitts, Robert D. Armstrong, Gustavo R. Benejam

STOCK PERFORMANCE GRAPH

The following graph shows the cumulative total shareholder return on our common stock over the last five fiscal years as compared to the total returns of the Nasdaq stock market index and the Dow Jones building material index. Returns are based on the change in year-end to year-end price and assume reinvested dividends. The graph assumes $100 was invested on December 31, 1998 in our common stock, the Nasdaq stock market index and the Dow Jones building materials index.

*	$100 invested on 12/31/98 in stock or index- including reinvestment of dividends

Fiscal year ending December 31.

	12/98	12/99	12/00	12/01	12/02	12/03
Devcon International Corp.	100.00	217.87	259.54	243.81	255.05	266.67
NASDAQ Stock Market (U.S.)	100.00	186.20	126.78	96.96	68.65	108.18
Dow Jones US Building Materials	100.00	83.85	83.58	85.22	74.50	101.71

CORPORATE GOVERNANCE

We operate within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002, which, among other things, establishes, or provides the basis for, a number of new corporate governance standards and disclosure requirements. In addition, Nasdaq has recently enacted changes to its corporate governance and listing requirements which changes have been approved by the Securities and Exchange Commission. In response to these actions, our board of directors has initiated the below actions consistent with certain of the proposed rules.

Independent Directors

Assuming the election of all of the nominees at the special meeting and the consummation of the Transaction at which time the nominees will all be elected to their seats on our board, a majority of the members of our board of directors will be independent according to the new NASDAQ Corporate Governance rules. In particular, our board of directors has in the past evaluated, and our nominating committee will in the future evaluate, periodically the independence of each member of the board of directors.

The committee or board analyzes whether a director is independent by evaluating, among other factors, the following:

1.	Whether the member of the board of directors has any material relationship with us, either directly, or as a partner, shareholder or officer of an organization that has a relationship with us;

2.	Whether the member of the board of directors is a current employee of ours or was an employee of ours within three years preceding the date of determination;

3.	Whether the member of the board of directors is, or in the three years preceding the date of determination has been, affiliated with or employed by (i) a present internal or external auditor of ours or any affiliate of such auditor, or (ii) any former internal or external auditor of ours or any affiliate of such auditor, which performed services for us within three years preceding the date of determination;

4.	Whether the member of the board of directors is, or in the three years preceding the date of determination has been, part of an interlocking directorate, in which an executive officer of ours serves on the compensation committee of another company that concurrently employs the member as an executive officer;

5.	Whether the member of the board of directors receives any consulting, advisory, or other compensatory fee from us, other than in his or her capacity as a member of our audit committee, our board of directors or any other board committee or fixed amounts of compensation under a retirement plan (including deferred compensation for prior service with us) and reimbursement for reasonable expenses incurred in connection with such service and for reasonable educational expenses associated with board or committee membership matters;

6.	Whether the member is an executive officer of ours or owns specified amounts of our securities — for purposes of this determination, a member will not lose his or her independent status due to levels of stock ownership so long as the member owns 10% or less of our voting securities or we determine that this member’s ownership above the 10% level does not affect his independence;

7.	Whether an immediate family member of the member of the board of directors is a current executive officer of ours or was an executive officer of ours within three years preceding the date of determination;

8.	Whether an immediate family member of the member of the board of directors is, or in the three years preceding the date of determination has been, affiliated with or employed in a professional capacity by (i) a present internal or external auditor of ours or any affiliate of ours, or (ii) any former internal or external auditor of ours or any affiliate of ours which performed services for us within three years preceding the date of determination; and

9.	Whether an immediate family member of the member of the board of directors is, or in the three years preceding the date of determination has been, part of an interlocking directorate, in which an executive officer of ours serves on the compensation committee of another company that concurrently employs the immediate family member of the member of the board of directors as an executive officer.

The above list is not exhaustive and the committee considers all other factors which could assist it in its determination that a director has no material relationship with us that could compromise that director’s independence.

As a result of this review, our board of directors affirmatively determined that W. Douglas Pitts, Robert D. Armstrong, Gustavo R. Benejam and James R. Cast are independent of Devcon and our management under the standards set forth above. Donald L. Smith, Jr. and Richard L. Hornsby are considered inside directors because of their employment as our senior executives. Jose A. Bechara is considered a non-independent outside director because of transactions we have engaged in with an affiliate of his; however, he is not seeking re-election to the board. Additional information regarding these transactions and arrangements between us and Mr. Bechara’s affiliates can be found under “Certain Relationships and Related Transactions” on page 69. Mr. Cast was determined to be independent in accordance with the Nasdaq rules and regulations concerning independence, but not in accordance with the independence rules and regulations enacted by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2004 for membership on our audit committee due to specified fees Mr. Cast has received from us and our affiliates for work conducted for us outside of his role as a director. Mr. Armstrong was determined to be independent in accordance with the Nasdaq rules and regulations concerning independence and in accordance with the independence rules and regulations enacted by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2004, notwithstanding specified transactions Mr. Armstrong and affiliates of his have conducted with us, the amount of our common stock owned by Mr. Armstrong (approximately 12% as of the record date) and specified investments Mr. Armstrong has made with us due to our board’s determination that these activities had not affected Mr. Armstrong’s independence coupled with Mr. Armstrong’s significant experience with construction companies in the Caribbean which provided input our board deemed important to the operations of our audit committee. As a result of this analysis Messrs. Cast, Smith, Hornsby, Rochon and Ferrari are precluded from sitting on our audit committee.

Also, under this same analysis, our board of directors affirmatively determined that, if elected to the board by our shareholders, Richard C. Rochon and Mario B. Ferrari will be considered non-independent outside directors because of their relationship with Coconut Palm, while Per-Olof Lööf will be considered an independent director.

Our non-management directors hold meetings, separate from management, and intend to continue holding such meetings at least 2 times a year.

Audit Committee

Our audit committee is comprised of three non-employee members of our board of directors. After reviewing the qualifications of the current members of our audit committee, and any relationships they may have with us that might affect their independence from us, our board of directors has determined that:

(1) all current committee members are “independent” as that concept is defined in the applicable rules of Nasdaq and the Securities and Exchange Commission,

(2) all current committee members are financially literate, and

(3) Mr. Gustavo R. Benejam qualifies as an “audit committee financial expert” under the applicable rules of the Securities and Exchange Commission. In making the determination as to Mr. Benejam’s status as an audit committee financial expert, our board of directors determined he has accounting and related financial management expertise within the meaning of the aforementioned rules as well as the listing standards of Nasdaq.

Assuming our shareholders elect all of the directors nominated for election at the special meeting, beginning immediately after the special meeting, three members of our board of directors will meet the appropriate tests for independence according to SEC rules. KPMG LLP, our independent auditors, reports directly to the audit committee. Any allowable work to be performed by KPMG LLP outside of the scope of the regular audit will be pre-approved by the audit committee. The audit committee will not approve any work to be performed that is in violation to the Securities Exchange Act of 1934, as amended.

The audit committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the auditors prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal controls.

The audit committee has through the Code of Ethical Conduct enabled confidential and anonymous reporting of improper activities directly to the audit committee.

The audit committee is governed by a charter which is available on our website at www.devc.com. A copy of this charter may be obtained for no cost upon request from our Corporate Secretary. Our internet website and the information contained in it are not incorporated into this proxy statement.

Please refer to the audit committee report, which is set forth on page 62, for a further description of the audit committee’s responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended December 31, 2003.

Compensation Committee

Two of the existing members of our compensation committee, Messrs. Cast and Pitts are considered independent under Nasdaq’s independence rules. The third member, Mr. Bechara, is not considered independent under Nasdaq’s independence rules. Although Mr. Bechara is not independent as that term is defined by Nasdaq’s independence rules, our board of directors has determined that Mr. Bechara’s membership on the compensation committee is required by our best interests and the best interests of our shareholders taking into account the benefit to us of the continuity of leadership and experience (both in the industry and with us) that Mr. Bechara can provide to the compensation committee. Mr. Bechara is not seeking re-election to the board and, effective as of the date of the special meeting, Mr. Bechara’s seat on the board will be filled by Per-Olof Lööf if he is elected to the board by our shareholders. We anticipate Mr. Lööf will serve on the compensation committee to fill the vacancy left by Mr. Bechara.

This committee is governed by a charter which is available on our website at www.devc.com. A copy of this charter may be obtained for no cost upon request from our Corporate Secretary. Our internet website and the information contained in it are not incorporated into this proxy statement. This committee held two meetings and took no actions by unanimous written consent during 2003.

Please refer to the compensation committee report, which is set forth on page 61, for a further description of the compensation committee’s responsibilities and its compensation philosophy and a description of considerations underlying each component of compensation paid to our executive officers for 2003.

Nominating Committee and Procedures

The three existing members of our nominating committee are considered independent under Nasdaq’s independence rules. The nominating committee did not hold any meetings in 2003 and, instead, the board of directors fulfilled the responsibilities and performed the functions of the nominating committee, including the nomination of each of the individuals being submitted to our shareholders for election to the board of directors at the special meeting; however, where appropriate or required by applicable law and the rules and regulations of Nasdaq, the independent members of the board of directors performed the role and responsibilities of the nominating committee. In the future, the nominating committee shall fulfill these responsibilities.

The nominating committee will consider candidates for board membership suggested by its members and other board members, as well as management and shareholders. This committee will also have the sole authority to retain and to terminate any search firm to be used to assist in identifying candidates to serve as trustees from time to time. A shareholder who wishes to recommend a prospective nominee for the board should notify our Corporate Secretary or any member of our nominating committee in writing with whatever supporting material the shareholder considers appropriate. The nominating committee will also consider whether to nominate any person nominated by a shareholder under the provisions of our bylaws relating to shareholder nominations as described in “Information Concerning Shareholder Proposals” on page 72. The nominating committee will not solicit director nominations.

Once the nominating committee has identified a prospective nominee, the committee will make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the committee with the recommendation of the prospective candidate, as well as the committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional board members to fill vacancies or expand the size of our board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the committee determines, in consultation with the Chairman of the Board and other board members as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the committee. The committee will then evaluate the prospective nominee against the standards and qualifications set out by the nominating committee for board membership.

The committee will also consider other relevant factors as it deems appropriate, including the current composition of the board, the balance of management and independent trustees, the need for audit committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the committee will determine whether to interview the prospective nominee, and if warranted, one or more members of the committee, and others as appropriate, will interview prospective nominees in person or by telephone. After completing this evaluation and interview, the committee will make a recommendation to the full board as to the persons who should be nominated by the board, and the board will determine the nominees after considering the recommendation and report of the committee.

This committee is governed by a charter which is available on our website at www.devc.com. A copy of this charter may be obtained for no cost upon request from our Corporate Secretary. Our internet website and the information contained in it are not incorporated into this proxy statement.

While there are no formal procedures for shareholders to recommend nominations beyond those set forth on page 72 of this proxy statement, our board of directors will consider shareholder recommendations. These recommendations should be addressed to the Chairman of our nominating committee who will submit these nominations to the independent members of our board of directors for review.

Code of Ethical Conduct

We have adopted a Code of Ethical Conduct that includes provisions ranging from restrictions on gifts to conflicts of interest. All employees are bound by this Code of Ethical Conduct, violations of which may be reported to the audit committee. The Code of Ethical Conduct includes provisions applicable to our senior executive officers consistent with the Sarbanes-Oxley Act of 2002. This Code of Ethical Conduct is available on our website (www.devc.com). We intend to post on our website amendments to or waivers from our Code of Ethical Conduct.

Personal Loans to Executive Officers and Directors

We comply with and will operate in a manner consistent with recently enacted legislation prohibiting extensions of credit in the form of a personal loan to or for our directors and executive officers. For information on arrangements we currently have in place, see “Certain Relationships and Related Transactions” on page 69.

Communications with Shareholders

We have no formal policy regarding attendance by our directors at annual shareholders meetings, although most of our directors have historically attended those meetings. Each of our seven directors attended the 2003 Annual Meeting of Shareholders. Anyone who has a concern about Devcon’s conduct, including accounting, internal accounting controls or audit matters, may communicate directly with the Chairman of our board of directors, our non-management directors or the audit committee. Such communications may be confidential or anonymous, and may be e-mailed, submitted in writing or reported by phone to special addresses and a toll-free phone number that will be published on our website at www.devc.com. All such concerns will be forwarded to the appropriate directors for their review, and will be simultaneously reviewed and addressed by our chief financial officer in the same way that other concerns are addressed by us. Our Code of Ethical Conduct prohibits any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity concern.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We lease a 1.8-acre parcel of real property in Deerfield Beach, Florida from the wife of Mr. Donald L. Smith, Jr., our Chairman, Chief Executive Officer and President. Annual rent on the property was $95,400 in both 2003 and 2002 and $49,303 in 2001. The lease was renewed for five years beginning January 1, 2002 with an annual rent of $95,400. The rent was based on comparable rental prices for similar properties in Deerfield Beach.

At December 31, 2003, we had a note payable of $2.1 million to Mr. Smith resulting from various advances made to us in previous years, to provide long-term financing to us and security for a payment-guarantee issued by Mr. Smith on behalf of an entity in the Bahamas. The note is unsecured and bears interest at the prime rate. Presently, $300,000 dollars is due on demand and $1.8 million is due on July 1, 2005. We believe that these terms are similar to what we would be able to achieve if we were to borrow this money from a bank. Our board of directors approved this transaction. Mr. Smith has the option to make the note due on demand should a “Change of Control” occur. A Change of Control has occurred if a person or group acquires 15 percent or more of the common stock or announces a tender offer that, if successful, would result in ownership by a person or group of 15 percent or more of our common stock.

At December 31, 2003, we had an investment and advances totaling $186,000, representing a 1.2 percent interest in a real estate joint venture in the Bahamas in which Mr. Smith and Mr. Armstrong, a director, participate with an equity interest of 11.3 and 1.55 percent, respectively. The investment is carried at cost; accordingly no income or loss has been recorded from this investment. We have a $29.7 million contract with the venture to perform land preparation services. In connection with this contract, we recorded revenue of $4.9 million during 2003. The backlog on the contract as of December 31, 2003 was $288,000. As of January 1, 2003, we entered into an agreement with the partnership to defer payment of 50% of our regular contract billings issued for work from September 2002 and onwards, up to a maximum amount of $2.5 million. The total deferral is $2.4 million. Mr. Smith has personally guaranteed the $2.4 million deferral, subject to exhaustion by us of all other remedies. The deferral of payment is for three years from the date invoices become due. Interest of eight percent annually will accrue and become payable at maturity. Mr. Smith has also guaranteed $270,000 for work done in December 2003 to be paid by June 1, 2004. As of December 31, 2003, we had trade and note receivables from the venture of approximately $3.4 million and the cost and estimated earnings in excess of billings was $269,000.

Our joint venture subsidiary in Puerto Rico has transactions with the joint venture partners. A company controlled by one of the partners provides drilling and blasting services for our quarry in Guaynabo. The price for the services is negotiated periodically, primarily by comparison to the cost of performing that work by us. In 2001, the subsidiary entered into a 36-month lease agreement for equipment located in the Aguadilla facility with another company controlled by this partner. The agreement also contains an option to buy the equipment. The price of the lease and the sales price of the equipment were negotiated between the parties at arm’s length. There are no clear comparable prices in the market place and no third party evaluation of the fairness of the transaction was completed. The subsidiary will recuperate its recorded book value of the assets, should the purchase option be exercised.

The same subsidiary sells a significant portion of its products to a company controlled by another joint venture partner. In 2003, our subsidiary’s revenue from these sales was $2.5 million. This partner is controlled by one of our directors — Jose A. Bechara, Jr., Esq. The price of the products is governed by firm supply agreements, renegotiated every other year. Comparable prices from other quarries are studied and used in the price negotiation.

As of December 31, 2002, other assets included amounts due from our officers as a result of payments made by us pursuant to a split-dollar life insurance plan. In December 2003, the split-dollar life insurance agreements were cancelled and we were repaid the amounts owed.

We purchased from our Chief Financial Officer, Jan A. Norelid, in a private transaction in May 2002, 11,400 shares of our common stock at the prevailing market rate. The total payment was $74,000.

We purchased from Robert A. Steele, who at the time was a director of ours, in a private transaction in April 2003, 12,000 shares of our common stock at the prevailing market rate. The total payment was $82,000.

We employ William H. Ladd, a brother-in-law to Donald L. Smith, III, as manager for our operations on the island of Sint Maarten/St. Martin. Mr. Ladd received annual compensation of $98,432, including bonuses, compensation from exercise of stock options and a car allowance. We also provide Mr. Ladd temporary living expenses while working on the island.

We own a 50% interest in ZSC South, a joint venture, which currently owns one parcel of vacant land in South Florida. Mr. W. Douglas Pitts, a director, owns a 5% interest in the joint venture; Courtelis Company, manages the joint venture’s operations and Mr. Pitts is the President of Courtelis Company. ZSC South sold a parcel of land in June 2003 and we recognized net earnings of $116,000 from that transaction. At the time of sale, Mr. Pitts or an affiliate of his in which he owns a 50% interest received a real estate commission of $13,000.

Mr. James R. Cast, a director, has a tax and consulting practice, which provides services to us and privately to Mr. Donald Smith, Jr. We paid Mr. Cast $58,000 and $35,000 for his services to us in 2003 and 2002, respectively. Mr. Smith paid Mr. Cast $21,000 and $19,000 for his services in 2003 and 2002, respectively.

We sell products to corporations controlled by Mr. Robert D. Armstrong. The amount of products sold is less than 5% of our gross receipts. We purchase products from corporations controlled by Mr. Armstrong. Corporations controlled by Mr. Armstrong sometimes offer to sell asphalt to customers in St. Croix to whom we may also quote concrete and aggregate products in competition with the asphalt. We also sometimes compete for construction contracts with corporations controlled by Mr. Armstrong.

We have entered into a retirement agreement with Mr. Richard L. Hornsby, Senior Vice President and director, who will retire from all positions with us at the end of 2004. During 2005 he will still receive his full salary and beginning 2006 he will receive annual payments of $32,000, for as long as he lives. During 2003, we recorded an expense of $232,000 for services rendered; this amount will be paid out in 2005. We will expense, the net present value of the obligation to pay Mr. Hornsby $32,000 annually for life, over his estimated remaining service period with us, i.e. during 2004. The net present value of the future obligation is presently estimated at $313,000.

As of January 1, 2003, we entered into a payment deferral agreement with a resort project in the Bahamas, in which the President, one of our directors and one of our subsidiaries are minority partners. The loan agreement calls for 50 percent deferral of payments due for construction contract obligations incurred after September 2002, up to a maximum of $2.5 million. Several notes, which are guaranteed partly by certain owners of the project, evidence the loan totaling $2.4 million and our President has issued a personal guarantee for the total amount due under this loan agreement to us.

We have a $31.1 million construction contract with an entity in the Bahamas. The President, a director and a subsidiary of ours are minority shareholders in the entity, owning 11.3 percent, 1.55 percent and 1.2 percent, respectively. Mr. Smith, the President, is also a member of the entity’s managing committee. Management believes the contract has been entered into at arm’s length and at terms and conditions that we would offer its other customers. Prices established for the work are dependent on market conditions and unique conditions to the environment of the Bahamas. In connection with this contract, we recorded revenue of $4.9 million during 2003, and $473,000 this year through March 31, 2004. The backlog on the contract as of March 31, 2004 was $587,000. As of March 31, 2004 we had trade and notes receivables from the venture of approximately $989,000 and the cost and estimated earnings in excess of billings was $469,000. Mr. Smith has guaranteed the payment of the receivables from the entity, up to a maximum of $2.8 million, including the deferral agreement described above.

On April 1, 2004, our Audit Committee approved a transaction to enter into an excavation venture with the real estate joint venture in the Bahamas to excavate certain parcels of the entity’s real estate. The transaction contemplates we will finance the excavation in an amount equal to $485,000, which financing will be paid in 18 months accruing interest at a rate of six percent, provided that the debt is guaranteed in full by Donald L. Smith, Jr., our Chairman, Chief Executive Officer and President and two other owners of the real estate venture. In July 2004, we entered into another construction agreement with the real estate joint venture in the Bahamas in the amount of $13 million to construct a marina and breakwater.

On May 7, 2004, our Audit committee approved a transaction to purchase a construction performance bond from a company controlled by Mr. Armstrong, one of our directors. The fee for the issuance of the bond is approximately $15,000. The construction contract is a dredging contract with a value of approximately $1.4 million.

Our policies and codes provide that related party transactions be approved in advance by either the audit committee or a majority of disinterested directors. As indicated, we have a $31.1 million construction contract with an entity in the Bahamas in which Messrs. Smith and Armstrong are minority shareholders. During the year, a subsidiary of ours commenced certain additional work for this entity for it which it has billed or is billing approximately $1.5 million, of which $510,000 has been paid through March 15, 2004. We did not obtain audit committee approval prior to doing the additional work. Subsequently, the audit committee has reviewed the work and determined that the terms and conditions under which we entered into such work were similar to the terms and conditions of work we have agreed to perform for unrelated third parties. In addition to the guarantee Mr. Smith has provided with respect to earlier work for this entity as described above, Mr. Smith has guaranteed $270,000 of the amount due for this work. Taking into consideration the amount paid for this work, offsets available to us, Mr. Smith’s guarantee and other factors, we believe that this work will be profitable for us.

INDEPENDENT AUDITORS

The firm of KPMG LLP, independent certified public accountants, has been our auditor since 1980 and has advised us that the firm does not have any direct financial interest or indirect financial interest in us or any of our subsidiaries, nor has this firm had any such interest in connection with us or our subsidiaries during the past four years, other than in its capacity as our independent certified public accountant. Our board of directors, on the recommendation of our audit committee, has reappointed KPMG LLP as our auditor for the year ended December 31, 2004. One or more representatives of KPMG LLP are expected to be present at the special meeting, and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from our shareholders. The audit committee will pre-approve any services to be provided by KPMG LLP, which will only be audit services and permissible non-audit services.

Audit Fees

The aggregate fees billed by KPMG LLP for audit and review of our financial statements was $248,000 for each of 2003 and 2002.

Audit-Related Fees; Tax Fees; Financial Information Systems Design and Implementation Fees; All Other Fees

KPMG LLP did not provide any consulting services, audit-related services or services related to tax issues, financial information systems design and implementation or any other matter, except for audit fees, during 2003 or 2002.

All audit-related services, tax services and other services were pre-approved by the audit committee, which concluded that the provision of these services by KPMG was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The audit committee’s charter provides the audit committee has authority to pre-approve all audit and allowable non-audit services to be provided to us by our outside auditors.

In its performance of these responsibilities, prior approval of some non-audit services is not required if:

(i) these services involve no more than 5% of the revenues paid by us to the auditors during the fiscal year;

(ii) these services were not recognized by us to be non-audit services at the time of the audit engagement, and

(iii) these services are promptly brought to the attention of the audit committee and are approved by the audit committee prior to completion of the audit for that fiscal year.

The audit committee is permitted to delegate the responsibility to pre-approve audit and non-audit services to one or more members of the audit committee so long as any decision made by that member or those members is presented to the full audit committee at its next regularly scheduled meeting.

The audit committee annually reviews the performance of the independent auditors and the fees charged for their services.

The audit committee of our board of directors has considered whether the provision of the above-described services is compatible with maintaining KPMG’s independence and believes the provision of such services is not incompatible with maintaining this independence.

OTHER BUSINESS

Our board of directors knows of no other business to be brought before the special meeting. If, however, any other business should properly come before the special meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise. Discretionary authority to vote on such matters is conferred only by the granting of such proxies.

A copy of our 2004 Annual Report for the fiscal year ended December 31, 2003, except for exhibits, accompanies this proxy statement and is incorporated in this proxy statement by reference. Upon request, we will provide copies of the exhibits to the Annual Report at no additional cost. All requests should be directed to our Corporate Secretary at 1350 East Newport Center Drive, Suite 201, Deerfield Beach, Florida 33442.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

Any shareholder who intends to present a proposal at our 2005 Annual Meeting of Shareholders and who wishes to have their proposal included in our proxy statement for that meeting, must deliver the proposal, not exceeding 500 words in length, to our Corporate Secretary in writing not later than March 14, 2005.

Under our bylaws, nominations for director may be made only by our board of directors or a committee of our board of directors, or by a shareholder entitled to vote who delivers notice to us not less than 120 days nor more than 180 days prior to the first anniversary of the date of the notice of the preceding year’s annual meeting. For our meeting in the year 2005, we must receive this notice on or after January 13, 2005, and on or before March 14, 2005. Our board of directors will consider nominations, which are timely received. A copy of the full text of the bylaws discussed above may be obtained by writing to our Corporate Secretary at 1350 East Newport Center Drive, Suite 201, Deerfield Beach, Florida 33442.

By Order of the Board of Directors,

Donald L. Smith, Jr.,
Chairman, Chief Executive Officer and President

Deerfield Beach, Florida

July 12, 2004

Security Equipment Company, Inc.

Audited Financial Statements

September 30, 2003

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholder of

Security Equipment Company, Inc.

We have audited the accompanying balance sheet of Security Equipment Company, Inc. (the “Company”) as of September 30, 2003, and the related statements of operations, shareholder’s equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Security Equipment Company, Inc. as of September 30, 2003, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Carr, Riggs & Ingram L.L.C.

Panama City, Florida

June 5, 2004

SECURITY EQUIPMENT COMPANY, INC.

BALANCE SHEET

SEPTEMBER 30, 2003

Assets
Current assets:
Cash and cash equivalents	$47,447
Accounts receivable, less allowance for doubtful accounts of $29,118	229,078
Inventories	24,921
Other current assets	6,683
Deferred tax assets	59,467

Total current assets	367,596
Property and equipment, net	174,090
Customer contracts (net of accumulated amortization)	3,411,783
Deferred tax assets	25,930

Total Assets	$3,979,399

Liabilities and Shareholder’s Equity
Current liabilities:
Loans payable	$3,250,000
Accounts payable	49,319
Accrued expenses and other current liabilities	122,417
Due to related parties	398,526
Deferred monitoring revenue	276,490
Net deferred installation revenue	22,392

Total current liabilities	4,119,144
Long-term liabilities
Net deferred installation revenue	176,086

Total Liabilities	4,295,230

Shareholder’s Equity (Deficit):
Common stock, $1 par value, 1,000 shares authorized; 100 shares issued and outstanding	100
Deficit	(315,931)

Total Shareholder’s Equity	(315,831)

Total Liabilities and Shareholder’s Equity	$3,979,399

See accompanying notes to financial statements.

SECURITY EQUIPMENT COMPANY, INC.

STATEMENT OF OPERATIONS

YEAR ENDED SEPTEMBER 30, 2003

Revenues:
Monitoring and service fees	$1,461,628
Installation fees	73,376

Total revenue	1,535,004

Cost of revenue	401,726
Cost of revenue - related party	99,472

Total cost of revenues	501,198

Gross profit	1,033,806

Operating expenses:
Selling, general and administrative	511,355
Selling, general and administrative - related party	106,385
Depreciation and amortization	289,779

Total operating expenses	907,519

Net income from operations	126,287
Other income (expense):
Interest expense	(187,888)

Income (loss) before income tax benefit	(61,601)
Income tax benefit (expense)	21,122

Net loss	$(40,479)

Basic and diluted loss per common share	$(404.79)

Weighted average number of common shares outstanding	100

See accompanying notes to financial statements.

SECURITY EQUIPMENT COMPANY, INC.

STATEMENT OF SHAREHOLDER’S EQUITY (DEFICIT)

YEAR ENDED SEPTEMBER 30, 2003

	Common Stock	Retained Earnings/ (Deficit)	Total
Balance, September 30, 2002	$100	$(275,452)	$(275,352)
Net loss		(40,479)	(40,479)

Balance, September 30, 2003	$100	$(315,931)	$(315,831)

See accompanying notes to financial statements.

SECURITY EQUIPMENT COMPANY, INC.

STATEMENT OF CASH FLOWS

YEAR ENDED SEPTEMBER 30, 2003

Cash Flows From Operating Activities:
Net loss	$(40,479)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	29,076
Intangible assets amortization	260,703
Provision for doubtful accounts	17,885
Deferred income taxes	(21,122)
(Increase) decrease in:
Accounts receivable	(81,391)
Inventories	(1,257)
Other current assets	6,681
Increase (decrease) in:
Accounts payable	12,586
Accrued expenses	10,117
Deferred revenue	48,160

Net cash provided by operating activities	240,959

Cash Flows From Investing Activities:
Purchases of customer contracts	(386,257)

Net cash used in investing activities	(386,257)

Cash Flows From Financing Activities:
Borrowings from related parties	176,568

Net cash provided by financing activities	176,568

Net increase in cash	31,270
Cash and cash equivalents, beginning of year	16,177

Cash and cash equivalents, end of year	$47,447

Supplemental disclosures of cash flow information:
Cash paid for interest	$187,188

Cash paid for income taxes	$—

See accompanying notes to financial statements.

SECURITY EQUIPMENT COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1 - Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation - Security Equipment Company, Inc. (the “Company”) is a wholly owned subsidiary of Congress Security Services, Inc. In April 2001, Congress Security Acquisition Corp. a wholly owned subsidiary of Congress Security Services, Inc. purchased the operating assets of Security Equipment Company, Inc., which consisted primarily of customer contracts, for $3,000,000.

Business - the Company operates in the following business segments:

The Company markets, sells and installs commercial and residential security alarm systems and provides central station monitoring services primarily in Florida. During the year ended September 30, 2003 the Company outsourced all central station monitoring services to Congress Alarm Company, Inc., also a wholly subsidiary of Congress Security Services, Inc.

Revenue Recognition - Revenue derived from the installation of security systems is deferred along with the associated direct incremental costs over the estimated customer lives, which is generally 12 years.

Monitoring revenues are recognized monthly as services are provided pursuant to the terms of customer contracts, in which contract prices are fixed and determinable. The Company assesses the customer’s ability to meet the terms of the contract, including payment terms, before entering into contracts. Amounts collected in advance from customers for monitoring and related services are deferred and recognized as income over the applicable monitoring period, which is generally one year or less. The direct costs of acquiring new subscribers are deferred and recognized over the estimated term of the subscriber relationship, which is generally 12 years.

Revenue from the sale of products is recognized according to the terms of the sales arrangement, which is customarily when the products reach the free-on-board shipping point. Revenue from the sale of services is recognized as services are rendered.

Advertising - The Company expenses all advertising costs in the period in which they are incurred. Advertising expense was $44,144 for the year ended September 30, 2003.

Cash and Cash Equivalents - All highly liquid investments purchased with a maturity of three months or less from the time of purchase are considered to be cash equivalents.

Accounts Receivable - The Company reports trade receivables at net realizable value. Management determines the allowance for doubtful accounts based on historical losses and current economic conditions. On a continuing basis, management analyzes delinquent receivables and, once these receivables are determined to be uncollectible, they are written off through a charge against the allowance. The Company charges a late fee of $5 on accounts 30 days overdue. No interest is charged on delinquent accounts. Accounts over 90 days delinquent are reviewed by management to determine whether or not to send them to a collection agency.

Allowance for Doubtful Accounts - The allowance for doubtful accounts receivable reflects our best estimate of probable losses inherent in our receivable portfolio determined on the basis of historical experience, specific allowances for known troubled accounts, and other currently available evidence.

Inventories - Inventories are recorded at the lower of cost (primarily first-in, first-out) or market value. Inventories include purchased parts and accessories used for installation and maintenance of security systems. Provisions for potentially obsolete or slow moving inventory is made based on analysis of inventory levels and forecasts.

Customer Contracts - Pools of customer monitoring contracts are acquired periodically from venders in and around Tampa, Florida. These acquired customer contracts are recorded at cost which management believes approximates fair value.

Customer Contracts are amortized over the term that such contracts are expected to remain customers of the Company. The Company on an ongoing basis conducts comprehensive reviews of its attrition experience and adjusts its estimated lives of customer contracts. As a result of the Company’s comprehensive review in 2003, no adjustment to estimated lives was

SECURITY EQUIPMENT COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

required. Direct incremental costs resulting from the installation of Company owned security systems are deferred and amortized over the estimated lives of the customer contracts, including extensions.

The Company amortizes customer contracts over 12 years. This amortization period takes into consideration the average estimated life and historical and projected attrition rates determined from actual experience and a recent attrition study.

Property and Equipment - Property and equipment are recorded at cost net of accumulated depreciation. Maintenance and repair expenses are charged to expense as incurred, renewals and betterments are capitalized. For the year ended September 30, 2003, the Company capitalized no interest. There were no capital expenditures in fiscal 2003. Plant and equipment are depreciated using the straight-line method over the estimated useful lives of the related assets as follows:

Buildings and related improvements	20 years
Vehicles	3 to 5 years
Other, machinery, equipment, furniture and fixtures	3 to 5 years

Long-Lived Assets - The Company periodically evaluates the net realizable value of long-lived assets, including property and equipment and amortizable intangible assets, relying on a number of factors including operating results, business plans, economic projections and anticipated future cash flows. When indicators of impairment are present, the carrying values of the assets are evaluated in relation to the operating performance and estimated future undiscounted cash flows of the underlying business. An impairment in the carrying value of an asset is recognized whenever anticipated future cash flows (undiscounted) from an asset are estimated to be less than its carrying value. The amount of the impairment recognized is the difference between the carrying value of the asset and its fair value. Fair values are based on assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates, reflecting varying degrees of perceived risk.

Effective October 1, 2002, the Company adopted SFAS no. 144, “Accounting for the Impairment of Disposal of Long-Lived Assets.” The provisions of this statement provide a single accounting model for impairment of long-lived assets. The initial adoption of this new standard did not have a material impact on our results of operations or financial position.

During the first three to six months after the purchase of the customer contracts, any cancellation of monitoring service, including those that result from customer payment delinquencies, results in a chargeback by the Company to the dealer of the full amount of the contract purchase price. The non-refundable charge to the dealer was retained by the Company in the event of customer cancellation. The Company records the chargeback amount from the dealer as a reduction of the previously recorded intangible asset.

Income Taxes - Deferred tax liabilities and assets are recognized for the expected future tax consequences of events that have been reflected in the financial statements. Deferred tax liabilities and assets are determined based on the differences between the book values and the tax basis of particular assets and liabilities, using tax rates in effect for the years in which the differences are expected to reverse. A valuation allowance is provided to offset any net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Accrued Product Warranty - Generally, the Company accrues estimated product warranty costs at the time of sale when material. Any additional amounts are recorded when such costs are probable and can be reasonably estimated. Manufactured products are warranted against defects in material and workmanship when properly used for their intended purpose, installed correctly, and appropriately maintained. Generally, 90 day manufacturers product warranties are implicit in the sale; however, the customer may purchase a one year extended warranty that can be renewed annually through the life of the equipment. The amount of the accrued warranty liability is determined based on historical information such as past experience, product failure rates or number of units repaired, estimated cost of material and labor, and in certain instances estimated property damage. At September 30, 2003, the Company has not recorded a reserve for estimated warranty expenses since the amounts are not considered significant.

In the normal course of business, the Company is liable for contract completion and product performance. In the opinion of management, such obligations will not significantly affect the Company’s financial position, annual results of operations or cash flows.

SECURITY EQUIPMENT COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

Use of Estimates - The preparation of financial statements in conformity with U.S. GAAP requires management to make extensive use of estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from these estimates.

Accounting Pronouncements - During fiscal 2003, the Company adopted FASB Interpretation No. (“FIN”) 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees.” FIN 45 requires increased disclosure of guarantees, including those for which likelihood of payment is remote, and product warranty information. FIN 45 also requires that guarantors recognize a liability for certain types of guarantees equal to the fair value of the guarantee upon its issuance. The adoption of FIN 45 did not have a material impact on our results of operations or financial position.

In January 2003, the FASB issued FIN 46, “Consolidation of Variable Interest Entities.” This interpretation clarifies the application of Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” relating to consolidation of certain entities. FIN 46 requires identification of the Company’s participation in variable interest entities (“VIE’s”), which are defined as entities with a level of invested equity that is not sufficient to fund future activities to permit them to operate on a stand alone basis, or whose equity holders lack certain characteristics of a controlling financial interest. For entities identified as VIE’s, FIN 46 sets forth a model to evaluate potential consolidation based on an assessment of which party to VIE’s, if any, bears a majority of the risk to its expected losses, or stands to gain from a majority of its expected returns. FIN 46 also sets forth certain disclosures regarding interests in VIE’s that are deemed significant, even if consolidation is not required. The Company adopted FIN 46’s accounting provisions as of July 1, 2003. The adoption of this new standard did not have a material impact on our results of operations or financial position.

In November 2002, the EITF reached a consensus on EITF Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables.” EITF No. 00-21 provides guidance on how to determine when an arrangement that involves multiple revenue-generating activities or deliverables should be divided into separate units of accounting for revenue recognition purposes. It further states, that if this division is required, the arrangement consideration should be allocated among the separate units of accounting. The guidance in the consensus is effective for revenue arrangements entered into in fiscal periods that began after June 15, 2003. The adoption of this new standard did not have a material impact on our results of operations or financial position.

Income (Loss) Per Share - The Company computes income per share in accordance with the provisions of SFAS No. 128, “Earnings Per Share,” which establishes standards for computing and presenting basic and diluted income per share. Basic income per share is computed by dividing net income (loss) by the weighted average number of shares outstanding during the period. Diluted income per share is computed assuming the exercise of stock options or other common stock equivalents under the treasury stock method and the related income tax effects if not antidilutive. The Company had no stock options or other common stock equivalents outstanding during the year ended September 30, 2003.

Vacation Policy - Each full time employee who has successfully completed his or her probationary period and has less than three years of continuous service with the Company is entitled to five days of paid vacation per year. Employees with more than three years and less than seven years of service are entitled to ten working days of vacation with pay. Those with more than seven years of service are entitled to fifteen days of vacation with pay. Vacation time is not cumulative from year to year. Employees may work instead of taking their vacation and receive vacation pay in addition to their earnings.

SECURITY EQUIPMENT COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

Note 2 - Property and Equipment

Property and equipment consist of the following at September 30, 2003.

Building	$100,000
Land	35,000
Vehicles	63,000
Furniture and fixtures	47,729

Total	245,729
Less accumulated depreciation	(71,639)

Net property and equipment	$174,090

Note 3 - Customer Contracts

The Company purchases various pools of monitoring contracts from venders in and around Tampa, Florida. A total of $386,257 in customer contracts were purchased during the year ended September 30, 2003.

Customer contracts at September 30, 2003 are summarized as follow:

Customer contracts	$3,986,730
Less accumulated amortization	574,947

Net book value	$3,411,783

Note 4 - Income Taxes

The components of the provision for (benefit from) income taxes for the year ended September 30, 2003 are as follows:

Current
Federal	$—
State	—

—
Deferred tax (benefit) expense	(21,122)

Provision for (benefit from) income taxes	$(21,122)

The significant components of deferred income tax (benefit) expense for the year ended September 30, 2003 are as follows:

Deferred tax (benefit) expense	$(22,161)
Valuation allowance	1,039

Deferred income tax (benefit) expense	$(21,122)

SECURITY EQUIPMENT COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at September 30, 2003 are as follows:

Current deferred tax assets (liabilities)
Allowance for bad debts	$10,957
Deferred revenues	45,633
Other	2,877
Net operating loss	54,122

Current deferred tax assets (liabilities)	113,589
Valuation allowance	(54,122)

Net current deferred tax assets (liabilities)	59,467

Long-term deferred tax assets (liabilities)
Deferred revenues	29,053
Property and equipment	(2,002)
Other	(1,121)

Net long-term deferred tax assets (liabilities)	25,930

Net deferred tax assets (liabilities)	$85,397

The provision for income taxes differs from the amount computed by applying the federal statutory income tax rate of 34% as follows:

Pretax loss at statutory tax rate	(34.00)%
Effect of state taxes, net of federal benefit	(3.63)%
Nondeductible expenses	2.70%
Other	0.64%

Provision (benefit) for income tax	(34.29)%

At September 30, 2003, the Company had a net operating loss carryforward of $161,225 available for federal and state income tax purposes that expire beginning in the year 2021.

As of September 30, 2003, a valuation allowance of $54,122 was recorded against the Company’s deferred tax assets. This balance represents an increase in the valuation allowance of $1,039 over the balance as of the beginning of the year.

In assessing whether deferred tax assets are realizable, management considers whether or not it is more likely than not that some portion or all deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

Note 5 - Commitments and Contingencies

Leases

The Company leases its copier and postage machine under operating leases expiring at various dates through 2008. Future minimum lease payments due under operating leases consist of the following at September 30, 2003.

SECURITY EQUIPMENT COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

Year ending September 30,
2004	$4,287
2005	6,178
2006	4,740
2007	4,740
2008	2,370

$22,315

Note 6 - Employee and Retiree Benefits

Employees of Security Equipment Company, Inc. participate in a defined contribution plan sponsored by CAC Services, Inc., formerly known as Congress Alarm Company, Inc. (“CAC”) The company and Security Equipment Company, Inc. are wholly owned subsidiaries of Congress Security Services, Inc. Participants may contribute from 1% to 18% of their compensation each year on a pre-tax basis, subject to IRS limitations. The Company matches an amount equal to 50% of a participant’s contribution that does not exceed 6% of an employee’s compensation. Company matching contributions for the year ended September 30, 2003 were $4,800.

Note 7 - Financing Arrangements

Long-term obligations at September 30, 2003 were as follows:

Promissory notes due to a financial services company due on demand with 30 days notice, interest rates of the 3 month BBA Libor plus 2 ¾%.	$3,250,000
Note dated May 29, 2003 due to related party due on demand with 30 days notice, interest rate of the 3 month BBA Libor plus 2 ¾%.	70,000

Total long-term obligations	3,320,000
Less current portion	(3,320,000)

Long-term portion	$—

The notes are collateralized by the stock of the Company and guaranteed by Congress Security Services, Inc.

Note 8 - Related Party Transactions

As disclosed in Note 7 above, on May 29, 2003, an individual who manages and controls Congress Security Services, Inc. and Security Equipment Company, Inc. loaned Security Equipment Company, Inc. $70,000 in exchange for a demand note with interest payable at the 3 month BBA Libor rate plus 2 ¾%. The principal balance on the note was $70,000 at September 30, 2003.

During the year ended September 30, 2003, Security Equipment Company, Inc. reimbursed CAC Services, Inc., formally known as Congress Alarm Company, Inc. (“CAC”) for various administrative expenses paid on behalf of Security Equipment Company, Inc. Both Companies are wholly owned subsidiaries of Congress Security Services, Inc. For the year ended September 30, 2003, these expenses totaled $106,385. Security Equipment Company, Inc. also subcontracted monitoring and telecommunication services to CAC. For the year ended September 30, 2003, contracted services to CAC were $99,472. The balance due to CAC at September 30, 2003 was $63,530.

Applicant Insight Limited, Inc. a wholly owned subsidiary of Congress Security Services, Inc. advanced Security Equipment Company, Inc. $135,000 during the year ended September 30, 2003 to be used to purchase monitoring contracts. In addition, Applicant Insight Limited, Inc. paid various administrative expenses on behalf of Security Equipment Company, Inc. in the amount of $24,138. Security Equipment Company, Inc. recorded interest expense of $9,638 on the loan during the year September 30, 2003. The balance due to Applicant Insight Limited, Inc. at September 30, 2003 was $264,996.

SECURITY EQUIPMENT COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

Note 9 - Subsequent Events

Purchase of the Company - On April 2, 2004, Devcon International, Corp (“Devcon”) entered into a Letter of Intent with Security Equipment Company, Inc. Under the terms of this Letter of Intent, Devcon and Security Equipment Company, Inc. express their intent to have Devcon purchase either 100% of the assets or 100% of the capital stock of Security Equipment Company, Inc. Devcon will be assuming none of the liabilities of Security Equipment Company, Inc. except for specified operating liabilities. The Letter of Intent provides for a total purchase price equal to $4,370,000, which will be paid with a combination of cash and shares of Devcon common stock. The parties intend that $2,500,000 will be paid in cash to be used by Congress Security Services, Inc. to apply toward the satisfaction of its outstanding obligations and liabilities. The remainder of the purchase price is intended to be paid in the form of shares of Devcon common stock.

Relief of Debt - The following was undertaken by Congress Security Services, Inc., (“CSS”) to relieve Security Equipment Company, Inc. (“Company”), a wholly owned subsidiary of CSS, of certain debt by CSS’s assuming such debt by issuing its own promissory notes in exchange for the Company’s outstanding notes, and by contributing the Company’s said outstanding notes to it’s capital.

On May 5, 2004, CSS entered into Exchange Agreements with the holders of the outstanding promissory notes: Generated Investments (Iceland) Ltd., an Iceland corporation (“GIIL”) in the amount of $3,250,000; and a related party, an individual who controls and manages both CSS and the Company, in the amount of $70,000. These Exchange Agreements provided for CSS to issue its own promissory notes to GIIL and the related party and to have assigned by GIIL and the related party to CSS the respective notes of the Company in the same amounts.

The Exchange Agreement with GIIL provided further for the assignment to CSS of its Guaranty of the notes held by GIIL and a Stock Pledge Agreement with the collateral (CSS’s 100 shares of common stock of the Company) which secured its Guaranty.

On May 6, 2004, CSS and the Company entered into a Contribution Agreement, pursuant to which CSS contributed to the capital of the Company the promissory notes made by the Company in the amount of $3,320,000 which CSS had obtained from GIIL and a related party. The Company simultaneously canceled its own notes. CSS retained and cancelled its Guaranty of the notes and the Stock Pledge Agreement, and CSS retained the stock of the Company.

Independent Auditors’ Consent

The Board of Directors and Shareholders

Security Equipment Company, Inc.:

We consent to the use of our report dated June 5, 2004, with respect to the balance sheet of Security Equipment Company, Inc. at September 30, 2003, and the related statements of operations, shareholders’ equity (deficit), and cash flows for the year ended September 30, 2003, incorporated into this proxy statement.

/s/ Carr, Riggs & Ingram L.L.C.

Panama City, Florida

July 9, 2004

Security Equipment Company, Inc.

Unaudited Interim Financial Statements

March 31, 2004

SECURITY EQUIPMENT COMPANY, INC.

BALANCE SHEET

MARCH 31, 2004

	3/31/2004	3/31/2003
Assets
Current assets:
Cash and cash equivalents	$99,573	$49,986
Accounts receivable, less allowance for doubtful accounts of $40,948 & $21,262 respectively	216,495	164,511
Inventories	22,071	15,583
Other current assets	11,901	5,630
Deferred tax assets	70,000	66,000

Total current assets	420,040	301,710
Property and equipment, net	164,788	188,628
Customer contracts (net of accumulated amortization)	3,409,054	3,293,997
Deferred tax assets	25,000	19,000

Total Assets	$4,018,882	$3,803,335

Liabilities and Shareholder’s Equity
Current liabilities:
Loans payable	$3,250,000	$3,250,000
Accounts payable	31,584	7,070
Accrued expenses and other current liabilities	127,097	91,232
Due to related parties	451,246	308,286
Deferred monitoring revenue	290,102	277,788
Net deferred installation revenue	21,583	21,000

Total current liabilities	4,171,612	3,955,376
Long-term liabilities
Net deferred installation revenue	161,569	160,756

Total Liabilities	4,333,181	4,116,132

Shareholder’s Equity (Deficit):
Common stock, $1 par value, 1,000 shares authorized; 100 shares issued and outstanding	100	100
Deficit	(314,399)	(312,897)

Total Shareholder’s Equity	(314,299)	(312,797)

Total Liabilities and Shareholder’s Equity	$4,018,882	$3,803,335

SECURITY EQUIPMENT COMPANY, INC.

STATEMENT OF OPERATIONS

SIX MONTHS ENDED MARCH 31, 2004

	3/31/2004	3/31/2003
Revenues:
Monitoring and service fees	$787,991	$691,661
Installation fees	164,165	26,425
Total revenue	952,156	718,086
Cost of revenue	368,783	193,979
Cost of revenue - related party	20,327	44,139

Total cost of revenues	389,110	238,118

Gross profit	563,046	479,968

Operating expenses:
Selling, general and administrative	242,401	257,815
Selling, general and administrative - related party	58,040	40,000
Depreciation and amortization	184,628	142,235

Total operating expenses	485,069	440,050

Net income from operations	77,977	39,918
Other income (expense):
Interest expense	(86,445)	(98,363)

Income (loss) before income tax benefit	(8,468)	(58,445)
Income tax benefit (expense)	10,000	21,000

Net loss	$1,532	$(37,445)

Basic and diluted loss per common share	$15.32	$374.45

Weighted average number of common shares outstanding	100	100

SECURITY EQUIPMENT COMPANY, INC.

STATEMENT OF SHAREHOLDER’S EQUITY (DEFICIT)

SIX MONTHS ENDED MARCH 31, 2004

	Common Stock		Retained Earnings/ (Deficit)	Total
Balance, April 1, 2001		$100	$0	$0
Net Loss 2001			(174,193)	(174,193)

Balance, September 30, 2001		$100	$(174,193)	$(174,093)

Balance, September 30, 2001		$100	$(174,193)	$(174,093)
Net Loss 2002			(101,259)	(101,259)

Balance, September 30, 2002		$100	$(275,452)	$(275,352)

Balance, September 30, 2002		$100	$(275,452)	$(275,352)
Net Loss 2003	$		$(40,479)	$(40,479)

Balance, September 30, 2003		$100	$(315,931)	$(315,831)

Balance, September 30, 2003		$100	$(315,931)	$(315,831)
Net Income, Six Months ended March 31, 2004			1,532	1,532

Balance, March 31, 2004		$100	$(314,399)	$(314,299)

SECURITY EQUIPMENT COMPANY, INC.

STATEMENT OF CASH FLOWS

SIX MONTHS ENDED MARCH 31, 2004

	3/31/2004	3/31/2003
Cash Flows From Operating Activities:
Net loss	$1,532	$(37,445)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	14,538	14,538
Intangible assets amortization	170,090	127,697
Provision for doubtful accounts	11,830	10,029
Deferred income taxes	(10,000)	(21,000)
(Increase) decrease in:
Accounts receivable	(753)	(9,029)
Inventories	2,850	8,081
Other current assets	(5,218)	20,155
Increase (decrease) in:
Accounts payable	(15,601)	(29,330)
Accrued expenses	4,680	(21,066)
Deferred revenue	(1,714)	32,736

Net cash provided by operating activities	172,234	95,366

Cash Flows From Investing Activities:
Purchase of Property Plant & Equip	(5,236)	0
Purchases of customer contracts	(167,362)	(135,942)

Net cash used in investing activities	(172,598)	(135,942)

Cash Flows From Financing Activities:
Borrowings from related parties	52,490	74,385

Net cash provided by financing activities	52,490	74,385

Net increase in cash	52,126	33,809
Cash and cash equivalents, beginning of year	47,447	16,177

Cash and cash equivalents, end of year	$99,573	$49,986

Supplemental disclosures of cash flow information:
Cash paid for interest	$81,995	$94,463

Cash paid for income taxes	$—	$—

Security Equipment Company, Inc.

Unaudited Annual Financial Statements

September 30, 2002 and September 30, 2001

SECURITY EQUIPMENT COMPANY, INC.

BALANCE SHEET

SEPTEMBER 30, 2002

9/30/2002
Assets
Current assets:
Cash and cash equivalents	$16,177
Accounts receivable, less allowance for doubtful accounts of $29,118 & $11,233 respectively	165,571
Inventories	23,664
Other current assets	25,785
Deferred tax assets	45,000

Total current assets	276,197
Property and equipment, net	203,166
Customer contracts (net of accumulated amortization)	3,285,752
Deferred tax assets	19,100

Total Assets	$3,784,215

Liabilities and Shareholder’s Equity
Current liabilities:
Loans payable	$3,249,524
Accounts payable	36,560
Accrued expenses and other current liabilities	112,298
Due to related parties	234,377
Deferred monitoring revenue	255,999
Net deferred installation revenue	17,551

Total current liabilities	3,906,309
Long-term liabilities
Net deferred installation revenue	153,258

Total Liabilities	4,059,567

Shareholder’s Equity (Deficit):
Common stock, $1 par value, 1,000 shares authorized; 100 shares issued and outstanding	100
Deficit	(275,452)

Total Shareholder’s Equity	(275,352)

Total Liabilities and Shareholder’s Equity	$3,784,215

SECURITY EQUIPMENT COMPANY, INC.

STATEMENT OF OPERATIONS

YEAR ENDED SEPTEMBER 30, 2002

	9/30/2002	9/30/2001 6 months ended
Revenues:
Monitoring and service fees	$1,192,768	$536,468
Installation fees	87,469	43,633

Total revenue	1,280,237	580,101

Cost of revenue	366,548	330,970
Cost of revenue - related party	20,222	0

Total cost of revenues	386,770	330,970

Gross profit	893,467	249,131

Operating expenses:
Selling, general and administrative	538,395	230,564
Selling, general and administrative - related party	50,000	0
Depreciation and amortization	246,198	110,516

Total operating expenses	834,593	341,080

Net income from operations	58,874	(91,949)
Other income (expense):
Interest expense	(203,133)	(103,244)

Income (loss) before income tax benefit	(144,259)	(195,193)
Income tax benefit (expense)	43,000	21,000

Net loss	$(101,259)	$(174,193)

Basic and diluted loss per common share	$(1,012.59)	$(1,741.93)

Weighted average number of common shares outstanding	100	100

SECURITY EQUIPMENT COMPANY, INC.

STATEMENT OF SHAREHOLDER’S EQUITY (DEFICIT)

YEAR ENDED SEPTEMBER 30, 2002

	Common Stock	Retained Earnings/ (Deficit)	Total
Balance, April 1, 2001	$100	$0	$0
Net loss 2001		(174,193)	(174,193)

Balance, September 30, 2001	$100	$(174,193)	$(174,093)

Balance, September 30, 2001	$100	$(174,193)	$(174,093)
Net loss 2002		(101,259)	(101,259)

Balance, September 30, 2002	$100	$(275,452)	$(275,352)

Balance, September 30, 2002	$100	$(275,452)	$(275,352)

SECURITY EQUIPMENT COMPANY, INC.

STATEMENT OF CASH FLOWS

YEAR ENDED SEPTEMBER 30, 2002

	9/30/2002	9/30/2001
Cash Flows From Operating Activities:
Net loss	$(101,259)	$(174,193)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	29,450	13,536
Intangible assets amortization	216,748	96,980
Provision for doubtful accounts	11,233	0
Deferred income taxes	(44,100)	(21,000)
(Increase) decrease in:
Accounts receivable	(70,513)	(2,360)
Inventories	6,336	0
Other current assets	(17,510)	(8,275)
Increase (decrease) in:
Accounts payable	31,792	6,462
Accrued expenses	(163,106)	(124,596)
Deferred revenue	216,933	99,320

Net cash provided by operating activities	116,004	(114,126)

Cash Flows From Investing Activities:
Purchase of Property Plant & Equip	(27,729)
Purchases of customer contracts	(601,506)	(240,367)

Net cash used in investing activities	(629,235)	(240,637)

Cash Flows From Financing Activities:
Borrowings from related parties	484,377	399,524

Net cash provided by financing activities	484,377	399,524

Net increase in cash	(28,854)	45,031
Cash and cash equivalents, beginning of year	45,031	0

Cash and cash equivalents, end of year	$16,177	$45,031

Supplemental disclosures of cash flow information:
Cash paid for interest	$197,030	$103,244

Cash paid for income taxes	$0	$0

Independent Auditors’ Consent

The Board of Directors

Devcon International Corp.:

We consent to the use of our report dated March 5, 2004, with respect to the consolidated balance sheets of Devcon International Corp. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity and comprehensive (loss) income, and cash flows for each of the years in the three-year period ended December 31, 2003, incorporated by reference into this Proxy Statement.

/s/ KPMG LLP

Fort Lauderdale, Florida

June 9, 2004

ANNEX A

Fairness Opinion

Capitalink, L.C. Member NASD|SIPC
Columbus Center One Alhambra Plaza, Suite 1410 Coral Gables, Florida 33134
Phone 305-446-2026 Fax 305-446-2926 www.capitalinklc.com

April 1, 2004

Board of Directors

Devcon International Corp.

1350 East Newport Center Drive

Deerfield Beach, FL 33442

Gentlemen:

We have been advised that Devcon International Corp. (the “Company”) is contemplating a transaction (the “Transaction”) whereby Coconut Palm Capital Investors I, Ltd., and its assigns (“Palm”), will purchase up to 2,000,000 Units (as defined hereinafter) for a purchase price of $9.00 per Unit (the “Purchase Price”), each “Unit” comprised of (i) one share of the Company’s common stock (the “Shares”), and (ii) (a) warrants (the “First Tranche Warrants”) to purchase one share of the Company’s common stock for each share purchased, at an exercise price of $10.00 per share, exercisable for a three-year period, (b) warrants (the “Second Tranche Warrants”) to purchase one share of the Company’s common stock for each two shares purchased, at an exercise price of $11.00 per share, exercisable for a four-year period, and (c) warrants (the “Third Tranche Warrants” and, together with the First Tranche Warrants and the Second Trance Warrants, the “Warrants”) to purchase one share of the Company’s common stock for each two shares purchased, at an exercise price of $15.00 per share, exercisable for a five-year period. We have been retained to render an opinion as to whether, on the date of such opinion, the Transaction is fair, from a financial point of view, to the Company’s shareholders. For purposes of the Transaction, the Purchase Price is comprised of $8.61 attributable to the Shares (the “Share Consideration”) and $0.39 attributable to the Warrants.

We have not been requested to opine as to, and our opinion does not in any manner address, the underlying business decision of the Company to proceed with or effect the Transaction. In addition, we have not been requested to explore any alternatives to the Transaction. Further, our opinion does not address the relative merits of the Transaction as compared to any alternative business strategy that might exist for the Company.

In conjunction with the Transaction, the Company shall adopt and diligently pursue a strategy to diversify and expand its business and operations into the electronic security services sector by investing in one or more businesses (the “Proposed Strategies”). Further, the Company shall use $5,000,000 of its cash together with the proceeds from the Transaction and from the exercise of the Warrants to fund such acquisitions. The Company is expected to finance the Proposed Strategies by accessing the equity and debt capital markets.

In arriving at our opinion, we took into account an assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuations generally and, among other things: (i) reviewed the draft Agreement dated April 1, 2004 by and among the Company and Palm (the “Draft Agreement”); (ii) reviewed publicly available financial information and other data with respect to the Company, including the Annual Report on Form 10-K for the year ended December 31, 2003, and the Proxy Statement on Schedule 14-A, dated April 28, 2003; (iii) reviewed and analyzed the Transaction’s financial impact on the Company’s book value and impact on common shares outstanding; (iv) reviewed and analyzed certain information related to the alarm security sector of the electronic security industry; (v) reviewed certain Security Equipment Company, Inc. (“SECco”) unaudited financial and other data as provided by SECco management; (vi) considered the historical financial results and present financial condition of the Company; (vii) reviewed certain publicly available information concerning the trading of, and the trading market for, the common stock of the Company; (viii) reviewed and analyzed certain financial characteristics of companies that were deemed to have characteristics comparable to those of the Company; (ix) reviewed and analyzed certain financial characteristics of target companies in transactions where such target company was deemed to have characteristics comparable to those of the Company; (x) reviewed and analyzed the Company’s free cash flows and prepared capitalized earnings; (xi) reviewed and analyzed the Company’s adjusted net book value; (xii) reviewed and analyzed the premium implied by the Share Consideration; (xiii) reviewed and discussed with representatives of the management of the Company certain financial and operating information furnished by them, including financial analyses with respect to the business and operations of the Company; (xiv) inquired about and discussed the Transaction and other matters related thereto with Company management and the Board of Directors; and (xv) performed such other analyses and examinations as were deemed appropriate.

In arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was used by us without assuming any responsibility for any independent verification of any such information and have further relied upon the assurances of Company management that it is not aware of any facts or circumstances that would make any such information inaccurate or misleading. We have not made a physical inspection of the properties and facilities of the Company or SECco and have not made or obtained any evaluations or appraisals of the assets and liabilities (contingent or otherwise) of the Company or SECco.

We assumed that the Transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statues, rules and regulations. We assumed that the Transaction will be consummated substantially in accordance with the terms set forth in the Draft Agreement, without any further amendments thereto, and without waiver by the Company of any of the conditions to any obligations or in the alternative that any such amendments, revisions or waivers thereto will not be detrimental to the shareholders of the Company.

Our opinion is necessarily based upon market, economic and other conditions, as they exist on, and could be evaluated as of April 1, 2004. Accordingly, although subsequent developments may affect our opinion, we do not assume any obligation to update, review or reaffirm our opinion.

The opinion is for the use and benefit of the Board of Directors in connection with its consideration of the Transaction and is not intended to be and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote in connection with the Transaction, if such a vote is required. We do not express any opinion as to the underlying valuation or future performance of the Company or the price at which the Company’s common stock would trade at any time in the future.

Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the Purchase Price is fair, from a financial point of view, to the Company’s shareholders.

In connection with our services, we have previously received a retainer and will receive the balance of our fee upon the rendering of this opinion. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering this opinion.

Our opinion is for the use and benefit of the Board of Directors and is rendered in connection with its consideration of the Transaction and may not be used by the Company for any other purpose or reproduced, disseminated, quoted or referred to by the Company at any time, in any manner or for any purpose, without the prior written consent of Capitalink, except that this opinion may be reproduced in full in, and references to the opinion and to Capitalink and its relationship with the Company may be included in filings made by the Company with the Securities and Exchange Commission if required by Securities and Exchange Commission rules, and in any proxy statement or similar disclosure document disseminated to shareholders if required by the Securities and Exchange Commission rules.

Very truly yours,

/s/ Capitalink, L.C.

CAPITALINK, L.C.

ANNEX B

Articles of Amendment

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

of

DEVCON INTERNATIONAL CORP.

Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act (the “Act”), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is DEVCON INTERNATIONAL CORP. (the “Corporation”).

SECOND: The Amendments to the Articles of Incorporation of the Corporation set forth below (the “Amendments”) were adopted by all of the Directors of the Corporation at a meeting duly called and held on March 31, 2004, and approved by the shareholders of the Corporation voting as a class, the number of votes cast being sufficient for approval, at a meeting duly called and held on May 10, 2004, in the manner prescribed by Section 607.1003 of the Act.

THIRD: The text of the Amendments are as follows:

(i) Article III of the Articles of Incorporation of the Corporation shall be amended and restated in its entirety to read as follows:

“ARTICLE III

The capital stock of the corporation shall consist of 50,000,000 shares of common stock, par value $.10 per share. All of said stock shall be payable in cash, property, real or personal, labor or services in lieu of cash, at a just valuation to be fixed by the Board of Directors of this corporation.”

(ii) Article V of the Articles of Incorporation of the Corporation shall be amended and restated in its entirety to read as follows:

“ARTICLE V

The business of the corporation shall be managed by its Board of Directors, which shall consist of at least five (5) members, with the exact number to be specified by the Board of Directors from time to time by amendment to the bylaws of the corporation or by resolution passed by the Board of Directors.”

FOURTH: Except as hereby amended, the Articles of Incorporation of the Corporation shall remain the same.

FIFTH: The effective date of this amendment to the Articles of Incorporation of the Corporation shall be upon the filing of these Articles of Amendment to Articles of Incorporation.

B-1

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to Articles of Incorporation to be signed in its name by its Chairman of the Board, President and Chief Executive Officer as of the              day of May, 2004.

DEVCON INTERNATIONAL CORP.

By:
Donald L. Smith, Jr. Chairman, President and Chief Executive Officer

B-2

ANNEX C

Audit Committee Charter

Charter of the Audit Committee of the Board of Directors

I.	Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s purpose is to oversee the accounting and financial reporting process of the Company and audits of the Company’s financial statements. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, legal and regulatory compliance.

•	Monitor the independence and performance of the Company’s independent auditors and the Company’s internal audit function, if any.

•	Provide an avenue of communication among the independent auditors and management.

•	Have the sole authority to appoint, determine funding for, and oversee the outside auditors.

The Audit Committee shall prepare reports that the Securities and Exchange Commission (the “SEC”) rules require (Item 306 of Regulation S-K and such other reports as the SEC may mandate) to be included in the Company’s annual proxy statement or other disclosure documents.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the existing independent auditors, as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other appropriate consultants or experts it deems necessary in the performance of its duties.

II.	Audit Committee Composition, Qualifications and Meetings

Audit Committee members shall meet the requirements of Nasdaq. The Audit Committee shall be comprised of three or more directors selected by the Board, each of whom shall be determined by the Board to be “independent.” All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and meet the experience requirements of Nasdaq, the Exchange Act and the rules and regulations of the SEC. At least one member of the Committee shall have accounting or related financial management expertise, and be an “Audit Committee Financial Expert” under the requirements of the Exchange Act and the rules and regulations of the SEC, it being understood that there shall not be imposed upon any member who is designated or identified as a “Audit Committee Financial Expert” any duties, obligations or liability that is greater than the duties, obligations and liability imposed on such person as a member of the Audit Committee or the Board of Directors in the absence of such designation or identification. In the event that the board determines there is no person on the Audit Committee that it considers to be an “Audit Committee Financial Expert” then this shall be disclosed in the Company’s proxy, until an “Audit Committee Financial Expert” has been identified on the Audit Committee. No member of the Audit Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board of Directors (1) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee and (2) discloses such determination in the Company’s annual proxy statement.

Audit Committee members shall be appointed by the Board. If an audit committee Chair is not designated, the members of the Committee may designate a Chair by majority vote of the Committee membership. The Chairman will chair all regular sessions of the Audit Committee and set the agendas for Audit Committee meetings.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. As part of its goal to foster open communication, the Audit Committee shall periodically meet separately with each of management, the director of the internal auditing department, if any, and the independent auditors (including in separate executive sessions as the Audit Committee may see fit) to discuss any matters that the Audit Committee or any of these groups believe would be appropriate to discuss privately. The Chairman of the Board or any member of the Audit Committee may call meetings of the Audit Committee. All meetings of the Audit Committee may be held telephonically. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors’ quarterly to review the Company’s financial statements and significant findings based upon the auditors limited review procedures.

All non-management directors who are not members of the Audit Committee may attend meetings of the Audit Committee, but may not vote. In addition, the Audit Committee may invite to its meetings any director, member of management of the Company and such other persons as it deems appropriate in order to carry out its responsibilities. The Audit Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

III.	Audit Committee Compensation

Subject to further limitations imposed by law, regulation or the rules of Nasdaq, no member of the Audit Committee shall receive compensation other than director’s fees for service as a director of the Company, including reasonable compensation for serving on the Audit Committee and regular benefits that other directors receive.

IV.	Audit Committee Responsibilities and Duties

It is the fundamental policy of the Company that the independent auditor of the Company shall report directly to the Audit Committee. Accordingly, the authority, duties and responsibilities of the Audit Committee set forth in this Charter shall be construed in a manner so as to effectuate such policy.

The authority, duties and responsibilities of the Audit Committee described below shall serve as a guide with the understanding that the Audit Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Audit Committee shall also carry out any other duties and responsibilities delegated to it by the Board of Directors from time to time related to the purposes of the Audit Committee outlined in this Charter. The Audit Committee may perform any functions it deems appropriate under applicable law, rules, or regulations, the Company’s by-laws, and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

In discharging its duties, the Audit Committee is empowered to study or investigate any matter of interest or concern that the Audit Committee deems appropriate. Furthermore, in fulfilling its duties, the Audit Committee shall have the authority to retain, without seeking Board approval, outside legal, accounting or other advisors for this purpose, including the authority to approve the terms of retention of, and to cause the Company to pay the fees payable to, such advisors.

The Audit Committee shall be given full access to the Company’s internal audit group, if any, Board of Directors, corporate executives, and independent accountants as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Audit Committee shall have all the authority of the Board of Directors, except as otherwise limited by applicable law. While the internal auditor, if any, shall report on a day-to-day basis to the Company’s Chief Financial Officer, the Audit Committee shall have overall oversight of the internal audit function, including authority over the hiring and termination of the internal auditor, his or her salary or compensation, the internal audit group’s budget, as well as the right to receive reports from the internal auditor. It shall be the Company’s policy that the internal auditor may report directly to the Audit Committee if he or she believes that a matter so requires.

Notwithstanding the foregoing, the Audit Committee is not responsible for certifying the Company’s financial statements or guaranteeing the independent auditor’s report. The fundamental responsibility for the Company’s financial disclosures rests with management and the Company’s independent auditors.

The Audit Committee, to the extent it deems necessary and appropriate, shall:

Documents/Reports Review

1. Discuss with management and the independent auditors prior to public dissemination the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 and the results of the audit or any quarterly review procedures.

2. Discuss with management and the independent auditors prior to the Company’s filing of any quarterly or annual report (a) whether any significant deficiencies in the design or operation of internal controls exist that could adversely affect the Company’s ability to record, process, summarize, and report financial data; (b) the existence of any material weaknesses in the Company’s internal controls; and (c) the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

3. Discuss with management and the independent auditors the Company’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Audit Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

4. Discuss with management and the independent auditors the Company’s major financial risk exposures, off balance sheet arrangements and the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure.

Independent Auditors

5. Retain and terminate the Company’s independent auditors and have the sole authority to approve all audit engagement fees and terms as well as all non-audit engagements with the independent auditors.

6. Inform each public accounting firm performing audit and audit related work for the Company that such firm shall report directly to the Audit Committee.

7. Oversee the work of any public accounting firm employed by the Company for audit or audit related work, including the resolution of any disagreement between management and the independent auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.

8. Approve in advance any audit or non-audit engagement or relationship between the Company and the independent auditors, other than “prohibited non-audit services,” as may be specified in the Sarbanes-Oxley Act of 2002 or applicable laws or regulations. The Audit Committee may delegate to a subcommittee of one or more members of the Audit Committee the authority to pre-approve audit and permitted non-audit services, provided that any such pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. “Prohibited non-audit services” shall mean those prohibited services set forth in Section 10A(g) of the Exchange Act and the rules and regulations of the SEC thereunder.

9. Review, at least annually, the qualifications, performance, and independence of the independent auditors. In conducting its review and evaluation, the Audit Committee should:

(a) At least annually, obtain and review a report by the Company’s independent auditor describing (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company in order to assess the auditor’s independence;

(b) Ensure the rotation of the lead audit partner, concurring audit partners and other audit partners in accordance with the rules and regulations of the SEC; and

(c) Take into account the opinions of management and the Company’s internal auditors, if any (or other personnel responsible for the internal audit function).

Financial Reporting Process

10. In consultation with the independent auditors, management, and the internal auditors, review the integrity of the Company’s financial reporting processes, both internal and external. In that connection, the Audit Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding (a) all critical accounting policies and practices to be used by the Company and the related disclosure of those critical accounting policies under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, the ramifications of the use of the alternative disclosures, and treatments, and the treatment preferred by the independent auditor; (c) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (d) major issues as to the adequacy of the Company’s internal controls and any specific audit steps adopted in light of material control deficiencies; (e) issues with respect to the design and effectiveness of the Company’s disclosure controls and procedures, management’s evaluation of those controls and procedures, and any issues relating to such controls and procedures during the most recent reporting period; (f) the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the financial statements of the Company; and (g) any other material written communications between the independent auditor and the Company’s management, including management letters and the schedule of unadjusted differences.

11. Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

12. Regularly review with the independent auditor any audit problems or difficulties encountered by the auditor in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management and (b) management’s responses to such matters. Without excluding other possibilities, the Audit Committee may wish to review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement, and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company.

13. Review and discuss with the independent auditor the responsibilities, budget, and staffing of the Company’s internal audit function.

Legal Compliance/General

14. Review periodically, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

15. Discuss with management and the independent auditors the Company’s guidelines and policies with respect to risk assessment and risk management. The Audit Committee should discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

16. Set clear hiring policies for employees or former employees of the independent auditors. At a minimum, these policies must comply with the rules and regulations of the SEC related to the hiring of former partners, principals, shareholders and professional employees of the independent auditor.

17. Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Reports

18. Prepare all reports required to be included in the Company’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

19. Report regularly to the full Board of Directors. In this regard, the Audit Committee should review with the full board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function. In addition the Audit Committee should report to the full Board of Directors with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities.

20. The Audit Committee shall provide such recommendations as the Audit Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Audit Committee designated by the Audit Committee to make such report.

21. Maintain minutes or other records of meetings and activities of the Audit Committee.

Delegation

22. In fulfilling its responsibilities, the Audit Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Audit Committee.

V.	Annual Performance Evaluation

The Audit Committee shall perform a review and evaluation, at least annually, of the performance of the Audit Committee, including by reviewing the compliance of the Audit Committee with this Charter. In addition, the Audit Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Audit Committee considers necessary or valuable. The Audit Committee shall conduct such evaluations and reviews as required by law, regulation and the requirements of Nasdaq, in such manner as the Audit Committee deems appropriate.

VI.	Limitation of Audit Committee’s Role

With respect to the foregoing responsibilities and processes, the Audit Committee recognizes that the Company’s financial management, including its internal audit staff, as well as the independent auditors have more time, knowledge, and detailed information regarding the Company than do Audit Committee members. Consequently, in discharging its oversight responsibilities, the Audit Committee will not provide or be deemed to provide any expertise or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. It also is not the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s internal policies and procedures.

ANNEX D

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT is made and entered into as of April 2, 2004 by and among DEVCON INTERNATIONAL CORP., a Florida corporation (the “Company”), and COCONUT PALM CAPITAL INVESTORS I, LTD., a Florida limited partnership (“Purchaser”).

1. Authorization. The Company has authorized the issuance and sale to the Purchaser, subject to the terms and conditions of this Agreement, of up to Two Million (2,000,000) Units (as herein defined) for a purchase price per Unit of Nine Dollars ($9.00) or an aggregate purchase price of Eighteen Million Dollars ($18,000,000). For purposes of this Agreement, the term “Unit” means (a) one (1) share of the Company’s common stock, par value $0.10 per share (the “Common Stock”), (b) warrants to purchase an additional one (1) share of Common Stock for each share of Common Stock purchased hereunder at an exercise price of $10.00 per share of Common Stock exercisable in whole or in part at any time and from time to time on or after the date of issuance of such warrant on the applicable Closing Date (as herein defined) and at or before 5:00 p.m. on the third anniversary thereof, pursuant to the terms of the warrant certificate substantially in the form of Exhibit A attached hereto (the “First Tranche Warrants,” and any shares of Common Stock issuable upon exercise thereof are hereinafter referred to as “First Tranche Warrant Shares”), (c) warrants to purchase an additional one (1) share of Common Stock for each two (2) shares of Common Stock purchased hereunder, at an exercise price of $11.00 per share of Common Stock exercisable in whole or in part at any time and from time to time on or after the date of issuance of such warrant on the applicable Closing Date and at or before 5:00 p.m. on the fourth anniversary thereof, pursuant to the terms of the warrant certificate substantially in the form of Exhibit B attached hereto (the “Second Tranche Warrants,” and any shares of Common Stock issuable upon exercise thereof are hereinafter referred to as “Second Tranche Warrant Shares”) and (d) warrants to purchase an additional one (1) share of Common Stock for each two (2) shares of Common Stock purchased hereunder, at an exercise price of $15.00 per share of Common Stock exercisable in whole or in part at any time and from time to time on or after the date of issuance of such warrant on the applicable Closing Date and at or before 5:00 p.m. on the fifth anniversary thereof, pursuant to the terms of the warrant certificate substantially in the form of Exhibit C attached hereto (the “Third Tranche Warrants,” and any shares of Common Stock issuable upon exercise thereof are hereinafter referred to as “Third Tranche Warrant Shares”).

2. Agreement to Sell and Purchase.

(a) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) on the First Closing Date (as herein defined), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, One Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Seven (1,666,667) Units (the “Initial Units”) for a purchase price per Unit of Nine Dollars ($9.00) or an aggregate purchase price of Fifteen Million Three Dollars ($15,000,003) (the “First Closing Purchase Price”) and (ii) if the Purchaser shall exercise the Additional Purchase Option (as herein defined) in accordance with Section 2(b) hereof, then on the Second Closing Date (as herein defined), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (333,333) Units (the “Additional Units”) (or such fewer number of Additional Units as the Purchaser in its sole discretion shall elect pursuant to Section 2(b) below), for a purchase price per Unit of Nine Dollars ($9.00) or an aggregate purchase price of Two Million Nine Hundred Ninety-Nine Thousand Nine Hundred Ninety-Seven Dollars ($2,999,997) if all 333,333 Units are purchased (the “Second Closing Purchase Price”). The aggregate amount of the First Closing Purchase Price and the Second Closing Purchase Price paid by the Purchaser pursuant to this Agreement is hereinafter referred to as the “Purchase Price.”

(b) The Purchaser shall have the right, but not the obligation, to purchase some or all (at the Purchaser’s option) of the Additional Units on the terms set forth herein (the “Additional Purchase Option”). The Purchaser may exercise the Additional Purchase Option only one time by delivering written notice of exercise to the Company at any time after the date hereof until five (5) days prior to the First Closing Date (the “Additional

Purchase Exercise Notice”). The Additional Purchase Exercise Notice shall set forth the number of Additional Shares (as herein defined) and Additional Warrants (as herein defined) that the Purchaser desires to purchase. The parties agree that the closing of the Additional Purchase Option shall be simultaneous with the First Closing Date, however, if, despite their best efforts, the parties are unable to close the Additional Purchase Option at such time, then the parties shall mutually agree on a closing date (not later than seven (7) business days after the First Closing Date) on which to consummate the purchase and sale (if necessary, the “Second Closing Date”). Upon the Purchaser’s exercise of the Additional Purchase Option, the Company shall be obligated to issue and sell to the Purchaser that number of Additional Units that the Purchaser desires to purchase as set forth in the Additional Purchase Exercise Notice delivered to the Company, at the purchase price per Unit of Nine Dollars ($9.00), up to the maximum number of Additional Units.

(c) The aggregate shares of Common Stock comprising the Units issuable hereunder are hereinafter collectively referred to as the “Shares,” and the Shares purchased by the Purchaser pursuant to this Agreement are hereinafter collectively referred to as the “Purchased Shares.” The aggregate warrants to purchase shares of Common Stock comprising the Units issuable hereunder are hereinafter collectively referred to as the “Warrants,” and the Warrants purchased by the Purchaser pursuant to this Agreement are hereinafter collectively referred to as the “Purchased Warrants.” The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are hereinafter collectively referred to as the “Warrant Shares,” and the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Purchased Warrants are hereinafter collectively referred to as the “Purchased Warrant Shares.” The Shares, the Warrants and the Warrant Shares are sometimes hereinafter collectively referred to as the “Securities,” and the Purchased Shares, the Purchased Warrants and the Purchased Warrant Shares are sometimes hereinafter collectively referred to as the “Purchased Securities.” The Shares and Warrants constituting the Additional Units are referred to herein as the “Additional Shares” and the “Additional Warrants.”

(d) The Purchaser shall provide to the Company on or prior to Closing a form of Schedule 13D to be filed with the Securities and Exchange Commission (the “SEC”) due to a Purchaser’s beneficial ownership subsequent to the First Closing of more than five percent (5%) of the outstanding Common Stock of the Company.

3. Payment and Delivery; Termination.

(a) Payment for the Initial Units shall be made to the Company by the Purchaser by wire transfer in immediately available funds in accordance with wire instructions provided by the Company against delivery of the Initial Units and all other documents and items required to be delivered hereunder by the Company to the Purchaser at the First Closing (such payment and delivery hereinafter referred to as the “First Closing”) at 10:00 a.m., Miami time, on the date that is between seven (7) and fifteen (15) days following the date that all of the conditions precedent set forth in Section 4 and Section 5 have been satisfied or waived by the party to whom such performance is owed, at the offices of Greenberg Traurig, P.A., 1221 Brickell Avenue, Miami, Florida (“Greenberg Traurig”) or at such other time on the same or such other date and at such other location, as shall be agreed by the Company and the Purchaser, subject to the terms and conditions of this Agreement. The time and date of the First Closing are hereinafter referred to as the “First Closing Date.”

(b) Payment for the Additional Units to be purchased by the Purchaser hereunder shall be made to the Company by the Purchaser by wire transfer in immediately available funds in accordance with wire instructions provided by the Company against delivery of such Additional Units and any other documents or items required hereunder to be delivered by the Company to the Purchaser at the Second Closing (such payment and delivery hereinafter referred to as the “Second Closing”) on the date and at the time agreed to by the Company and the Purchaser after receipt by the Company of the Additional Purchase Exercise Notice, which Second Closing shall occur on the First Closing Date, unless the parties, despite their best efforts, are unable to close on such date, in which case the Second Closing shall occur on a mutually determined date not later than seven (7) business days after the First Closing Date, subject to the terms and conditions of this Agreement. The time and date of the Second Closing are hereinafter referred to as the “Second Closing Date.” The Second Closing shall occur at the offices of Greenberg Traurig or such other location as shall be agreed by the Company and the Purchaser.

(c) For purposes of this Agreement, the term “Closing” or the phrase “applicable Closing” shall refer to and mean the First Closing or the Second Closing, as the context shall reasonably require, and the term “Closing Date” or the phrase “applicable Closing Date” shall refer to and mean the First Closing Date or the Second Closing Date, as the context shall reasonably require.

(d) Certificates evidencing the Purchased Shares and the Purchased Warrants purchased by the Purchaser hereunder shall be registered in the name of the Purchaser. The certificates evidencing the Purchased Shares and the Purchased Warrants purchased by the Purchaser hereunder shall be delivered to the Purchaser on the applicable Closing Date, with any transfer taxes payable in connection with the transfer of such Purchased Shares and the Purchased Warrants to the Purchaser duly paid, against payment of the Purchase Price therefor.

(e) This Agreement and the transactions contemplated hereby may be terminated by the Purchaser or the Company at any time prior to the First Closing Date if the First Closing shall not have occurred by September 1, 2004.

4. Conditions to the Company’s Obligations. The Company’s obligations to issue the Units to the Purchaser and consummate the transactions contemplated by this Agreement on the applicable Closing Date are subject to satisfaction of the following conditions:

(a) The Company shall have received on the applicable Closing Date immediately available funds in the amount of the Purchase Price for the Units to be issued and delivered on such Closing Date;

(b) All representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (if not qualified by materiality) or in all respects (if qualified by materiality) at and as of the applicable Closing with the same effect as though such representations and warranties were made at and as of such Closing;

(c) The Purchaser shall have performed and complied in all material respects with all the covenants and agreements required by this Agreement to be performed or complied with by the Purchaser hereunder at or prior to the applicable Closing;

(d) The Company shall have received from the Purchaser on the applicable Closing Date a certificate, dated as of the applicable Closing Date and signed by an executive officer of the Purchaser, to the effect that the representations and warranties of the Purchaser contained in this Agreement are true and correct in all material respects (if not qualified by materiality) or in all respects (if qualified by materiality) at and as of the applicable Closing with the same effect as though such representations and warranties were made at and as of such Closing and that the Purchaser has performed and complied in all material respects with all of the covenants and agreements required by this Agreement to be performed or complied with by the Purchaser hereunder at or prior to the applicable Closing;

(e) All material governmental and/or regulatory consents, approvals, orders or authorizations necessary for the consummation of the transactions contemplated hereby shall have been obtained, all material governmental and/or regulatory filings and notices necessary for the consummation of the transactions contemplated hereby shall have been made or given, as the case may be, and all material third-party consents necessary for the consummation of the transactions contemplated hereby shall have been obtained;

(f) The Purchaser shall have delivered or caused to be delivered to the Company at the First Closing an opinion of counsel for the Purchaser, dated the applicable Closing Date, to the effect set forth in Exhibit D (“Purchaser’s Opinion of Counsel”);

(g) The shareholders of the Company shall have (i) approved the issuance to the Purchaser of the Units and any other terms of this Agreement if and as required by applicable law, (ii) elected any individuals the Purchaser nominates for election to the Company’s Board of Directors and (iii) approved the amendments to the Company’s Articles of Incorporation as set forth in the Articles of Amendment attached hereto as Exhibit E ;

(h) All material documents, instruments and other items required by this Agreement to be delivered by the Purchaser to the Company at or prior to the applicable Closing shall have been delivered to the Company at or prior to the applicable Closing.

(i) Between the date hereof and the applicable Closing Date, there shall not have occurred any material adverse event affecting the Purchaser or any of the Purchaser’s principals.

(j) the absence of a withdrawal of the approval of the transaction by the Company’s board of directors where such withdrawal resulted from the board’s determination that its fiduciary duties required such withdrawal pursuant to Section 8(o) below.

5. Conditions to the Purchaser’s Obligations. The obligations of the Purchaser to purchase and pay for the Units and consummate the transactions contemplated by this Agreement on the applicable Closing Date are subject to the following conditions:

(a) All representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (if not qualified by materiality) or in all respects (if qualified by materiality) at and as of the applicable Closing with the same effect as though such representations and warranties were made at and as of such Closing;

(b) The Company shall have performed and complied in all material respects with all the covenants and agreements required by this Agreement to be performed or complied with by the Company hereunder at or prior to the applicable Closing;

(c) The Purchaser shall have received from the Company on the applicable Closing Date a certificate, dated as of the applicable Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects (if not qualified by materiality) or in all respects (if qualified by materiality) at and as of the applicable Closing with the same effect as though such representations and warranties were made at and as of such Closing and that the Company has performed and complied in all material respects with all of the covenants and agreements required by this Agreement to be performed or complied with by the Company hereunder at or prior to the applicable Closing;

(d) All material governmental and/or regulatory consents, approvals, orders or authorizations necessary for the consummation of the transactions contemplated hereby shall have been obtained, all material governmental and/or regulatory filings and notices necessary for the consummation of the transactions contemplated hereby shall have been made or given, as the case may be, and all material third-party consents necessary for the consummation of the transactions contemplated hereby shall have been obtained;

(e) The Company shall have delivered to the Purchaser at the applicable Closing duly executed certificates representing the Purchased Shares to be delivered at such Closing registered in the name of the Purchaser;

(f) The Company shall have executed and delivered to the Purchaser at the applicable Closing Warrant Certificates for the Purchased Warrants to be delivered at such Closing in the respective forms set forth in Exhibits A, B and C hereto registered in the name of the Purchaser;

(g) The Company shall have delivered or caused to be delivered to the Purchaser at the time of execution of this Agreement the Voting Agreement in the form attached hereto as Exhibit F (the “Voting Agreement”) duly executed by Donald Smith, Jr., Donald L. Smith, III and his spouse, Kevin M. Smith and his spouse, Smithcon Family Investments, Ltd. and Smithcon Investments, Inc. and any other persons or entities (other than the Purchaser) that are parties thereto;

(h) The Company shall have delivered or caused to be delivered to the Purchaser at the First Closing an opinion of counsel for the Company, dated the applicable Closing Date, to the effect set forth in Exhibit G (“Company’s Opinion of Counsel”);

(i) The shareholders of the Company shall have approved the purchase by the Purchaser of the Units and any other terms of this Agreement, if and as required by applicable law, and elected Richard C. Rochon and Mario B. Ferrari to the Company’s Board of Directors;

(j) All actions required to be taken by the Company under Section 607.0902 of the Florida Business Corporation Act necessary to cause the acquisition by the Purchaser of the Securities pursuant to this Agreement to not constitute a “control-share acquisition” as defined therein shall have been taken;

(k) The Company shall have provided to the Purchaser a true and correct copy, certified by the Company’s secretary, of the resolutions of the Company’s Board of Directors approving this Agreement and the transactions contemplated hereby; and the Company’s shareholders shall have approved, and the Company shall have caused to be filed and effective with the Florida Secretary of State, the amendments to the Company’s Articles of Incorporation set forth on Exhibit E attached hereto;

(l) Between the date hereof and the applicable Closing Date, (i) there shall not have occurred any material adverse event affecting the Company or any of its subsidiaries or any of their respective businesses, operations, financial conditions, assets or liabilities (contingent or otherwise) and (ii) the Company shall not have restated or announced its intention to restate any portion of its financial statements as included in any filing with the SEC or in any press release or other form of media;

(m) All material documents, instruments and other items required by this Agreement to be delivered by the Company to the Purchaser at or prior to the applicable Closing shall have been delivered to the Purchaser at or prior to the applicable Closing.

(n) The Company shall have caused its authorized shares of Common Stock to be increased to Fifty Million (50,000,000) in accordance with applicable law, and the Company shall have filed with the Florida Secretary of State an amendment to its Articles of Incorporation to reflect such increase and taken all other actions necessary to effect such increase.

6. Representations, Warranties and Covenants of the Company. The Company represents and warrants to, and covenants with, the Purchaser that:

(a) The Company has on a timely basis filed all forms, reports and documents required to be filed by it with the SEC since January 1, 2002. Except to the extent available on the SEC’s web site through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) two (2) days prior to the date of this Agreement, Schedule 6(a) lists, or the Company has delivered to the Purchaser copies in the form filed with the SEC of, (i) the Company’s Annual Reports on Form 10-K for each fiscal year of the Company beginning since January 1, 2002, (ii) the Company’s Quarterly Reports on Form 10-Q for each of the first three fiscal quarters in each of the fiscal years of the Company referred to in clause (i) above, (iii) all proxy statements relating to the Company’s meetings of shareholders (whether annual or special) held, and all information statements relating to shareholder consents since the beginning of the first fiscal year referred to in clause (i) above, (iv) all certifications and statements required by (x) the SEC’s Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (File No. 4-460), (y) Rule 13a-14 or 15d-14 under the Exchange Act or (z) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act of 2002 (“SOX”)) with respect to any report referred to in clause (i), (ii) or (iii) above, (v) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Purchaser pursuant to this Section 6(a)) filed by the Company with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), (iv) and (v) above are, collectively, referred to as the “Company SEC Documents”), and (vi) all comment letters received by the Company from the Staff of the SEC since January 1, 2002 and all responses to such comment letters by or on behalf of the Company. To the date of the Second Closing Date, the Company SEC Documents (x) were or will be prepared, in all material respects, in accordance with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not at the time they were filed with the SEC, or will not at the time they are filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No subsidiary of the Company is or has been required to file any form, report, registration statement or other document with the SEC. The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; and such controls and procedures are effective to provide reasonable assurance that all material information concerning the Company and its subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. To the Company’s knowledge, except as otherwise disclosed in the Company SEC Documents, each director and executive officer of the Company has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since January 1, 2000. As used in this Section 6(a), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b) Except as otherwise disclosed in the Company SEC Documents, the financial statements of the Company and its subsidiaries included in the Company SEC Documents (including the related notes) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (including, without limitation, Regulation S-X), have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except, in the case of unaudited statements, to the extent permitted by Regulation S-X for Quarterly Reports on Form 10-Q) applied on a consistent basis during the periods and at the dates involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial condition of the Company and its subsidiaries at the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to notes or the absence thereof and normal year-end audit adjustments that were not, or with respect to any such financial statements contained in any Company SEC Documents to be filed subsequent to the date hereof are not reasonably expected to be, material in amount or effect). Except (A) as reflected in the Company’s audited balance sheet at December 31, 2003 or liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP), (B) for liabilities incurred in the ordinary course of business since December 31, 2003 consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, (C) otherwise disclosed in the Company SEC Documents, or (D) otherwise set forth in Schedule 6(b) hereto, to the knowledge of the Company, neither the Company nor any of its subsidiaries has any material liabilities or obligations of any nature. The Company has been in compliance with all rules and regulations promulgated in response to SOX with respect to non-audit services performed by KPMG LLP since the date of the enactment of such rules and regulations.

(c) The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own, lease, use and operate its properties and to conduct its business as currently conducted and as described in the Company SEC Documents and (iii) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing, use or operation of its property requires such qualification, except in connection with the representation in clause (iii) where the failure to be so qualified as a foreign corporation would not have a material adverse effect on the Securities, the assets, liabilities, business, properties, operations, financial condition or results of operations of the Company and/or its subsidiaries, the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith or the authority or the ability of the Company to perform its obligations under this Agreement, the Warrants or the other agreements or instruments to be entered into in connection herewith (a “Material Adverse Effect”).

(d) Except as set forth in Schedule 6(d), the Company SEC Documents set forth the name of each subsidiary of the Company or other entity in which the Company owns, directly or indirectly, any equity or debt interest or any form of proprietary interest, or any obligation, right or option to acquire any such interest, and the jurisdiction of its formation. Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease, use and operate its properties and to conduct its business as currently conducted and described in the Company SEC Documents and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing, use or operation of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. Except as set forth in Schedule 6(d), all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(e) Each of this Agreement, the Warrants, and the other agreements and documents executed and/or delivered by the Company in connection herewith has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting creditors’ rights generally and general principles of equity. The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Warrants, and the other agreements and documents executed and/or delivered by the Company in connection herewith and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof.

(f) The authorized capital stock of each of the Company and its subsidiaries conforms as to legal matters to the description thereof contained in the Company SEC Documents. As of the date of this Agreement, the authorized capital stock of the Company consists only of 15,000,000 shares of Common Stock of which 3,447,848 shares are issued and outstanding, 767,320 shares are reserved for issuance pursuant to the Company’s stock option plans, and no shares are reserved for issuance pursuant to securities (other than the Warrants) exercisable for, or convertible into or exchangeable for shares of Common Stock. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company or any of its subsidiaries are subject to preemptive rights (except the rights of the Purchaser under Section 8(d) hereof) or any other similar rights of the shareholders of the Company or any of its subsidiaries or any liens or encumbrances imposed through the actions or failure to act of the Company or any of its subsidiaries. Except as disclosed in Schedule 6(f) hereto, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever that have been granted by the Company relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except as provided in Section 9 hereof) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities. The Company SEC Documents contain true and correct copies of the Articles of Incorporation of the Company as in effect on the date hereof, the By-laws of the Company as in effect on the date hereof and the terms of all securities convertible into or exercisable for Common Stock of the Company or capital stock of each of its subsidiaries and the material rights of the holders thereof in respect thereto.

(g) The Shares and the Warrants have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and will not be subject to any preemptive or similar rights, except as provided for in this Agreement. The Warrant Shares are duly authorized and reserved for issuance, and, when issued upon exercise of or otherwise pursuant to the Warrants in accordance with the terms thereof, will be, except with respect to the “broker-assisted exercises” provided for in the Warrant during the time period between exercise of the Warrants and payment by the broker of the exercise price to the Company (the “Broker Assisted Exercise Exception”) which Warrant Shares upon payment to the Company of the exercise price in full will be, validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and will not be subject to any preemptive rights or other similar rights, except as provided for in this Agreement.

(h) Except as set forth in Schedule 6(h) attached hereto and except for the Broker Assisted Exercise Exception, the execution, delivery and performance of this Agreement and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares and the Warrants and the issuance and reservation for issuance of the Warrant Shares) will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws of the Company or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its subsidiaries is a party, except for such violations, conflicts, breaches or defaults under agreements, licenses and instruments which would not cause a Material Adverse Effect or (iii) to the knowledge of the Company, result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or any of its subsidiaries or their securities are subject) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except for those violations of law which would not cause a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of its Articles of Incorporation, By-laws or other organizational documents and, to the knowledge of the Company, neither the Company nor any of its subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its subsidiaries in default) under, and neither the Company nor any of its subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or by which any property or assets of the Company or any of its subsidiaries is bound or affected, except for such violations, conflicts, breaches or defaults under agreements, licenses and instruments which would not cause a Material Adverse Effect. To the knowledge of the Company, the businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity, except to the extent that the failure to so conduct such businesses does not and will not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws and by the rules and regulations of the Nasdaq National Market (“Nasdaq”), to the knowledge of the Company, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, or self regulatory organization or stock market or third party in order for it to execute, deliver or perform any of its obligations under this Agreement, or the Warrants in accordance with the terms hereof or thereof or to issue and sell the Securities in accordance with the terms hereof, except for those consents the failure of which to obtain would not have a Material Adverse Effect. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected or will be obtained or effected on or prior to the First Closing Date. To the knowledge of the Company, the Company is not in violation of the listing requirements of Nasdaq applicable to continued listings

(i) Except as set forth on Schedule 6(i) attached hereto, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and/or any of its subsidiaries, taken as a whole, since December 31, 2003.

(j) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in the Company SEC Documents or set forth on Schedule 6(j).

(k) Except as set forth in Schedule 6(k) attached hereto or the Company SEC Documents, and except where such has not had and could not reasonably be expected to have a Material Adverse Effect, on the Company or, any of its subsidiaries, to the knowledge of the Company, the Company and each of its subsidiaries (i) have obtained all applicable permits, licenses and other authorizations, including the Company Permits (as herein defined), which are required to be obtained under all applicable federal, state or local laws or any applicable regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of the environment (“Environmental Laws”), including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic material or wastes, including petroleum, into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes, including petroleum, by the Company or any of its subsidiaries (or their respective agents); (ii) are in compliance with all Environmental Laws and all terms and conditions of such required permits, licenses and authorizations, and also are in compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) as of the date hereof, are not aware of nor have received notice of any uncured past or present violations of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with Environmental Laws or which could give rise to any material capital expenditure or common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding against the Company or any of its subsidiaries under any Environmental Law or otherwise based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, emission, discharge or release into the environment of any pollutant, contaminant, or hazardous or toxic material or waste, including petroleum; (iv) have taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by the Company or any of its subsidiaries (or any of their respective agents) thereunder and (v) none of the Company nor any of its subsidiaries has entered into any agreement to undertake or pay for any response action of any kind or nature or to pay any damages (including punitive damages), costs, fines or penalties associated with any release or threatened release of any pollutant, contaminant or hazardous or toxic material or waste, including petroleum, at any location.

(l) The Company and its subsidiaries own or possess all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing.

(m) To the knowledge of the Company, the Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(n) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company has, directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the Securities; or (ii) offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and neither the Company nor any Affiliate of the Company will engage in any of the actions described in clauses (i) and (ii) of this paragraph.

(o) Subject to the accuracy of the Purchaser’s representations herein, and upon the advice of the Company’s legal counsel, to the knowledge of the Company, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchaser in the manner contemplated by this Agreement to register the Securities under the Securities Act.

(p) The Company shall comply with all requirements of the National Association of Securities Dealers, Inc. with respect to the issuance of the Purchased Securities and the listing of the Purchased Shares, the Purchased Warrant Shares, any shares acquired by the Purchaser pursuant to Section 8(d) hereof and any securities issued as a dividend thereon or in replacement thereof or otherwise with respect thereto (collectively, the “Common Shares”) on Nasdaq.

(q) The Company has not taken and will not, in violation of applicable law, take any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

(r) The Company is eligible to file with the SEC a registration statement on Form S-3 for purposes of registering the resale of the Common Shares.

(s) Except as set forth in Section 9 hereof, no shareholder of the Company has any right (which has not been waived) to require the Company to register the sale of any shares owned by such shareholder under the Securities Act in the Registration Statement (as defined in Section 9(a)) to be filed by the Company on behalf of the Purchaser.

(t) Except in respect of any electronic security services businesses identified by the Purchaser in accordance with Section 8(b) hereof, the Company is not in discussions and has not reached any understanding, whether or not in writing, regarding potential terms with respect to any transaction that would constitute a business combination under Regulation S-X 11-01(a), where the business to be acquired would constitute a significant subsidiary as defined in Rule 1-02(w) at the 10% level.

(u) Except as otherwise disclosed in the Company SEC Documents, the Company and each of its subsidiaries has made or filed, or properly filed for an extension with respect to, all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as otherwise disclosed in the Company SEC Documents or on Schedule 6(u), there are no unpaid taxes in any material amount claimed to be due to the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. Except as otherwise disclosed in the Company SEC Documents, neither the Company nor any of its subsidiaries has executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.

(v) Except as otherwise disclosed in the Company SEC Documents, except for arm’s length transactions pursuant to which the Company or any of its subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its subsidiaries could obtain from third parties, each of which is set forth in the Company SEC Documents, other than the grant of stock options and warrants disclosed on Schedule 6(f) and other than the employment agreements and retirement agreements disclosed on Schedule 6(f), none of the officers, directors, or employees of the Company or any of its subsidiaries is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(w) All information relating to or concerning the Company or any of its subsidiaries set forth in this Agreement is true and correct in all material respects as of the date hereof and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

(x) The Company acknowledges and agrees that the Purchaser is acting solely in its capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and that any statement made by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Purchaser’s purchase of the Securities and has not been relied upon by the Company, its officers or directors in any way. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

(y) The Company and each of its subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), except where the failure to so possess such Company Permits would not have a Material Adverse Effect, and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for such conflicts, defaults or violations which would not have a Material Adverse Effect.

(z) To the knowledge of the Company, each of the Company and its subsidiaries has good and marketable title in fee simple to all real property owned by it, free and clear of all liens, encumbrances and defects except (x) liens for real estate taxes not yet due and payable and (y) recorded easements, covenants, and other restrictions of record which do not impair the current use, occupancy or value of the property subject thereto. Any real property and facilities held under lease by the Company and/or its subsidiaries are held by them under valid, subsisting and enforceable leases.

(aa) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost.

(bb) Except as set forth in Schedule 6(bb) hereof, neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has, in the course of his actions for, or on behalf of, the Company or any of its subsidiaries, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(cc) The Company (both before and after giving effect to the transactions contemplated by this Agreement) and, except as set forth in Schedule 6(cc), each of its subsidiaries is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company or, except as set forth in Schedule 6(cc), any of its subsidiaries would not have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end.

(dd) Except as disclosed on Schedule 6(dd), the Company has not, since the enactment of SOX, extended credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company. The Company SEC Documents identify any loan or extension of credit maintained by the Company to which the second sentence of Section 13(k) (1) of the Exchange Act applies. Each of the Company, its directors and its senior financial officers has consulted with the Company’s independent auditors and with the Company’s outside counsel with respect to, and (to the extent applicable to the Company) is familiar in all material respects with all of the requirements of, SOX.

The Company is in compliance with the provisions of SOX applicable to it as of the date hereof and has implemented such programs and has taken reasonable steps, upon the advice of the Company’s independent auditors and outside counsel, respectively, to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all provisions of SOX which shall become applicable to the Company after the date hereof.

(ee) Except as disclosed on Schedule 6(ee), no duties, liabilities or obligations of the Company, vest, accelerate or become due and owing as a result of the Company’s concluding the transactions contemplated by this Agreement including, without limitation, loan payments to affiliates, salary continuation payments, employment benefits, or any other Company duties, liabilities or obligations whether owed to shareholders, employees, affiliates or unrelated third parties.

7. Representations, Warranties and Covenants of the Purchaser.

The Purchaser represents and warrants to, and covenants with, the Company as follows:

(a) The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

(b) The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Purchased Shares and the Purchased Warrants which have been requested by them. The Purchaser is acquiring the Purchased Shares and the Purchased Warrants for its own account for investment only and with no present intention of distributing any of the Purchased Shares and the Purchased Warrants or any arrangement or understanding with any other persons regarding the distribution of the Purchased Shares and the Purchased Warrants, other than as contemplated in Section 9 of this Agreement or pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Purchased Securities for any minimum or other specific term and reserves the right to dispose of the Purchased Securities at any time in accordance with applicable law and the provisions of this Agreement.

(c) The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit offers to buy, purchase or otherwise acquire or take a pledge of) any of the Purchased Securities, except in compliance with the Securities Act and the applicable rules and regulations of the SEC thereunder. Notwithstanding the foregoing or anything else contained herein to the contrary, nothing herein shall restrict the Securities from being pledged as collateral in connection with a bona fide margin account or other lending arrangement provided such pledge is effected in compliance with applicable law.

(d) The Purchaser will not make any sale of the Common Shares without complying with the provisions of this Agreement and without causing the prospectus delivery requirement, if any, under the Securities Act to be satisfied, and the Purchaser acknowledges that the certificates evidencing the Warrants and, until such time as the Common Shares have been registered under the Securities Act as contemplated by Section 9 hereof or otherwise may be sold pursuant to Rule 144 under the Securities Act (“Rule 144”) without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Common Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Common Shares):

The securities represented by this certificate have been acquired directly or indirectly from the Company without being registered under the Securities Act of 1933, as amended (the “Act”), or any other applicable securities laws, and are restricted securities as that term is defined under Rule 144 promulgated under the Act. These securities may not be sold, pledged, transferred, distributed or otherwise disposed of in any manner (“Transfer”) unless they are registered under the Act and any other applicable securities laws, or unless the request for Transfer is accompanied by a favorable opinion of counsel, reasonably satisfactory to the Company, stating that the Transfer will not result in a violation of the Act or any other applicable securities laws.

The Company shall cause the legend set forth above to be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped if (a) such Security is sold under an effective registration statement filed under the Securities Act or (b) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144(k) without any restriction as to the number of securities as of a particular date that can then be immediately sold.

(e) The Purchaser acknowledges that it has had the opportunity to obtain additional information beyond the Company SEC Documents in order to verify the information contained in the Company SEC Documents and to evaluate the risks of an investment in the Securities.

(f) The Purchaser acknowledges that it has had the opportunity to ask questions of and receive answers from qualified representatives of the Company concerning the terms and conditions of this Agreement and of the Securities to be issued hereunder, as well as the information contained in the Company SEC Documents.

(g) The Purchaser acknowledges that it is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities such as the Securities and that, by reason of its knowledge and experience in financial and business matters in general, and investments of this type in particular, and the knowledge and experience in financial and business matters of its representatives and agents, it is capable of evaluating the merits and risks of an investment by it in the Securities.

(h) The Purchaser is able to bear the economic risk of an investment in the Securities, including, without limiting the generality of the foregoing, the risk of losing part or all of its investment in the Securities and its probable inability to sell or transfer the Securities for an indefinite period of time.

(i) The Purchaser recognizes that investment in the Securities involves substantial risks. The Purchaser further recognizes that no Federal or State agencies have passed upon this offering of the Securities or made any findings or determination as to the fairness of this investment.

(j) The Purchaser is not purchasing the Securities as a result of or subsequent to any general advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar.

(k) The Purchaser acknowledges that its attention has been specifically called to, and that its representatives or agents have read, the Company SEC Documents, drafts of the preliminary proxy statement to be filed with the SEC in connection with the transaction contemplated hereby, all documents referred to and incorporated therein and any other material received by the Purchaser from the Company and fully understands the risk involved in the investment.

(l) None of the information supplied by the Purchaser in writing to the Company expressly for inclusion or incorporation by reference in the proxy statement (the “Proxy Statement”) used in connection with the solicitation of proxies at its Special Meeting (the “Special Meeting”) held to seek approval of transactions contemplated herein shall, at the time it is filed with the SEC, at the time it is first mailed to the Company’s shareholders or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(m) The Purchaser has been duly formed and is validly existing as a limited partnership in good standing under the laws of the jurisdiction of its formation, has the requisite power and authority to own, lease, use and operate its properties and to conduct its business as currently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing, use or operation of its property requires such qualification.

(n) Each of this Agreement, the Voting Agreement and the other agreements and documents executed and/or delivered by the Purchaser in connection herewith has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting creditors’ rights generally and general principles of equity. The Purchaser has all requisite power and authority to enter into and perform this Agreement, the Voting Agreement and the other agreements and documents executed and/or delivered by the Purchaser in connection herewith and to consummate the transactions contemplated hereby and thereby.

(o) Except as set forth in Schedule 7(o) attached hereto, the execution, delivery and performance of this Agreement and any other agreements executed and delivered by the Purchaser, if any, and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) conflict with or result in a violation of any provision of the charter or organizational documents of the Purchaser, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Purchaser is a party, except for such violations, conflicts, breaches or defaults under agreements, licenses and instruments which would not cause a Material Adverse Effect or (iii) to the knowledge of the Purchaser, result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Purchaser or by which any property or asset of the Purchaser is bound or affected, except for those violations of law which would not cause a Material Adverse Effect. The Purchaser is not in violation of any of its organizational documents. To the knowledge of the Purchaser, the business of the Purchaser is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except to the extent that the failure to so conduct such business does not and will not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws and by the rules and regulations of Nasdaq, to the knowledge of the Purchaser, the Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, or self regulatory organization or stock market or third party in order for it to execute, deliver or perform any of its obligations under this Agreement or any other agreements executed and delivered by the Purchaser, if any, in accordance with the terms hereof or thereof, except for those consents the failure of which to obtain would not have a Material Adverse Effect. All consents, authorizations, orders, filings and registrations which the Purchaser is required to obtain pursuant to the preceding sentence have been obtained or effected or will be obtained or effected on or prior to the applicable Closing Date.

(p) Purchaser or any affiliate thereof shall not engage in any trading of the Company’s securities in violation of federal and state securities laws.

(q) The Purchaser acknowledges that the Company has relied on the representations contained herein in making its determination that a statutory basis for exemption from the requirements of Section 5 of the Securities Act currently exists.

8. Additional Covenants of the Company and/or the Purchaser.

(a) The Company shall use the proceeds from the sale to the Purchaser of the Units and from the exercise of the Warrants solely in furtherance of, and solely to effect and implement, the Proposed Strategies (as herein defined), including any expenditures that may be reasonably incidental to the furtherance of such Proposed Strategies (e.g., payment of employee salaries pursuant to Section 8(g) hereof). Specifically, the Company shall use such proceeds to invest in one or more security businesses identified by or presented to the Company in one or more transactions if approved by the Company’s Board of Directors, consistent with the provisions of Section 8(b) hereof. Notwithstanding anything stated herein to the contrary, the Company shall not be liable for breach of the covenants in this Section 8 for not pursuing and implementing the Proposed Strategies in connection with a transaction that has not been approved by any member of the Company’s Board of Directors that was designated by Purchaser.

(b) The Company shall adopt, diligently pursue and implement the following strategies and objectives (the “Proposed Strategies”): (i) The Company shall diversify and expand its business and operations into the electronic security services sector by investing in one or more security businesses in one or more transactions that have been approved by the Company’s Board of Directors; (ii) The Company shall support and facilitate the potential acquisitions for the Company of electronic security businesses in the United States and/or its territories to the extent such acquisitions would provide a critical mass from which the Company may grow organically and through acquisitions; (iii) The Company shall finance the growth of its Electronic Security Services Division by accessing the equity and debt capital markets when conditions in such markets are such that the Board of Directors believe accessing capital through them is in the Company’s best interests; and (iv) The Company shall cause the initial platform acquisition(s) to be financed with a combination of equity and debt; and the Company shall use and dedicate $5,000,000 of its cash (from sources other than the proceeds arising from the sale to the Purchaser of the Units and from the exercise of the Warrants) together with the Purchase Price paid to the Company hereunder to fund acquisitions of one or more security businesses in one or more transactions that have been approved by the Company’s Board of Directors and otherwise in furtherance of the Proposed Strategies. The Company agrees to support and conclude reasonable transactions to the extent the opportunity to enter into such transactions is presented to the Company in furtherance of the Proposed Strategies. The Company shall actively and diligently pursue the reasonable implementation of the Proposed Strategies and shall support and facilitate such reasonable implementation. The provisions of Section 8(a) and this Section 8(b) are a material inducement to Purchaser entering into this Agreement and purchasing any Securities. The foregoing obligations of the Company shall be effective only after the First Closing Date and shall be subject, in their entirety, to the fiduciary duties the Board of Directors owes to the shareholders of the Company and shall not be construed to obligate the Board of Directors to approve and pursue any action without an independent determination by the Board of Directors that such action is in the best interests of the Company and its shareholders; and, notwithstanding anything stated herein to the contrary, if, at any time the Board of Directors of the Company determines in good faith, based upon the opinion of independent legal counsel (who may be the Company’s regularly engaged independent counsel), that it is required by its fiduciary duties to the Company’s shareholders under applicable law to refuse or delay to pursue any action that purports to further the Proposed Strategies, the Company may refuse or delay to pursue any action that purports to further the Proposed Strategies, including the investigation, negotiation or consummation of any potential acquisitions or offerings. Nothing stated herein shall preclude the Company and its subsidiaries from continuing the Company’s present operations and pursuing the Company’s traditional and other businesses as identified and described in the Company SEC Documents. Furthermore, notwithstanding anything stated herein to the contrary, the Company shall not be liable for breach of the covenants in this Section 8 for not pursuing and implementing the Proposed Strategies in connection with a transaction that has not been approved by any member of the Company’s Board of Directors that was designated by Purchaser.

(c) In the event the Company’s Board of Directors approves one or a series of related transactions not involving the Purchaser or its affiliates to which the Company is a party and pursuant to which one or more persons or entities (the “Acquirer”) other than Donald Smith, Jr., Robert D. Armstrong, Purchaser or any affiliate thereof shall acquire record or beneficial ownership or control, directly or indirectly, of securities of the Company representing (when aggregated with any securities beneficially owned or controlled by such person(s) or entity(ies) prior to such transaction or series of related transactions) fifty percent (50%) or more of the total number of votes that may be cast for the election of the directors of the Company (a “Change of Control Transaction”), then the Purchaser shall have the right to elect to exercise tag-along rights with Donald Smith, Jr. and/or Robert D. Armstrong (collectively, Messrs. Smith and Armstrong and their affiliates, the “Selling Parties”) to the extent any of such Selling Parties sell a portion or all of the Company’s securities they own that would entitle the Purchaser to sell to the Acquirer securities of the Company then owned by the Purchaser (on a pro rata basis based upon the same proportion of shares of Common Stock (determined on a fully diluted basis) sold by the Selling Parties relative to their aggregate holdings of the Company’s Common Stock (determined on a fully diluted basis)) and, upon the Purchaser’s exercise of such right as herein provided, the Company shall cause the Acquirer to purchase such securities of the Purchaser on the same terms as the Acquirer shall acquire the securities of the Company from the Selling Parties in the Change of Control Transaction. If a Change of Control Transaction is approved by the

Company’s Board of Directors, the Company shall deliver to the Purchaser, at least fifteen (15) days prior to the consummation of the Change of Control Transaction, written notice of the terms and conditions of the Change of Control Transaction and copies of any proposed definitive documentation in connection therewith (a “Tag Notice”). For a period of ten (10) days after the Purchaser’s receipt from the Company of a Tag Notice, the Purchaser shall have the right to require the Company to cause the Acquirer to purchase securities of the Company then owned by the Purchaser on the same terms and in the same proportion as the Acquirer shall acquire the securities of the Company from the Selling Parties in the Change of Control Transaction, which right shall be exercisable by the Purchaser’s giving the Company written notice of exercise within such 10-day period (a “Tag Exercise Notice”). Upon receipt by the Company of a Tag Exercise Notice, the Company shall cause the Acquirer to purchase any securities of the Company then owned by the Purchaser on the same terms and in the same proportion as the Acquirer shall acquire the securities of the Company from the Selling Parties in the Change of Control Transaction. Any Warrants or other securities, options or rights convertible into or exchangeable for capital stock of the Company owned by the Purchaser and each of the Selling Parties, as the case may be, shall be treated, for purposes of determining their respective pro rata amounts to be included in a sale in respect of which a Tag Exercise Notice has been given under this Section, as having been converted into or exchanged for the maximum number of shares of capital stock of the Company into which such securities are convertible or exchangeable in accordance with their terms.

(d) During the twelve months immediately following the First Closing Date, the Purchaser shall have the right to exercise its right to purchase its pro rata share of securities offered in any new equity or equity linked offerings by the Company on the terms and during the period set forth herein (the “Right of First Offer”). The Company shall not conduct or conclude any equity or equity-linked offering or financing (including debt with an equity component) (“Future Offerings”) during the period commencing on the First Closing Date and ending on the anniversary of the First Closing Date (or if the Second Closing shall occur, then ending on the anniversary of the Second Closing Date) unless the Company shall have first delivered to the Purchaser, at least fifteen (15) business days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the terms and conditions thereof, together with copies of the proposed definitive documentation to be entered into in connection therewith, and providing the Purchaser an option exercisable (by delivering to the Company written notice of exercise at any time) during the seven (7) Trading Day (as herein defined) period following delivery of such notice to purchase up to its pro rata share (based on the ratio that the total number of shares of Common Stock then owned or deemed owned by the Purchaser, as applicable, bears to the total number of shares of Common Stock then issued and outstanding) of the securities being offered in the Future Offering on the same terms being offered by the Company to other offerees in the Future Offering and, if the Company shall have retained an underwriter or placement agent in connection with such Future Offering, then on the terms generally applicable to all offerees reasonably prescribed by such underwriter or placement agent for such Future Offering; provided, however, that in the event that such underwriter or placement agent reasonably objects in writing (and delivers such written objections to the Company and the Purchaser prior to the commencement of the offering) to such pro rata purchase by the Purchaser on the grounds that its pro rata purchase in such offering will have a material adverse effect on the Company’s ability to consummate such Future Offering at the offering price and on the material terms proposed for such offering, the Purchaser shall be deemed to waive its rights to purchase that portion of its shares which such underwriter deems objectionable (and only such portion) in that particular Future Offering (and only in that particular Future Offering) in respect of which such underwriter or placement agent so objects (and shall not be deemed to have waived the Right of First Offer with respect to any other Future Offerings) (the “Waiver Proviso”) provided that the Purchaser may purchase any portion of its pro rata share in respect of which such underwriter does not object. In the event the terms and conditions of a proposed Future Offering are amended in any respect after delivery of the notice to the Purchaser concerning the proposed Future Offering, the Company shall deliver a new notice to the Purchaser describing the amended terms and conditions of the proposed Future Offering and the Purchaser thereafter shall have an option during the seven (7) Trading Day period following delivery of such new notice to purchase its pro rata share (as determined above) of the securities being offered on the same terms being offered by the Company to other offerees in the Future Offering, as amended, subject to the Waiver Proviso. The foregoing sentence shall apply to successive amendments to the terms and conditions of any proposed Future Offering. The Right of First Offer shall not apply to (i) the issuance by the Company of securities upon exercise or conversion of the Company’s options, warrants or other convertible securities outstanding as of the date hereof and set forth on Schedule 6(f) or the Purchased Warrants or to the grant, exercise or conversion of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan approved by the shareholders and the Board of Directors of the Company or (ii) the issuance by the Company of any securities of the Company, including, without limitation, shares of the Company’s Common Stock or options, warrants or other securities convertible or exercisable into shares of the Company’s Common Stock if such issuance by the Company was issued as consideration for and in connection with the consummation by the Company of an acquisition of another corporation approved by the Company’s Board of Directors in furtherance of the Proposed Strategies or other acquisitions outside the scope of the Proposed Strategies (e.g., in connection with the Company’s traditional business). “Trading Day” shall mean any day on which the Common Stock is traded for any period on Nasdaq, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

(e) The Company shall pay or reimburse Purchaser all fees and expenses incurred by Purchaser in connection with the transactions contemplated by this Agreement and in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and/or any term sheets and the other agreements and documents to be executed and/or delivered in connection herewith, including, without limitation, investment banking, legal, accounting, attorneys’, consultants’ and other professional fees, not to exceed in the aggregate One Hundred Thousand Dollars ($100,000) (the “Expense Cap”); provided that the Company shall have no obligation to pay the Purchaser’s professional fees or other expenses incurred by it in connection with the transactions contemplated hereby if the Purchaser fails to exercise its commercially reasonable efforts to conclude the purchase by it of the Initial Units (as a result of which failure the First Closing does not occur) except where such failure (i) is due to the failure of the Company to act reasonably and in good faith or (ii) arises from Purchaser’s reasonable dissatisfaction with its due diligence investigation of the Company, in which events under clause (i) or (ii) the Company shall be so obligated to pay such fees and expenses. The Expense Cap shall not apply to the provisions of the first sentence of Section 9(g) hereof or Section 12 hereof.

(f) The Company shall undertake and use its best efforts to nominate and procure each of Richard C. Rochon’s and Mario B. Ferrari’s election to its Board of Directors as of the First Closing Date and, if elected, the Company shall provide liability insurance and indemnification for such individuals to the same extent that it shall provide such benefits to the other members of the Board of Directors.

(g) The Company shall engage Stephen J. Ruzika and up to three members of his management team designated by him as of the First Closing Date to serve as members of the Company’s management team with the power and authority to oversee and manage the Electronic Security Services Division of the Company, on mutually agreeable terms to be determined by the parties; provided that, the anticipated compensation payable by the Company to such persons will be in the form of $750,000-850,000 in aggregate annual salary, plus, following such engagement, participation in the Company’s stock option plan to the same extent as other similarly situated senior executives of the Company participate subsequent to the First Closing Date, as approved by the Company’s Board of Directors.

(h) Each of the Company and the Purchaser shall deliver or cause to be delivered to the other at the applicable Closing any and all certificates, documents, instruments and other items required by this Agreement to be delivered by such party at or prior to such Closing duly executed by such party as and to the extent required.

(i) The Company shall use its best commercially reasonable efforts to timely satisfy each of the conditions described in Section 4 of this Agreement. The Purchaser shall use its best commercially reasonable efforts to timely satisfy each of the conditions described in Section 5 of this Agreement.

(j) During the period from the date of this Agreement to the First Closing Date, the Company shall permit the Purchaser and their representatives to have reasonable access to the directors, officers, employees, agents, assets and properties of the Company and each of its subsidiaries and all relevant books, records and documents of or relating to the Company and each of its subsidiaries and each of their respective businesses and assets during normal business hours and will furnish to the Purchaser such information, financial records and other documents relating to the Company and each of its subsidiaries and their respective business and assets as the

Purchaser may reasonably request. Without limiting the foregoing, the Company shall permit the Purchaser’ officers to meet with the officers of the Company and its subsidiaries responsible for its financial statements, the internal controls of the Company and its subsidiaries and the disclosure controls and procedures of the Company and its subsidiaries to discuss such matters as the Purchaser may deem reasonably necessary or appropriate for the Purchaser to satisfy its obligations under Sections 302 and 906 of SOX and any rules and regulations relating thereto. Access to such information by the Purchaser shall be effected through the granting of access by the Company to the Purchaser and shall be governed by Purchaser’s confidentiality obligations set forth in that certain Confidentiality Agreement, dated March 8, 2004 by and between the Company and Purchaser.

(k) The Company agrees at its expense to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing. The Company shall at its expense, on or before each Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchaser at each such Closing under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchaser on or prior to each such Closing Date. Purchaser shall provide the Company reasonably advance notice of all States in which Purchaser shall be distributing the Securities to allow the Company time to prepare such filings.

(l) The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the maximum number of shares issuable upon exercise of or otherwise pursuant to the Warrants and issuance of the Warrant Shares in connection therewith. The Company shall not reduce the number of shares of Common Stock reserved for issuance upon exercise of or otherwise pursuant to the Warrants without the consent of the Purchaser. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the maximum number of Warrant Shares issued and issuable upon exercise of or otherwise pursuant to the Warrants (based on the exercise price of the Warrants in effect from time to time), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company’s obligations under this Section, in the case of an insufficient number of authorized shares, and using its best efforts to obtain shareholder approval of an increase in such authorized number of shares.

(m) The Company shall promptly secure the listing of the Common Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, as long as any of the Purchaser owns any of the Common Shares or other Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Common Shares. The Company will obtain, as long as any of the Purchaser owns any of the Common Shares or other Securities, and maintain, the listing and trading of the Common Stock on Nasdaq, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers (“NASD”) to the extent, and on such other exchanges upon which, shares of the Company’s Common Stock are then listed.

(n) The Company shall call and hold a special meeting of its shareholders as promptly as practicable for the purpose of voting upon the approval of this Agreement and the transactions contemplated hereby. The Company shall comply with all requirements of applicable law applicable to such meeting. The Company shall use its commercially reasonable efforts to solicit from its shareholders proxies in favor of approval of this Agreement and the transactions contemplated hereby, and shall take all other action necessary or advisable to obtain the vote or consent of the shareholders required by applicable law to obtain such approvals; provided that nothing stated herein shall obligate the Company to hire a third party proxy solicitation firm.

(o) If, at any time the Board of Directors of the Company determines in good faith, based upon the opinion of independent legal counsel (who may be the Company’s regularly engaged independent counsel), that it is so required by its fiduciary duties to the Company’s shareholders under applicable law, the Company may, in response to an unsolicited Superior Proposal (as hereinafter defined) which does not violate the non-solicitation provisions of Section 8(q) below, (x) furnish information with respect to the Company to the person making such unsolicited Superior Proposal pursuant to a confidentiality agreement in substantially the same form as the confidentiality agreement executed by the Company and Purchaser, and (y) participate in discussions or negotiations regarding such Superior Proposal. Following its receipt of the Superior Proposal, in the event that the Board of Directors determines in good faith, based upon the opinion of independent legal counsel (who may be the Company’s regularly engaged independent counsel), that it is required by its fiduciary duties to the Company’s shareholders under applicable law, the Board of Directors may withdraw its approval of the transactions contemplated herein. Upon the consummation of any such Superior Proposal, Purchaser shall become irrevocably entitled to receive the break-up fee specified in Section 8(r). For purposes of this Agreement, a “Superior Proposal” means any bona fide proposal, made by a third party to acquire one hundred percent (100%) or more of the shares of the Company’s Common Stock, whether by acquisition of stock, merger or otherwise, then outstanding, the consideration for which may consist of cash or securities of such third party, on terms which the Board of Directors of the Company determines in its good faith judgment (based upon the written advice of Capitalink) to be more favorable to the Company’s shareholders than the terms of the transactions contemplated hereunder taking into account the break-up fee specified in Section 8(r). In determining whether an unsolicited third party proposal is, in fact a Superior Proposal, it shall be a condition that (i) Capitalink has advised the Company that it reasonably believes that such third party has the ability to finance and conclude the transaction and (ii) Capitalink confirms to Company in writing its analysis that the unsolicited third party proposal is in fact a Superior Proposal. The Company acknowledges that (i) historically its stock price has consistently been lower than the price at which it is trading as of the date of this Agreement, (ii) the Company would not have the opportunity to enter into the security services industry as contemplated herein without the input and expertise provided by Purchaser and Stephen J. Ruzika whose employment by the Company was facilitated by the Purchaser and (iii) as a consequence of the foregoing, in analyzing whether any proposal constitutes a “Superior Proposal” the Company and Capitalink shall (A) take into consideration what the market price of such price would be absent the participation by Purchaser and Stephen J. Ruzika in the Company’s operations and the Company’s public announcement of such participation and (B) make a determination whether it is in the best interests of the Company’s shareholders and whether the Company has the capability and desire to enter into another industry other than the security services industry. In addition, any such alternative proposal must be deemed by the Company’s board of directors to benefit all shareholders of the Company. To the extent the Company has received after the date hereof subscriptions from investors, other than Purchaser or any affiliate thereof, for the purchase, in the aggregate, of 600,000 or more shares of the Company’s Common Stock, in one or a series of transactions (the “Pre-Closing Offering”), the definition of “Superior Proposal” shall be deemed to not include any proposal the offered per share value of which is less than 120% of the price paid for the shares of Common Stock in the Pre-Closing Offering; provided that the Company consummates the sale of the shares of Common Stock in such Pre-Closing Offering prior to the Closing hereunder and such Pre-Closing Offering is conducted by the Company in compliance with all applicable law. The Company shall not be prohibited from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company’s shareholders concerning a Superior Proposal if, in the good faith judgment of the Board of Directors of the Company, after consultation with independent legal counsel (who may be the Company’s regularly engaged independent counsel), failure so to disclose would be a violation of its fiduciary duties to the Company’s shareholders under applicable law.

(p) The Company covenants and agrees that, except as contemplated by or disclosed in this Agreement, unless the Purchaser shall have consented in writing (such consent not to be unreasonably withheld) neither the Company nor any of its subsidiaries shall, between the date of this Agreement and the Second Closing Date, directly or indirectly do or propose or agree to do any of the following without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld:

(i) amend or otherwise change its Articles of Incorporation or Bylaws or equivalent organizational documents;

(ii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(iii) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

(iv) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures;

(v) enter into any agreement, arrangement or understanding with any Affiliate of the Company (except as set forth in Schedule 8(o) or as permitted by the Company’s Code of Ethical Conduct, SOX, the rules and regulations of the SEC promulgated thereunder, or applicable Nasdaq rules and regulations); or

(vi) agree, in writing or otherwise, to take any of the foregoing actions or any action that would make any representation or warranty in this Agreement made by the Company untrue or incorrect.

(q) Until the Closing Date, the Company agrees that it shall not, and shall cause its officers, directors, shareholders, agents, employees or affiliates, not to (i) solicit, encourage, consider or accept any offers from any other party to acquire all or any portion of the assets of or any interest in the Company, (ii) participate in any discussions or negotiations with any other party concerning the sale of all or any portion of the assets of or any interest in the Company, (iii) provide any non-public information about the Company to any person related to a potential sale of any assets of or interests in the Company, or (iv) otherwise cooperate in any way with, assist, facilitate or encourage any effort by any other person seeking to acquire all or any portion of the assets of or any interest in the Company, except in the situation where, pursuant to Section 8(o), the Board of Directors has determined, in good faith, that its fiduciary duties require it to respond to an unsolicited Superior Proposal. The Company shall promptly advise Purchaser in writing of any such inquiry or proposal which they may receive, including the terms of the proposal and identity of the inquirer or offeror.

(r) If the Company breaches any of its obligations under Section 8(o) or Section 8(q), or the Board of Directors withdraws its approval of the transactions that are the subject of this Agreement in order to respond to a Superior Proposal, or the Company makes a public announcement of its receipt of a Superior Proposal, and the Company, in any of such events, consummates such Superior Proposal then, immediately after consummation of such Superior Proposal, Purchaser will become irrevocably entitled to payment of a fee equal to three percent (3%) of the Company’s market capitalization at the time the Company consummates such Superior Proposal. In addition to this breakup fee, Purchaser will be entitled to all other equitable rights and remedies available to Purchaser including specific performance and the obtaining of an injunction enjoining the consummation of the Superior Proposal to the extent a court of law determines such consummation is not required by the Company’s fiduciary duties. In addition, if the Company breaches any of its obligations under Section 8(o) or Section 8(q), then Purchaser will be entitled to recover all out-of-pocket costs and expenses incurred in connection with the proposed transaction including, without limitation, the cost of enforcement hereunder, all of which shall be in addition to any other damages or remedies which may be available to Purchaser.

(s) The Company hereby covenants and agrees with the Purchaser that the Company shall not consummate any transaction or enter into any form of agreement with Stephen J. Ruzika or any affiliate thereof without the prior written consent of the Purchaser.

9. Shelf Registration. The Company shall:

(a) Prepare and file or cause to be prepared and filed with the SEC, as soon as practicable, but in any event by the date that is sixty (60) days after the last applicable Closing Date, a registration statement (the “Registration Statement”) registering the resale from time to time by the Purchaser of all of the Common Shares. The Registration Statement shall be on Form S-3 or another appropriate form permitting registration of the Common Shares for resale by the Purchaser from time to time through the automated quotation system of Nasdaq or the facilities of a national securities exchange on which the Common Stock is then traded, or if not then traded on a national securities exchange then on any securities exchange or quotation system on which the Common Stock is then listed or on the OTC Bulletin Board, or in privately-negotiated transactions. The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as is practicable but in any event by the date that is the earlier of sixty (60) days after the date the Registration Statement is filed or one hundred twenty (120) days after the last applicable Closing Date.

(b) Prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement continuously effective for a period at least equal to the later of (i) the second anniversary of the date on which the Registration Statement is declared effective under the Securities Act or (ii) the date on which all Common Shares may be resold by all the Purchaser pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold (such period, the “Effectiveness Period”); cause the related Prospectus (as herein defined) to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use its best efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

(c) As promptly as practicable give notice to the Purchaser (i) when any Prospectus, Prospectus supplement, or the Registration Statement or a post-effective amendment to the Registration Statement has been filed with the SEC and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective.

(d) Use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Common Shares for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment, and provide prompt notice to the Purchaser of the withdrawal of any such order.

(e) During the Effectiveness Period, deliver to the Purchaser in connection with any sale by the Purchaser of Common Shares pursuant to the Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Common Shares (including each preliminary prospectus) and any amendment or supplement thereto as the Purchaser may reasonably request.

(f) File documents required of the Company for customary Blue Sky clearance in states specified in writing by the Purchaser to the extent required by applicable law; provided that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

(g) Bear all fees and expenses incurred in connection with the performance by the Company of its obligations under this Section 9 whether or not the Registration Statement is declared effective.

(h) Not allow any shareholders other than the Purchaser to include their shares in the Registration Statement; except that it shall allow the Smith and Armstrong family members and their affiliates identified on Schedule 9(h) hereto (collectively, the “Smith/Armstrong Families”) to include an amount of their shares of Common Stock in the Registration Statement equal to the number of Purchased Shares and Purchased Warrant Shares; provided that in the event the managing underwriter, if any, advises the Company, in writing, that in its reasonable opinion the number of shares proposed to be included in the Registration Statement exceeds the number that reasonably can be included for any reason, then the Company will include in the Registration Statement to the extent of the number which the managing underwriter advises the Company can be included, the following shares in the following order and priority: (1) first, the Common Shares of the Purchaser and the shares of the Smith/Armstrong Families included on the Registration Statement on a pro-rata basis based upon the proportion of each shareholder’s ownership relative to the aggregate number of shares owned by Purchaser and the Smith/Armstrong families included on the Registration Statement combined and (2) second, other securities of the

Company, if permitted. Notwithstanding anything stated to the contrary, the Company’s obligations under this Section 9 shall terminate as to the Purchaser, any assign or any other party granted rights under this Section 9 at such time as all of such party’s Securities and Common Shares can be sold under Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.

10. Delay in Effectiveness of Registration Statement. If the Registration Statement is not declared effective by the SEC by the date that is one hundred eighty (180) days after the last applicable Closing Date as a result of the Company’s not exercising reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as possible (and not because of delays in the registration process due to SEC inquiries, comments or other delays by the SEC or other issues outside the control of the Company), then (a) for the first thirty (30) day period (or part thereof) beginning one hundred eighty (180) days after the last applicable Closing Date, the Company shall pay to the Purchaser, as liquidated damages and not as a penalty, an amount in cash equal to two percent (2%) of the total Purchase Price paid by the Purchaser for all the Purchased Securities as of the last applicable Closing Date and (b) for each subsequent 30-day period (or part thereof), until but excluding the date the SEC declares the Registration Statement effective, the Company shall, for each such 30-day period, pay the Purchaser, as liquidated damages and not as a penalty, an amount in cash equal to one percent (1%) of the total Purchase Price paid by the Purchaser for all the Purchased Securities; and for any such 30-day period, such payment shall be made by the Company no later than the first business day of the calendar month next succeeding the month in which such 30-day period expires, calculated on a pro rata basis to the date on which the SEC declares the Registration Statement effective. The parties agree that the sole damages payable for a violation of the terms of this Section 10 with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude the Purchaser from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement. The parties hereto agree that the liquidated damages provided for in this Section 10 constitute a reasonable estimate of the damages that may be incurred by the Purchaser by reason of the failure of the Registration Statement to be declared effective in accordance with the provisions hereof.

11. Transfer of Shares After Registration; Suspension; Obligations of Purchaser.

(a) Subject to the effectiveness of the Registration Statement and the rules and regulations promulgated by the SEC, the Purchased Securities shall be freely transferable. Subject to its compliance with applicable rules and regulations of the SEC, the Purchaser may assign the Purchased Securities prior to the effectiveness of the Registration Statement and such assignment shall not reduce or release the Company from its obligation to register such securities.

(b) The Company shall, as promptly as practicable, give notice to the Purchaser (i) of any request, following the effectiveness of the Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to the Registration Statement or related Prospectus or for additional information, (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) of the occurrence of a Material Event (as defined in Section 11(c)) and (v) of the determination by the Company that a post-effective amendment to a Registration Statement will be filed with the SEC, which notice may, as required pursuant to paragraph 11(c), state that it constitutes a Deferral Notice, in which event the provisions of Section 11(c) shall apply.

(c) The Company shall, upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Registration Statement or the initiation of proceedings with respect to the Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a “Material Event”) as a result of which the Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or the related Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development constituting a Material Event that, in the reasonable discretion of the Company’s Board of Directors, makes it appropriate to suspend the availability of the Registration Statement and the related Prospectus, (i) in the case of clause (B) above, subject to the next sentence, as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the Purchaser of the Common Shares being sold thereunder, and, in the case of a post-effective amendment to the Registration Statement, subject to the next sentence, use its reasonable best efforts to cause it to be declared effective as promptly as is practicable, and (ii) give notice to the Purchaser that the availability of the Registration Statement is suspended (a “Deferral Notice”) and, upon receipt of any Deferral Notice, the Purchaser agree not to sell any Common Shares pursuant to the Registration Statement until the Purchaser’ receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use all reasonable best efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) and (B) above, as promptly as is practicable, and (y) in the case of clause (C) above, as soon as, in the reasonable judgment of the Company’s Board of Directors, public disclosure of such Material Event would not be materially prejudicial to the interests of the Company or, if necessary to avoid unreasonable burden or expense to the Company, as soon as practicable thereafter. The Company shall be entitled to exercise its right under this Section 11(c) to suspend the availability of the Registration Statement or any Prospectus no more than two (2) times in any twelve-month period, and any such period during which the availability of the Registration Statement and any Prospectus is suspended (the “Deferral Period”) shall not exceed forty-five (45) days. The Company shall use all commercially reasonable best efforts to limit the duration and number of any Deferral Periods. Each Purchaser hereby expressly acknowledges its obligation to keep confidential all nonpublic information about the Company, including all nonpublic information set forth in such notice. The Effectiveness Period automatically shall be extended for a period of time equal in duration to the duration of all Deferral Periods in the aggregate. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to Section 9 that the Purchaser shall furnish to the Company such information regarding itself, Securities held by it, any assign, Securities held by any assign and the intended method of disposition of the Securities held by it or any assign as shall be reasonably required to effect the registration of such Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(d) As promptly as practicable after becoming aware of such event, the Purchaser shall notify the Company of the occurrence of any event, as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

12. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each of the Purchaser and each person, if any, who controls the Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the Purchaser’s respective officers, directors, general partners and managers, as the case may be (collectively, “Purchaser Indemnitees”) from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, the “Losses”) in each case to the extent, but only to the extent (i) caused by any untrue statement of a material fact contained in the Registration Statement or the prospectus included in the Registration Statement, as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference in such prospectus (the “Prospectus”) or in any amendment or supplement thereto or in any preliminary prospectus, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which it was made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information relating to the Purchaser or its assigns furnished to the Company in writing by such Purchaser or assign expressly for use therein or (ii) caused by, arising from or related to the breach of any representation, warranty, covenant or agreement made by the Company in or pursuant to this Agreement or any document delivered by the Company in connection herewith. The aggregate Losses incurred by the Purchaser Indemnitees in respect of which they are entitled to indemnification pursuant to this Section 12(a) are hereinafter referred to as “Purchaser Indemnifiable Losses.” Notwithstanding anything to the contrary in this Agreement, the Company shall have no obligation to indemnify the Purchaser Indemnitees pursuant to this Section 12(a): (1) unless the aggregate amount of Purchaser Indemnifiable Losses exceeds $500,000 and then only for the amount of Purchaser Indemnifiable Losses in excess of $500,000; or (2) for any amounts by which the aggregate amount of Purchaser Indemnifiable Losses exceeds $5,000,000; provided that, notwithstanding the foregoing, the foregoing provisions of this sentence shall apply to any liquidated damages pursuant to Section 10 hereof or the Company’s obligations to pay the Purchaser’s expenses pursuant to Section 8(e) hereof, and the Company shall be liable for the full amount of any liquidated damages pursuant to Section 10 hereof and the Purchaser’s reimbursable expenses under Section 8(e) hereof pursuant to the terms of such sections.

(b) The Purchaser agrees to indemnify and hold harmless the Company, its directors and its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, “Company Indemnitees”), from and against any and all Losses, insofar as such Losses are (i) caused by any untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with information relating to the Purchaser furnished in writing by the Purchaser to the Company expressly for use in the Registration Statement or Prospectus or (ii) caused by, arising from or related to the breach of any representation, warranty, covenant or agreement made by the Purchaser in or pursuant to this Agreement or any document delivered by the Purchaser in connection herewith. The aggregate Losses incurred by the Company Indemnitees in respect of which they are entitled to indemnification pursuant to this Section 12(b) are hereinafter referred to as “Company Indemnifiable Losses.” Notwithstanding anything to the contrary in this Agreement, the Purchaser shall have no obligation to indemnify the Company Indemnitees pursuant to this Section 12(b): (1) unless the aggregate amount of Company Indemnifiable Losses exceeds $500,000 and then only for the amount of Company Indemnifiable Losses in excess of $500,000; or (2) for any amounts by which the aggregate amount of Company Indemnifiable Losses exceeds $5,000,000.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person or entity in respect of which indemnity may be sought pursuant to Section 12(a) or 12(b), such person or entity (the “indemnified party”) shall promptly notify the person or entity against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed reasonably promptly after incurred. The indemnifying party shall not be liable for any settlement of any proceeding affected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability, criminal liability or a failure to act by or on behalf of any Indemnified Party.

(d) To the extent that the indemnification provided for under Section 12(a) or 12(b) is unavailable to an indemnified party or is insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions or other matters that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company shall be deemed to be equal to the total net proceeds from the sale pursuant to this Agreement (before deducting expenses) of the Purchased Securities to which such losses, claims, damages or liabilities relate. The relative benefits received by the Purchaser shall be deemed to be equal to the value of Purchased Securities that are registered under the Securities Act. The relative fault of the Purchaser on the one hand and the Company on the other hand shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact, or the inaccurate representation or warranty relates to information supplied by the Purchaser or by the Company and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 12(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding this Section 12(d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the net amount received by the Purchaser from the sale of the Purchased Securities to which such loss relates exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The remedies provided for in this Section 12 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or equity.

(f) The indemnity and contribution provisions contained in this Section 12 and the representations, warranties and other statements of the Company and the Purchaser contained in this Agreement shall survive the execution of this Agreement through the second anniversary of the last applicable Closing and shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Purchaser or any assign, or the Purchaser’s or any assign’s officers or directors, or any person controlling the Purchaser or any assign, or the Company, or the Company’s officers or directors or any person controlling the Company and (ii) the sale of any Purchased Securities by the Purchaser.

13. Reliance on Representations. Notwithstanding any knowledge of facts determined or determinable by any of the Purchaser or the Company by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other party hereto contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties set forth in this Agreement is independent of each other representation, warranty, covenant and agreement. Each representation and warranty made by any party in this Agreement shall survive each Closing through the second anniversary thereof. If any party hereto notifies another of a claim under Section 12 hereof after the expiration of the time periods set forth with respect to such claim under Section 12 and 13 hereof and such notice constitutes the first notice received with respect to such claim (any such claim initially made after such expiration of time referred to as a “Late Claim”), then the maximum amount of liability under such Late Claim shall be Five Thousand Dollars ($5,000) if a court of competent jurisdiction applies Section 95.03 of the Florida Statutes to permit such Late Claim.

14. Termination of Conditions and Obligations. The conditions precedent imposed by this Agreement upon the transferability of the Common Shares shall cease and terminate as to any particular number of the Shares (and any legend on the Common Shares will be removed by the Company) at such time as such Common Shares have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Common Shares, or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that (i) such conditions are not necessary in order to comply with the Securities Act or (ii) such Common Shares may be sold pursuant to Rule 144.

15. Information Available. So long as the Registration Statement is effective covering the resale of securities owned by any of the Purchaser, except to the extent such may be obtained on EDGAR or otherwise obtained off the internet, the Company will furnish to such Purchaser:

(a) as soon as practicable after it is available (but in the case of the Company’s Annual Report to Shareholders, within 120 days of each fiscal year of the Company), one copy of:

(i) its Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants);

(ii) if not included in substance in the Annual Report to Shareholders, its Annual Report on Form 10-K;

(iii) its Quarterly Reports on Form 10-Q;

(iv) any Current Reports on Form 8-K; and

(v) a full copy of the particular Registration Statement covering the securities owned by Purchaser;

(b) upon the reasonable request of the Purchaser, an adequate number of copies of the Prospectus to supply to any other party requiring such Prospectus; and

(c) within one (1) day after release, copies of all press releases issued by the Company or any of its subsidiaries and contemporaneously with the making available or giving to the shareholders of the Company, copies of any notices or other information the Company makes available or gives to such shareholders.

16. No Brokers. Each of the parties to this Agreement hereby represents that, on the basis of any actions and agreements by it, there are no brokers or finders entitled to compensation in connection with the offer or sale of the Securities to the Purchaser. The parties hereto expressly acknowledge the Company is paying certain fees to Capitalink, L.C. (“Capitalink”) for certain financial advisory services being provided by Capitalink in connection with the transactions contemplated hereunder. The parties hereto expressly agree and acknowledge Capitalink’s role is not that of a broker or finder.

17. Rule 144.

(a) The Company covenants that, if at any time before the end of the Effectiveness Period the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with the Purchaser and take such further reasonable action as the Purchaser may request in writing (including, without limitation, making such reasonable representations as the Purchaser may request), all to the extent reasonably required from time to time to enable the Purchaser to sell Securities or Common Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the reasonable written request of the Purchaser, the Company shall deliver to the Purchaser a written statement as to whether it has complied with such reporting requirements, unless such a statement has been included in the Company’s most recent report filed pursuant to Section 13 or Section 15(d) of the Exchange Act; provided that the Company may reasonably decline to deliver such written statement if Purchaser has made more than six (6) such written requests in any year and such written requests have resulted in a significant disruption of the Company’s business.

(b) The Company shall file the reports required to be filed by it under the Exchange Act and shall comply with all other requirements set forth in the instructions to Form S-3 in order to allow the Company to be eligible to file registration statements on Form S-3.

18. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one (1) business day after being deposited with such courier, if made by overnight courier or (iv) on the third day after deposit in the mail, if made by first-class mail, to the parties as follows:

(a)	if to the Purchaser, to:

Coconut Palm Capital Investors I, Ltd.

555 South Federal Highway

Second Floor

Boca Raton, Florida 33432

With a copy to:

Akerman Senterfitt

1 S.E. 3rd Avenue, Suite 2800

Miami, Florida 33131

Attn: Edward L. Ristaino, Esq.

(b)	if to the Company, to:

Devcon International Corp.

1350 E. Newport Center Drive

Suite 201

Deerfield Beach, Florida 33442

Attn: Donald J. Smith, Jr., President

With a copy to:

Greenberg Traurig, P.A.

1221 Brickell Avenue

Miami, Florida 33131

Attn: Robert L. Grossman, Esq.

or to such other address as such person or entity may have furnished to the other persons or entities identified in this Section 18 in writing in accordance herewith.

19. Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

20. Modification; Amendment. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented unless pursuant to an instrument in writing signed by the Company and the Purchaser.

21. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. Except as provided in this Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such matters. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such matters. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement.

22. Counterparts. This Agreement may be signed in any number of original or facsimile counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

23. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida.

24. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COCONUT PALM CAPITAL INVESTORS I, LTD.

By:	/s/ RICHARD C. ROCHON
Name:	Richard C. Rochon
Title:	President

DEVCON INTERNATIONAL CORP.

By:	/s/ DONALD L. SMITH, JR.
Name:	Donald L. Smith, Jr.
Title:	Chairman, President and Chief Executive Officer

AMENDMENT TO PURCHASE AGREEMENT

THIS AMENDMENT TO PURCHASE AGREEMENT (this “Amendment”) is made as of this 8th day of June, 2004, by and among DEVCON INTERNATIONAL CORP., a Florida corporation (the “Company”), and COCONUT PALM CAPITAL INVESTORS I, LTD., a Florida limited partnership (“Purchaser”).

Recitals

WHEREAS, the Company and Purchaser are parties to that certain Purchase Agreement, dated as of April 2, 2004, (the “Agreement”); and

WHEREAS, the strategies contemplated by the Agreement require the expertise, skills and services of Stephen J. Ruzika; and

WHEREAS, the Company and Purchaser desire to amend the Agreement to revise certain provisions pertaining to registration rights to allow Stephen J. Ruzika to register certain shares of the Company’s capital stock anticipated to be owned by Stephen J. Ruzika to provide sufficient liquidity to Mr. Ruzika in order to induce him to facilitate the strategies contemplated by the Agreement; and

WHEREAS, the Company and Purchaser desire to also amend the Agreement to revise certain provisions pertaining to registration rights to allow certain other parties, including affiliates of Stephen J. Ruzika, to register certain shares of the Company’s capital stock as well.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 9(h) of the Agreement is hereby amended by deleting Section 9(h) in its entirety and substituting therefor a new Section 9(h) to read as follows:

“(h) Not allow any shareholders other than the Purchaser to include their shares in the Registration Statement; except that it shall allow (i) the Smith and Armstrong family members and their affiliates identified on Schedule 9(h) hereto (collectively, the “Smith/Armstrong Families”) to include an amount of their shares of Common Stock in the Registration Statement equal to the number of Purchased Shares and Purchased Warrant Shares, (ii) Congress Security Services, Inc., a Delaware corporation, or any affiliate thereof to include an amount of their shares of Common Stock in the Registration Statement up to the number of Purchased Shares and Purchased Warrant Shares and (ii) Matrix Desalination, Inc. or any affiliate thereof (“Matrix”) to include in the Registration Statement 50,000 shares of Common Stock underlying options granted to Matrix in May 2003 at an exercise price equal to $6.38 per share; provided that in the event the managing underwriter, if any, advises the Company, in writing, that in its reasonable opinion the number of shares proposed to be included in the Registration Statement exceeds the number that reasonably can be included for any reason, then the Company will include in the Registration Statement to the extent of the number which the managing underwriter advises the Company can be included, the following shares in the following order and priority: (1) first, the Common Shares of the Purchaser and the shares of the Smith/Armstrong Families included on the Registration Statement on a pro-rata basis based upon the proportion of each shareholder’s ownership relative to the aggregate number of shares owned by Purchaser and the Smith/Armstrong families included on the Registration Statement combined and (2) second, other securities of the Company, if permitted. Notwithstanding

D—A—1

anything stated to the contrary, the Company’s obligations under this Section 9 shall terminate as to the Purchaser, any assign or any other party granted rights under this Section 9 at such time as all of such party’s Securities and Common Shares can be sold under Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.”

2. Except as specifically amended hereby, the Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed.

3. This Amendment shall be deemed a contract made under the laws of the State of Florida and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

4. This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

D—A—2

IN WITNESS WHEREOF, the parties have executed this Amendment to Purchase Agreement as of the date first written above.

COCONUT PALM CAPITAL INVESTORS I, LTD.

By:	/s/ RICHARD C. ROCHON
Name:	Richard C. Rochon
Title:	President

DEVCON INTERNATIONAL CORP.

By:	/s/ DONALD L. SMITH, JR
Name:	Donald L. Smith, Jr.
Title:	President

D—A—3

ANNEX E

Form of First Tranche Warrant

Warrant No.

The securities represented by this certificate have been acquired directly or indirectly from the Issuer without being registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws, and are restricted securities as that term is defined under Rule 144 promulgated under the Securities Act. These securities may not be sold, pledged, transferred, distributed or otherwise disposed of in any manner (“Transfer”) unless they are registered under the Securities Act and any other applicable securities laws, or unless the request for Transfer is accompanied by a favorable opinion of counsel, reasonably satisfactory to the Issuer, stating that the Transfer will not result in a violation of the Securities Act or any other applicable securities laws.

Warrant Certificate

DEVCON INTERNATIONAL CORP.

DEVCON INTERNATIONAL CORP. (the “Issuer”), a Florida corporation, with offices at 1350 E. Newport Center Drive, Suite 201, Deerfield Beach, Florida, 33442, for value received, hereby certifies that COCONUT PALM CAPITAL INVESTORS I, LTD., a Florida limited partnership, with an address for notice purposes hereunder at 555 South Federal Highway, Second Floor, Boca Raton, Florida 33432, or its registered assigns, is entitled to purchase from the Issuer up to                                  (the “Issuable Number”) duly authorized, validly issued, fully paid and non-assessable shares (subject to the adjustments contained in this Warrant) of common stock, par value $0.10 per share (the “Common Stock”), of the Issuer at the purchase price per share equal to Ten Dollars ($10.00) (the “Exercise Price”) at any time and from time to time on or after                                 , 2004 (the “Issuance Date”) and at or before 5:00 p.m., Miami, Florida time, on the third anniversary of the Issuance Date (as more particularly defined in Section 10 hereof, the “Termination Date”), all subject to the terms, conditions and adjustments set forth below in this Warrant. Capitalized terms used herein are defined in Section 10 hereof or elsewhere throughout this Warrant.

1. Exercise of Warrant.

1.1 Manner of Exercise. This Warrant may be exercised by the holder of this Warrant (the “Holder”) in whole or in part, at any time and from time to time on or after the Issuance Date, by facsimile, mail or overnight courier delivery of a notice in substantially the form attached to this Warrant (or a reasonable facsimile thereof) duly executed by such Holder (a “Warrant Exercise Notice”). The closing of each exercise shall take place on (i) the third (3rd) Business Day following, and excluding, the date the Warrant Exercise Notice is delivered (the “Warrant Notice Date”), subject to the provisions of Section 1.4(b) hereof, (ii) at the option of the Holder, such later date as the conditions set forth in Section 1.2 have been waived or satisfied or (iii) any other date upon which the exercising Holder and the Issuer mutually agree (each, a “Warrant Closing Date”).

(a) This Warrant may be exercised by the Holder hereof by paying cash to Issuer in the amount equal to the product of (i) the number of shares of Common Stock for which the Warrant is being exercised (without giving effect to any adjustment thereof) multiplied by (ii) the Exercise Price.

(b) At any time on or after one hundred eighty (180) days following the Issuance Date, in lieu of payment of the Exercise Price in cash as set forth in Section 1.1(a), the Holder hereof may exercise this Warrant by specifying in the Warrant Exercise Notice that such Holder has elected to exercise this Warrant pursuant to a “broker-assisted” exercise/sale procedure pursuant to which funds to pay for exercise of the Warrant are delivered to the Issuer by a broker upon receipt of stock certificates from the Issuer through a licensed broker reasonably acceptable to the Issuer whereby the stock certificate or certificates for the shares of Common Stock for which the Warrant is exercised will be delivered by the Issuer to such broker as the agent for the Holder exercising the Warrant and the broker will deliver to the Issuer cash (or cash equivalents acceptable to the Issuer) equal to the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of the Warrant. The Issuer shall allow the issuance and delivery to such broker of the shares of Common Stock necessary to effect the sale of such shares by such broker and apply the sales proceeds to pay the Exercise Price notwithstanding the fact that the Issuer will not receive the cash proceeds until after the sale of the underlying shares of Common Stock, subject, in the event the Holder is an officer or director of the Issuer, to compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 with respect to loans to officers and directors. Holder hereby expressly agrees to indemnify and to hold the Issuer harmless for the full amount of any loss or damage ( including all reasonable trial attorneys’ and appellate attorneys’ fees including those which may be incurred in the enforcement of this indemnity) Issuer may sustain as a result of such broker failing to remit to Issuer the proceeds from the sale of such shares of Common Stock in accordance with this Section 1.1(b).

1.2 Conditions to Closing. It shall be a condition of the exercising Holder’s obligation to close on each Warrant Closing Date that each of the following is satisfied, unless waived by such Holder:

(a) all shares to be issued upon such exercise shall be registered under the Securities Act, shall be freely tradable Registered Common Stock and shall be duly listed and admitted to trading on Nasdaq, the New York Stock Exchange or the American Stock Exchange, depending on where such shares are traded at the time the Warrant is exercised (unless the Holder expressly consents in writing to the issuance of unregistered Common Stock for a portion or all of the shares to be issued upon such exercise in which case the Issuer shall issue such unregistered Common Stock upon such request).

(b) As of such Warrant Closing Date, the Issuer shall have notified the Holder of all Restatements, and no Restatement shall have occurred on or after the date on which the Warrant Exercise Notice is delivered. The Holder and the Issuer expressly acknowledge and agree that the issuance of a press release by the Issuer disclosing a Restatement shall be deemed sufficient to satisfy this notice requirement.

If any such condition is not satisfied or waived prior to the third (3rd) Business Day following and excluding the date the Warrant Exercise Notice is delivered, then the Holder may, at its sole option, and at any time, withdraw the Warrant Exercise Notice by written notice to the Issuer regardless of whether such condition has been satisfied or waived as of the withdrawal date and, after such withdrawal, shall have no further obligation with respect to such Warrant Exercise Notice and may submit a Warrant Exercise Notice on any future date with respect to the shares referenced in the original Warrant Exercise Notice.

1.3 When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to 5:00 p.m. (time in effect in Miami, Florida on such date) on the Business Day on which the Warrant Exercise Notice is delivered as provided in Section 1.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 1.4 shall be deemed to have become the Holder or Holders of record thereof, provided, however, that such exercise shall not be deemed effective if at or prior to 5:00 p.m. (time in effect in Miami, Florida on such date) on the Warrant Closing Date the Holder delivers written notice of withdrawal to the Issuer as set forth in Section 1.2.

1.4 Delivery of Warrant and Payment. On each Warrant Closing Date, the registered Holder shall surrender this Warrant Certificate to the Issuer at the address set forth for the Issuer in the introductory paragraph of this Warrant or such other address as the Issuer advises the Holder in writing and (a) shall deliver payment in cash, by wire transfer to the Issuer’s account designated by Issuer of immediately available funds or by certified or official bank check payable to the order of the Issuer, to the extent that the Warrant is exercised in accordance with Section 1.1(a), shall have so specified in the Warrant Exercise Notice delivered by such Holder and such Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in Sections 2 and 3 hereof, or (b) if exercising this Warrant in accordance with Section 1.1(b) above, shall have so specified in the Warrant Exercise Notice delivered by such Holder, and the Issuer shall deliver to the Holder’s broker the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in Sections 2 and 3 hereof, following the sale of which in accordance with Section 1.1(b) above such broker shall, within three (3) Business Days after the Warrant Closing Date, deliver payment in cash, by wire transfer to the Issuer’s account designated by Issuer of immediately available funds or by certified or official bank check payable to the order of the Issuer, to the extent that the Warrant is exercised.

1.5 Delivery of Stock Certificates, etc. On each Warrant Closing Date, the Issuer at its expense (including the payment by it of any applicable issue taxes) shall cause to be issued in the name of and delivered to the Holder hereof or as such Holder may direct,

(a) via facsimile and at such address specified by the Holder via a reputable overnight courier, a delivery notice in the form of Exhibit 2 hereto and one or more certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Closing Sales Price per share on the Business Day next preceding the date of such exercise, and

(b) in case such exercise is in part only, at such address specified by the Holder via reputable overnight courier, a new Warrant of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment thereof) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the Holder in the related Warrant Exercise Notice upon such exercise as provided in Section 1.1.

2. Adjustment of Common Stock Issuable Upon Exercise.

2.1 General; Warrant Price. The number of shares of Common Stock that the Holder of this Warrant shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of Sections 2 and 3) be issuable upon such exercise, as designated by the Holder hereof pursuant to Section 1.1, by a fraction of which (a) the numerator is the Exercise Price and (b) the denominator is the Warrant Price in effect on the date of such exercise. The “Warrant Price” shall initially be the Exercise Price. The Warrant Price shall be adjusted and readjusted from time to time as provided in Sections 2 and 3 hereof and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by Sections 2 and 3 hereof.

2.2 Adjustment of Warrant Price Upon Issuance of Additional Shares of Common Stock. In case at any time or from time to time on or after the Issuance Date and at or before 5:00 p.m. (Miami time) on the date that is one hundred eighty (180) days following the Issuance Date, the Issuer shall issue or sell any Additional Shares of Common Stock (including any Additional Shares of Common Stock deemed to be issued pursuant to Section 2.3), without consideration or for a consideration per share less than the Closing Sales Price in effect on the date of such issue or sale (or if such issue or sale date is not a Business Day, then on the Business Day next preceding such issue or sale date), then, and in each such case, the Warrant Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying the Warrant Price by a fraction;

(a) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Issuer for the total number of such Additional Shares of Common Stock so issued or sold would purchase at such Closing Sales Price, and

(b) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale,

provided that, for the purposes of this Section 2.2, (x) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 2.3, such Additional Shares of Common Stock shall be deemed to be outstanding, and (y) treasury shares shall not be deemed to be outstanding.

2.3 Treatment of Options and Convertible Securities Under Section 2.2. For purposes of the adjustments provided for in Section 2.2 hereof, in case the Issuer at any time or from time to time on or after the Issuance Date shall issue, sell, grant or assume, or shall fix a record date for the determination of Holders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock (except to the extent such Additional Shares of Common Stock constitute Excluded Securities) issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, in the case of Options or Convertible Securities with terms described in Section 2.3(b), the date of any change, increase or decrease described in Section 2.3(b)) (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2.4) of such shares would be less than the Closing Sales Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be, and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued

(a) no further adjustment of the Warrant Price shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

(b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Issuer, or increase or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Warrant Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

(c) upon the expiration (or purchase by the Issuer and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Issuer and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Warrant Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such purchase by the Issuer and cancellation or retirement, as the case may be), be recomputed as if:

(i) in the case of Options for Common Stock or Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Issuer for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Issuer upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Issuer upon such conversion or exchange, and

(ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Issuer for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Issuer for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Issuer (pursuant to Section 2.4) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised; and

(d) no readjustment pursuant to subdivision (b) or (c) above shall have the effect of increasing the Warrant Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities.

2.4 Computation of Consideration. For the purposes of this Section 2:

(a) the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

(i) insofar as it consists of cash, be computed at the amount of cash received by the Issuer less any expenses paid or incurred by the Issuer or any commissions or compensations paid to underwriters, dealers or others performing similar services in connection with such issue or sale,

(ii) insofar as it consists of property (including securities) other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Issuer, and

(iii) in case Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Issuer for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares of Common Stock, as determined in good faith by the Board of Directors of the Issuer.

(b) Additional Shares of Common Stock deemed to have been issued pursuant to Section 2.3, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing

(i) the total amount, if any, received and receivable by the Issuer as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Issuer upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by

(ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities (including the full conversion or exchange of all Options and Convertible Securities underlying such Options and Convertible Securities).

2.5 Treatment of Stock Dividends, Stock Splits, etc. In case the Issuer at any time or from time to time on or after the Issuance Date shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, the Warrant Price in effect immediately prior to such dividend or subdivision shall, concurrently with the deemed effectiveness of such dividend or subdivision, be reduced to a price determined by multiplying the Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to giving effect to such dividend or subdivision and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such dividend or subdivision (including, without limitation, all shares of Common Stock deemed issued or issuable in connection with or as a result of such dividend or subdivision notwithstanding that any such shares have not actually been issued as of the deemed effectiveness of such dividend or subdivision). For purposes hereof, such dividend or subdivision shall be deemed effective, and additional shares of Common Stock shall be deemed to have been issued pursuant thereto (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

2.6 Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Warrant Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

2.7 Dividends and Distributions in Cash, Property or Securities other than Common Stock. In case the Issuer at any time or from time to time on or after the Issuance Date shall declare, order, pay or make a dividend or other distribution on the Common Stock of cash, property or securities (including, without limitation, a dividend payable in any shares, interests, rights, options, warrants, evidences of indebtedness or convertible securities of the Company or any other Person) other than a dividend payable in Common Stock covered under Section 2.5 hereof, then the Warrant Price shall be reduced, effective as of the date of such distribution record date, (a) in the case of a cash distribution, by the dollar amount of the cash distribution per share of Common Stock, subject to the last sentence of this Section 2.7, (b) in the case of a distribution of property other than cash, by the dollar amount of the fair market value of all the property being distributed divided by the number of shares of Common Stock issued and outstanding as of such dividend record date in respect of which such property distribution is being made and (c) in the case of a distribution of securities (including, without limitation, a dividend payable in any shares, interests, rights, options, warrants, evidences of indebtedness or convertible securities of the Company or any other Person) other than a dividend payable in Common Stock covered under Section 2.5 hereof, by the dollar amount of the fair market value of all such securities being distributed divided by the number of shares of Common Stock issued and outstanding as of such dividend record date in respect of which such property distribution is being made. The determination of fair market value of any such property (other than cash) or securities pursuant to this Section 2.7 shall be made by an independent, nationally recognized appraisal firm not affiliated with the Issuer that is regularly engaged in the business of appraising the type of property or securities, as applicable, that is the subject of such distribution, at the Issuer’s expense. If the aggregate amount of any ordinary cash distributions from retained earnings lawfully made in accordance with Section 607.06401 of the Florida Business Corporation Act (expressly excluding, without limitation, extraordinary, liquidating or partial liquidating cash distributions, by way of return of capital or otherwise) (“Ordinary Cash Distributions”) covered by this Section 2.7 shall, during any quarterly period of any calendar year (i.e. January 1 to March 31, April 1 to June 30, July 1 to September 30, or October 1 to December 31) (each, a “Quarterly Period”), total three-quarters of one percent (.75%) of the average of the Closing Sales Prices for the dividend record dates for such Ordinary Cash Distributions during such Quarterly Period (the “De Minimis Cash Distribution Amount”) or less, then such cash distributions shall not require an adjustment to the Warrant Price pursuant to clause (a) of this Section 2.7; provided that, notwithstanding anything to the contrary set forth herein, the Warrant Price shall be adjusted as provided in clause (a) of this Section 2.7 by the aggregate amount of all (i) Ordinary Cash Distributions during any Quarterly Period in excess of the De Minimis Cash Distribution Amount and (ii) cash distributions other than Ordinary Cash Distributions.

3. Business Combinations.

3.1 Adjustment upon Business Combination. In case the Issuer on or after the Issuance Date is a party to (i) any acquisition of the Issuer by means of merger or other form of corporate reorganization in which outstanding shares of the Issuer are exchanged for securities or other consideration issued, or caused to be issued, by the Acquiring Person or its Parent, Subsidiary or affiliate, (ii) a sale of all or substantially all of the assets of the Issuer (on a consolidated basis) in a single transaction or series of related transactions, (iii) any other transaction or series of related transactions by the Issuer or relating to the Common Stock (including without limitation, any stock purchase or tender or exchange offer) in which the power to cast the majority of the eligible votes at a meeting of the Issuer’s shareholders at which directors are elected is transferred to a single entity or group acting in concert, or (iv) a capital reorganization or reclassification of the Common Stock (other than a reorganization or reclassification in which the Common Stock are not converted into or exchanged for cash or other property, and, immediately after consummation of such transaction, the shareholders of the Issuer immediately prior to such transaction own the Common Stock or other voting stock of the Issuer in substantially the same proportions relative to each other as such shareholders owned immediately prior to such transaction), then, and in the case of each such transaction (each of which is referred to herein as “Business Combination”), proper provision shall be made so that, upon the basis and the terms and in the manner provided herein, the Holder, upon exercise of all or any part of this Warrant at any time after the consummation of such Business Combination, shall be entitled to receive upon such exercise, the Common Stock and Other Securities, cash and property to which the Holder would have been entitled upon such consummation if the Holder had exercised the Warrant immediately prior thereto (including, without limitation, any additional shares of Common Stock, Other Securities, cash and property issuable as a result of an increase in the Issuable Number occurring after the date of consummation of such Business Combination); provided, that if the Acquiring Person or its Parent, as the case may be, shall combine, subdivide or reclassify its common stock, or shall declare any dividend payable in shares of its common stock, or shall take any other action of a similar nature affecting such shares, the calculations above shall be adjusted to the extent appropriate, as provided in Section 2 of this Warrant, to reflect such event, including appropriate adjustments to account for any such event that occurs during any of the measurement periods set forth above.

3.2 Assumption of Obligations. Notwithstanding anything contained herein to the contrary, the Issuer will not effect any Business Combination unless, prior to the consummation thereof, each Person (other than the Issuer) that may be required to deliver any stock, securities, cash or property upon exercise of this Warrant as provided herein shall assume (A) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (B) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 3 and the other provisions of this Warrant, the Holder may be entitled to receive.

4. No Impairment. The Issuer will not, by amendment of its articles of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Issuer (a) will not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Issuer may validly and legally issue fully paid and nonassessable shares of stock on the exercise of the Warrants from time to time outstanding.

5. Accountants’ Report as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of this Warrant, the Issuer at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and, to the extent Holder disputes in writing such computations, cause independent certified public accountants of recognized national standing (which may be the regular auditors of the Issuer) selected by the Issuer to verify such computation and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including but not limited to a statement of (a) the consideration received or to be received by the Issuer for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Warrant Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 2 or 3) on account thereof. The Issuer will forthwith mail a copy of each such report to each Holder of a Warrant and will, upon the written request at any time of any Holder of a Warrant, furnish to such Holder a copy of the most recent report setting forth the Warrant Price in effect as of the date such report is delivered and showing in reasonable detail how it was calculated. The Issuer will also keep copies of all such reports at its principal office and will cause the same to be available for inspection at such office during normal business hours by any Holder of a Warrant or any prospective purchaser of a Warrant designated by the Holder thereof.

6. Notices of Corporate Action. In the event of :

(a) any taking by the Issuer of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

(b) any capital reorganization of the Issuer, any reclassification or recapitalization of the capital stock of the Issuer or any consolidation or merger involving the Issuer and any other Person or any transfer of all or substantially all the assets of the Issuer to any other Person, or

(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Issuer,

the Issuer will mail to the Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be delivered to Holder at least twenty (20) Business Days prior to the date therein specified, but in no event later than the date notice is delivered to any holder of Common Stock.

7. Reservation of Shares. For so long as the Warrant represented hereby has not been exercised in full, the Issuer shall at all times prior to the Termination Date reserve and keep available, free from pre-emptive rights, out of its authorized but unissued capital stock, the number of shares required to permit the full exercise of this Warrant (assuming it were exercised in the manner provided for in Section 1.1(a) hereof).

8. Lost or Stolen Warrant. In case this Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Issuer shall issue in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor, but only upon receipt of evidence reasonably satisfactory, and (in the case of loss, theft or destruction) of an undertaking to provide reasonably satisfactory indemnification, to the Issuer of or in respect of such loss, theft or destruction of such Warrant Certificate.

9. Warrant Agent. The Issuer (and any corporation into which the Issuer is merged or any corporation resulting from any consolidation to which the Issuer is a party) shall serve as warrant agent (the “Warrant Agent”) under this Warrant. The Warrant Agent hereunder shall at all times maintain a register (the “Warrant Register”) of the Holders of this Warrant. Upon 30 days’ notice to the registered Holder hereof, the Issuer may appoint a new Warrant Agent. Such new Warrant Agent shall be a corporation doing business and in good standing under the laws of the United States or any state thereof, and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published by such Warrant Agent prior to its appointment; provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new Warrant Agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be reasonably necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Issuer and shall be legally and validly executed and delivered by the Issuer. Any corporation into which any new Warrant Agent may be merged or any corporation resulting from any consolidation to which any new Warrant Agent shall be a party or any corporation to which any new Warrant Agent transfers substantially all of its corporate trust or shareholders services business shall be a successor Warrant Agent under this Warrant without any further act; provided that such corporation (i) would be eligible for appointment as successor to the Warrant Agent under the provisions of this Section 9 or (ii) is a wholly owned subsidiary of the Warrant Agent. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be delivered via reputable overnight courier to the registered Holder hereof at such Holder’s last address as shown on the Warrant Register.

10. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

10.1 “Acquiring Person” means, in connection with any Business Combination: (i) the continuing or surviving corporation or other entity of a consolidation or merger with the Issuer (if other than the Issuer), (ii) the transferee of all or substantially all of the properties or assets of the Issuer, (iii) the corporation or other entity consolidating with or merging into the Issuer in a consolidation or merger in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property, (iv) the entity or group acting in concert acquiring or possessing the power to cast the majority of the eligible votes at a meeting of the Issuer’s shareholders at which directors are elected or, (v) in the case of a capital reorganization or reclassification described in clause (iv) of the definition of Business Combination, the Issuer.

10.2 “Additional Shares of Common Stock” means all shares (including treasury shares) of Common Stock issued or sold (or, pursuant to Section 2.3, deemed to be issued) by the Issuer on or after the Issuance Date, whether or not subsequently reacquired or retired by the Issuer, other than shares issued upon the exercise of the Warrants; provided, however, that this term shall not include Excluded Securities.

10.3 “Business Combination” shall have the meaning attributed to it in Section 3.1 hereof.

10.4 “Business Day” means any day on which the Common Stock may be traded on the Nasdaq or, if not admitted for trading on the Nasdaq, on any day other than a Saturday, Sunday or holiday on which banks in Miami, Florida are required or permitted to be closed.

10.5 “Closing Sales Price” means, on any date, the amount per share of the Common Stock (or, for purposes of determining the Closing Sales Price of the common stock of an Acquiring Person or its Parent under Section 3, the common stock of such Acquiring Person or such Parent), equal to (i) the closing sales price, or if no sale takes place on such date, the closing bid price of the Common Stock (or, in the case of an Acquiring Person or its Parent, it common stock) on the Nasdaq, or if not then listed or admitted for trading on the Nasdaq then on the national securities exchange on which the Common Stock (or, in the case of an Acquiring Person or its Parent, it common stock) is then listed or admitted for trading, or if not then listed or admitted for trading on a national securities exchange then on any securities exchange, quotation system or the OTC Bulletin Board on which the Common Stock (or, in the case of an Acquiring Person or its Parent, it common stock) is then listed or admitted for trading on such date, in each case as reported by Bloomberg, L.P. (or by such other Person as the Holder and the Issuer may agree), or (ii) if such Common Stock or common stock of an Acquiring Person or its Parent is not then listed or admitted for trading on any securities exchange, quotation system or the OTC Bulletin Board, the higher of (x) the book value per share thereof as determined (at Issuer’s cost) by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Issuer as of the last calendar day of any month ending within sixty (60) calendar days preceding the date as of which the determination is to be made or (y) the fair value per share thereof determined in good faith by an independent, nationally recognized appraisal firm selected by the Issuer and reasonably acceptable to the Holder (whose fees and expenses shall be borne by Issuer), subject to adjustment for stock splits, recombinations, stock dividends and the like.

10.6 “Common Stock” as defined in the introduction to this Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Issuer the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference to Common Stock shares.

10.7 “Convertible Securities” means any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

10.8 “Excluded Securities” means each of the following:

(a) Common Stock issued pursuant to a duly authorized resolution of the Issuer’s Board of Directors approving such issuance, the issuance of which has been expressly approved by any director of the Issuer designated by Coconut Palm Capital Investors I, Ltd.;

(b) Common Stock issuable upon the exercise of Options issued pursuant to a duly authorized resolution of the Issuer’s Board of Directors or the Compensation Committee of the Issuer’s Board of Directors approving such issuance, the issuance of which has been expressly approved by any director of the Issuer designated by Coconut Palm Capital Investors I, Ltd., or Common Stock issuable upon the exercise of Options issued pursuant to the Issuer’s employee stock option plan approved by the Issuer’s Board of Directors or the Compensation Committee of the Issuer’s Board of Directors;

(c) Common Stock issuable upon the conversion of Convertible Securities outstanding as of the Issuance Date or Convertible Securities issued pursuant to a duly authorized resolution of the Issuer’s Board of Directors approving such issuance, the issuance of which has been expressly approved by any director of the Issuer designated by Coconut Palm Capital Investors I, Ltd.;

(d) Common Stock issuable in connection with any acquisition of another corporation by the Company to the extent such acquisition and issuance in connection therewith are authorized pursuant to a duly authorized resolution of the Issuer’s Board of Directors; and

(e) Common Stock issued or issuable to the Holder upon exercise of this Warrant or on the Issuance Date.

10.9 “Issuer” as defined in the introduction to this Warrant, means DEVCON INTERNATIONAL CORP. and any corporation or entity which shall succeed to or assume the obligations of DEVCON INTERNATIONAL CORP.

10.10 “Options” means any rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

10.11 “Other Securities” means any stock (other than Common Stock) and other securities of the Issuer or any other Person (corporate or otherwise) which the Holder of the Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

10.12 “Parent” as to any Acquiring Person, means any corporation which (a) controls the Acquiring Person directly or indirectly through one or more intermediaries, (b) is required to include the Acquiring Person in the consolidated financial statements contained in such Parent’s Annual Report on Form 10-K (if Parent is required to file such a report) or would be required to so include the Acquiring Person in such Parent’s consolidated financial statements if they were prepared in accordance with U.S. GAAP and (c) is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries).

10.13 “Person” means a corporation, an association, a partnership, a limited liability company, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

10.14 “Registered Common Stock” means Common Stock that has been registered under the Securities Act and is freely tradable.

10.15 “Restatement” means that Issuer restates or announces its intention to restate, in any material way, any portion of its financial statements as included (i) in a Form 10-K or Form 10-Q filed with the SEC in the form of an amendment thereto, (ii) in a Form 8-K or in any other filing made with the SEC, or (iii) in a press release or other form of media, except as is required as a result of a change occurring after the date of this Warrant in (1) applicable law or (2) generally accepted accounting principles promulgated by the Financial Accounting Standards Board or the SEC, which change is implemented by Issuer in the manner and at the time prescribed by such law or such generally accepted accounting principle.

10.16 “SEC” means the Securities and Exchange Commission.

10.17 “Subsidiary” of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

10.18 “Termination Date” has the meaning set forth in the introductory paragraph of this Warrant.

11. Remedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

12. No Rights or Liabilities as Shareholder. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Issuer or as imposing any obligation on such Holder to purchase any securities or as imposing any liabilities on such Holder as a shareholder of the Issuer, whether such obligation or liabilities are asserted by the Issuer or by creditors of the Issuer.

13. Notices. All notices and other communications under this Warrant shall be in writing and shall be delivered by facsimile or by a nationally recognized overnight courier, postage prepaid, addressed (a) if to Holder, to the address set forth for the Holder in the introductory paragraph of this Warrant, and if to the Issuer, to the address set forth for the Issuer in the introductory paragraph of this Warrant, or (b) if to any other Holder of any Warrant, at the registered address of such Holder as set forth in the register kept at the principal office of the Issuer, provided that the exercise of any Warrant shall be effective in the manner provided in Section 1.

14. Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

15. Descriptive Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

16. GOVERNING LAW. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF FLORIDA, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

17. Judicial Proceedings; Waiver of Jury. Any judicial proceeding brought against the Issuer with respect to this Warrant may be brought in any court of competent jurisdiction in the State of Florida or of the United States of America for the Southern District of Florida and, by Issuer’s execution and delivery and Holder’s acceptance of this Warrant, each of the Issuer and Holder (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Warrant, subject to any rights of appeal, and (b) irrevocably waives any objection the Issuer or Holder may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. Each of the Issuer and Holder hereby waives personal service of process and consents, that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 13, and service so made shall be deemed completed on the first Business Day after such service is deposited with a reputable overnight courier or, if earlier, when delivered. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any party to bring proceedings against the other party in the courts of any other jurisdiction. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY, OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS WARRANT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

18. Legend. Unless the shares of Common Stock or Other Securities issuable upon exercise of this Warrant have been registered under the Securities Act, upon exercise of all or any part of the Warrant and the issuance of any of the shares of Common Stock or Other Securities, all certificates representing such securities shall bear on the face thereof substantially the following legend:

“The securities represented by this certificate have been acquired directly or indirectly from the Issuer without being registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws, and are restricted securities as that term is defined under Rule 144 promulgated under the Securities Act. These securities may not be sold, pledged, transferred, distributed or otherwise disposed of in any manner (“Transfer”) unless they are registered under the Securities Act and any other applicable securities laws, or unless the request for Transfer is accompanied by a favorable opinion of counsel, reasonably satisfactory to the Issuer, stating that the Transfer will not result in a violation of the Securities Act or any other applicable securities laws.”

19. Assignment. Notwithstanding anything to the contrary set forth herein, this Warrant and all rights hereunder may be assigned by the Holder to any person or entity; and upon the Holder’s providing written notice of such assignment to the Issuer, the Holder’s assignee shall become the registered assignee and the registered Holder of this Warrant, and the Issuer shall recognize such assignment and cause such assignment to be reflected in its books and records.

This Warrant Certificate shall not be valid unless signed by the Issuer.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, Devcon International Corp. has caused this Warrant Certificate to be signed by its duly authorized officer.

Dated: [ ], 2004	DEVCON INTERNATIONAL CORP.

By:
Name:
Title:

Exhibit 1

[FORM OF WARRANT EXERCISE NOTICE]

(To Be Executed Upon Exercise Of the Warrant)

[DATE]

DEVCON INTERNATIONAL CORP.

1350 E. Newport Center Drive

Suite 201

Deerfield Beach, Florida 33442

Attention: [                    ]

Re:	Warrant No.

Ladies and Gentlemen:

The undersigned is the registered Holder of the above-referenced warrant (the “Warrant”) issued by DEVCON INTERNATIONAL CORP. (the “Issuer”), evidenced by copy of the Warrant Certificate attached hereto, and hereby elects to exercise the Warrant to purchase [                    ]1 shares of Common Stock (or Other Securities, as applicable) (as such capitalized terms are defined in such Warrant Certificate) [cash exercise: and shall deliver on the Warrant Closing Date via wire transfer of immediately available funds or by certified or official bank check] [broker-assisted exercise: and following the Issuer’s issuance and delivery to the broker identified below of certificates for the shares of Common Stock (or Other Securities, as applicable) with respect to which this Warrant is being exercised and the sale of such shares of Common Stock (or Other Securities, as applicable), such broker shall deliver within three (3) Business Days after the Warrant Closing Date via wire transfer of immediately available funds or by certified or official bank check] $                                  to the order of DEVCON INTERNATIONAL CORP. as payment for such Common Shares in accordance with the terms of such Warrant Certificate.

In accordance with the terms of the attached Warrant Certificate, the undersigned requests that certificates for such shares be registered in the name of and delivered to the undersigned at the following address (or in the case of a broker-assisted exercise, delivered to the following broker at the following address):

________________________________________

________________________________________

________________________________________

The undersigned will deliver the original of the Warrant Certificate no later than the third Business Day after and excluding the date of this notice.

[If the number of shares of Common Stock to be delivered is less than the total number of shares of Common Stock deliverable under the Warrant, insert the following — The undersigned requests that a new warrant certificate substantially identical to the attached Warrant Certificate be issued to the undersigned evidencing the

[1]	Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for Additional Shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the Holder surrendering the Warrant.

right to purchase the number of shares of Common Stock equal to (x) the total number of shares of Common Stock deliverable under the Warrant less (y) [                    [2.]

[HOLDER]

By:
Name:
Title:

ACKNOWLEDGED:

DEVCON INTERNATIONAL CORP.

By:
Name:
Title:

[2]	Insert here the number of shares identified in the footnote immediately preceding this one.

Exhibit 2

[FORM OF WARRANT EXERCISE DELIVERY NOTICE]

[Date]

[HOLDER]

__________________________________________

__________________________________________

__________________________________________

Attention:              ___________________________

Telephone:            ___________________________

Facsimile:             ___________________________

Ladies and Gentlemen:

Reference is made to Warrant Certificate No.              issued by DEVCON INTERNATIONAL CORP. (the “Warrant “) dated as of [                    ], 2004. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Warrant.

This notice confirms that the Warrant has been exercised by the Holder with respect to                      shares of Common Stock at a Warrant Price (as defined in the Warrant Certificate) of $                    . Attached are copies of the front and back of the                      original stock certificates, each representing                      shares of Common Stock, together with a copy of the overnight courier air bill which will be used to ship such stock certificates. Also attached is a reissued warrant certificate, as provided in Section 1.5 of the Warrant Certificate. We will send the original stock certificates by overnight courier to the following address:

[________________________________________]

[________________________________________]

[________________________________________]

DEVCON INTERNATIONAL CORP.

By:
Name:
Title:

ANNEX F

VOTING AGREEMENT AND IRREVOCABLE PROXY

THIS VOTING AGREEMENT AND IRREVOCABLE PROXY (this “Agreement”), dated as of April 2, 2004, between the shareholders listed on the signature page hereto (collectively, the “Shareholders” and each individually, a “Shareholder”) and Coconut Palm Capital Investors I, Ltd., a Florida limited partnership (“Coconut Palm”).

RECITALS

A. The Shareholders collectively own of record and beneficially shares of common stock of Devcon International Corp., a Florida corporation (the “Company”), and options to purchase shares of Company common stock, as set forth on Exhibit A (such shares, options or any other voting or equity securities of the Company hereafter acquired by any Shareholder prior to the termination of this Agreement, being referred to collectively as the “Shares”).

B. In accordance with the terms of that certain Purchase Agreement, dated April 2, 2004, by and between the Company and Coconut Palm (including all exhibits thereto, the “Purchase Agreement”), the Company and Coconut Palm intend to close the acquisition by Coconut Palm of the Initial Units (as defined in the Purchase Agreement), and if elected by Coconut Palm, the Additional Shares and the Additional Warrants (as defined in the Purchase Agreement) (collectively, the “Transactions”).

C. Coconut Palm desires to have the Shareholders, and the Shareholders desire, in order to induce Coconut Palm to proceed with closing the Transactions, to agree to vote in favor of approving certain matters relating to the Transactions that require approval of the Company’s shareholders and that are necessary to close the Transactions, each as set forth below.

D. This Agreement is made and entered into pursuant to Section 607.0731 of the Florida Business Corporation Act.

TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

Section 1. Voting of Shares.

(a) Each Shareholder covenants and agrees that until the Termination Date (as defined below), at the meeting of the Company’s shareholders or any adjournment thereof to consider the Transactions, however called, and in any action by written consent of the shareholders of the Company to consider the Transactions, such Shareholder will vote, or cause to be voted, all of such Shareholder’s respective Shares in favor of the Transactions as described in and, in every material respect, in accordance with, the terms and conditions set forth in this Agreement.

(b) Each Shareholder hereby irrevocably grants to and appoints Coconut Palm, and any individual designated in writing by it, as its proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to vote its Shares at any meeting of the shareholders of the Company, or any adjournment thereof, called with respect to any of the matters specified in, and in accordance and consistent with, this Section 1 and against any actions or approval that would compete with or could serve to materially interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions. Each Shareholder understands and acknowledges that Coconut Palm is entering into the Purchase Agreement in reliance upon the Shareholder’s

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execution and delivery of this Agreement. Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 1(b) is given in connection with the closing of the Transactions, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Except as otherwise provided for herein, each Shareholder hereby affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

(c) Each of the Shareholders hereby revokes any and all previous proxies granted with respect to any of the Shares and shall not hereafter, until this Agreement terminates, purport to grant any other proxy or power of attorney with respect to any of the Shares or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares covering the subject matter hereof. Notwithstanding anything stated to the contrary, the foregoing shall not prohibit the Shareholders from granting proxies in connection with the annual meeting of the Company’s shareholders with respect to voting on matters other than the matters that are the subject matter of this Agreement.

Section 2. Transfer of Shares. Each Shareholder covenants and agrees that until the termination of this Agreement, such Shareholder will not directly or indirectly, (a) sell, assign, transfer (including by purchase, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber or otherwise dispose of any of the Shares, (b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement, or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by purchase, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares unless the transferee (i) enters into an agreement with Coconut Palm containing provisions substantially similar to this Agreement and (ii) notifies Coconut Palm of such transfer.

Section 3. Shareholder Representations. Each Shareholder represents to Coconut Palm that (a) on the date hereof, such Shareholder is the record and beneficial owner (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the Shares set forth next to such Shareholder’s name on Exhibit A and that such Shareholder has sole voting power, without restrictions, with respect to all of his shares of common stock of the Company comprising the Shares; and (b) such Shareholder has the right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, and this Agreement has been duly executed and delivered by such Shareholder and constitutes a valid and legally binding agreement of such Shareholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and such execution, delivery and performance by Shareholder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other agreement to which such Shareholder is bound; (ii) violate any order, writ, injunction decree or statute, or any rule or regulation, applicable to Shareholder or any of the properties or assets of Shareholder or (iii) result in the creation of, or impose any obligation on such Shareholder to create, any lien, charge or other encumbrance of any nature whatsoever upon the Shares; and (c) the Shares are now and will at all times during the term of this Agreement be held by such Shareholder, or by a nominee or custodian for the account of such Shareholder, free and clear of all pledges, liens, proxies, claims, shares, security interests, preemptive rights and any other encumbrances whatsoever with respect to the ownership, transfer or voting of such Shares; and there are no outstanding options, warrants or rights to purchase or acquire, or other agreements relating to, such Shares other than this Agreement.

Section 4. Termination. This Agreement shall terminate upon the earlier to occur of (a) the consummation of the Transactions, (b) any termination of the Purchase Agreement in accordance with its terms or (c) upon the withdrawal by the Company’s Board of Directors of its approval of the transaction pursuant to Section 8(o) of the Purchase Agreement. Notwithstanding the foregoing, the provisions of Sections 4 and 6 shall survive the termination of this Agreement

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Section 5. Further Assurances. Each Shareholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its best efforts to take, or cause to be taken, all actions necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated by this Agreement.

Section 6. Miscellaneous.

(a) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

(b) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(c) The headings in this Agreement are inserted for convenience only, and shall not constitute a part of this Agreement or be used to construe or interpret any of its provisions. The parties have participated jointly in the negotiation and drafting of this Agreement. If a question of interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. The word “include” or “including” means include or including, without limitation. The use of a particular pronoun herein will not be restrictive as to gender or number but will be interpreted in all cases as the context may require.

(d) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

(e) Each party hereto severally acknowledges that it will be impossible to measure in money the damage to the other party if the party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto severally agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party’s seeking or obtaining such equitable relief

(f) If any legal action or any other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any provision of this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

(g) This Agreement may be executed in two or more original or facsimile counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

[Signatures appear on the next page]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

Coconut Palm Capital Investors I, Ltd.

By:	/s/ RICHARD C. ROCHON
Name:	Richard C Rochon
Title:	President

Shareholders:

/s/ DONALD L. SMITH, JR
Donald L. Smith, Jr.

Smithcon Family Investments, Ltd.
By Smithcon Investments, Inc., Its General Partner

By:	/s/ DONALD L. SMITH, JR.
Name:	Donald L. Smith, Jr.
Title:	President

/s/ DONALD L. SMITH, III
Donald L. Smith, III

/s/ MARY ELLEN SMITH
Mary Ellen Smith

/s/ KEVIN M. SMITH
Kevin M. Smith

/s/ BARBARA ANN SMITH
Barbara Ann Smith

Smithcon Investments, Inc.

By:	/s/ DONALD L. SMITH, JR.
Name:	Donald L. Smith, Jr.
Title:	President

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DEVCON INTERNATIONAL CORP.

COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY – SPECIAL MEETING OF SHAREHOLDERS – JULY 30, 2004

The undersigned, a holder of Common Stock of Devcon International Corp., a Florida corporation (the “Company”), does hereby appoint Donald L. Smith, Jr. and Jan Norelid, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at a Special Meeting of Shareholders of the Company to be held at 11:30 a.m., local time, at the Deerfield Beach Hilton, Hillsboro Executive Center North, 100 Fairway Drive, Deerfield Beach, Florida, on July 30, 2004, and at any adjournment(s), or postponement(s) thereof.

While the proposals are being listed separately for purposes of voting, they are all interdependent. Accordingly, obtaining the requisite shareholder approval for each proposal is a condition precedent to the effectiveness of the other proposals set forth below. The election of the board is contingent upon the closing of the Transaction; and if the Transaction does not close the election of the board will not go into effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS SET FORTH BELOW.

The undersigned hereby instructs said proxies or their substitutes:

1.	PROPOSAL 1.

To approve and adopt the proposal to authorize the issuance and sale by Devcon International Corp. (the “Company”) to Coconut Palm Capital Investors I, Ltd. (“Coconut Palm”) of up to 2,000,000 units, including the shares of common stock underlying these units, for a purchase price of nine dollars ($9.00) per unit, each unit consisting of 1 share of common stock and a warrant to purchase 1 share of common stock at an exercise price of $10.00 per share, a warrant to purchase 1/2 share of common stock at an exercise price of $11.00 per share and a warrant to purchase 1/2 share of common stock at an exercise price of $15.00 per share.

☐    FOR            ☐    AGAINST            ☐    ABSTAIN

2.	PROPOSAL 2.

To approve and adopt amendments to the Company’s Articles of Incorporation to increase the number of authorized shares of our common stock to 50,000,000 shares, increase the size of our board of directors from seven to nine members and allow the Company’s Board of Directors to set the size of the board of directors in the future.

☐    FOR            ☐    AGAINST            ☐    ABSTAIN

3.	PROPOSAL 3.

Election of nine (9) members to the Company’s Board of Directors to serve until the 2005 annual meeting or until their successors have been duly elected and qualified.

☐    VOTE FOR all nine nominees listed in the Proxy Statement, except vote withheld from the following nominee(s) (if any).

☐    VOTE WITHHELD from all nominees.

4.	In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting.

(Continued and to be signed on reverse side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS.

The undersigned hereby revokes any proxy or proxies heretofore given, and ratifies and confirms that the proxies appointed hereby, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Special Meeting of Shareholders and Proxy Statement, both dated July 12, 2004, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Dated: , 2004

Print Name	Signature

Print Name	Signature

NOTE: Your signature should appear exactly the same as your name appears hereon. If signing as partner, attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if mailed within the United States.